     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 11, 2001

                                                      REGISTRATION NO. 333-46550
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              ---------------------



                        PRE-EFFECTIVE AMENDMENT NO. 5 TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              ---------------------

                          SHAFFER DIVERSIFIED FUND, LP
             (Exact name of registrant as specified in its charter)



    DELAWARE                          6799                          13-4132934
(State or other                (Primary Standard                   (IRS employer
jurisdiction of             Industrial Classification             identification
 incorporation                    Code Number)                        number)
or organization)


                             925 WESTCHESTER AVENUE
                             WHITE PLAINS, NY 10604
                                 (800) 352-5265
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                             -----------------------

                                DANIEL S. SHAFFER
                         SHAFFER ASSET MANAGEMENT, INC.
                             925 WESTCHESTER AVENUE
                             WHITE PLAINS, NY 10604
                                 (800) 352-5265
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           COPY OF COMMUNICATIONS TO:
                               Jack Levy, Esq.
                            Jonathan K. Bender, Esq.
                    Morrison Cohen Singer & Weinstein, LLP
                              750 Lexington Avenue
                               New York, NY 10022
                                 (212) 735-8600

                             -----------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                              ---------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                          SHAFFER DIVERSIFIED FUND, LP
                              CROSS REFERENCE SHEET
Item
 No.             Item                   Prospectus Heading
----             ----                   ------------------
1.   Forepart of the Registration
     Statement and Outside Front
     Cover Page of Prospectus ........  Cover Page

2.   Inside Front and Outside Back
     Cover Pages of Prospectus .......  Inside Cover Page; Table of Contents

3.   Summary Information, Risk
     Factors and Ratio of Earnings
     to Fixed Charges ................  Commodity Futures Trading Commission
                                        Risk Disclosure Statement; Summary;
                                        Financial Information; Risk Factors;
                                        Fees, Compensation and Expenses

4.   Use of Proceeds .................  Summary - The Offering - Use of
                                        Proceeds; Use of Proceeds

5.   Determination of Offering
     Price ...........................  Cover Page; Inside Cover Page; Summary -
                                        the Offering - Securities Offered; Plan
                                        of Distribution - The Offering

6.   Dilution ........................  Not Applicable

7.   Selling Security Holders ........  Not Applicable

8.   Plan of Distribution ............  Cover Page; Inside Cover Page; Summary -
                                        The Offering - Plan of Distribution;
                                        Plan of Distribution

9.   Description of Securities to
     be Registered ...................  Cover Page; Summary - Possible
                                        Advantages of Investment in the Fund -
                                        Liquidity; - Limited Liability; Summary
                                        - The Fund - Distributions; - Redemption of Units; Summary - The Offering - Securities Offered; Distributions and Redemptions; Summary of the Limited Partnership Agreement

10.  Interests of Named Experts
     and Counsel .....................  Legal Matters; Experts

11.  Information with Respect to
     the Registrant ..................  Location and Telephone Number; -
                                        Termination of the Fund; - Business; -
                                        Administration; Financial Information;
                                        Risk Factors; Conflicts of Interest /

                                        Fiduciary Responsibility of the General
                                        Partner; Fees, Compensation and
                                        Expenses; The General Partner / Advisor;
                                        Management's Discussion and Analysis of
                                        Financial Condition and Results of
                                        Operations; Qualitative Disclosures
                                        About Market Risk; Distributions and
                                        Redemptions; Trading Policies; Summary
                                        of the Limited Partnership Agreement;
                                        Selected Financial Data /
                                        Capitalization; Index to Financial
                                        Statements


12.  Disclosure of Commission
     Position on Indemnification
     for Securities Act
     Liabilities .....................  Summary of the Limited Partnership
                                        Agreement - Indemnification

                  SUBJECT TO COMPLETION, DATED OCTOBER 11, 2001


THE INFORMATION IN THIS PROSPECTUS AND THE ACCOMPANYING STATEMENT OF ADDITIONAL INFORMATION IS NOT COMPLETE AND MAY BE CHANGED. THE FUND MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS AND THE ACCOMPANYING STATEMENT OF ADDITIONAL INFORMATION IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE IN WHICH THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.

                                                                      PROSPECTUS
                                                                      ----------

                          SHAFFER DIVERSIFIED FUND, LP
                       A MINIMUM OF 1,000 AND A MAXIMUM OF
                  25,000 UNITS OF LIMITED PARTNERSHIP INTEREST


     Shaffer Diversified Fund, LP is a Delaware limited partnership organized in August 2000 to seek medium and long-term capital appreciation through speculative trading in a diversified portfolio of commodity futures contracts and other commodity interests in the United States commodity futures markets.



        THESE UNITS ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE
         OF RISK. A DESCRIPTION OF THE MATERIAL RISK FACTORS RELATING TO
            AN INVESTMENT IN THE FUND APPEARS UNDER THE HEADING "RISK
                     FACTORS" ON PAGE 4 OF THIS PROSPECTUS.

- You could lose all or substantially all of your investment in the Fund.

- The Fund is speculative and highly leveraged.

- The Fund's advisor uses trading methods which could expose the Fund to significant risks.

- There is no secondary market for the Units.

- Substantial expenses must be offset by trading profits and interest income.

- The Fund is a newly formed entity with no operating history.

     This offering consists of a minimum of 1,000 and up to a maximum of 25,000 units of limited partnership interest of the Fund. Shaffer Asset Management, Inc., the general partner of the Fund, will purchase at least $25,000 of Units (25 Units). The Units purchased by Shaffer Asset Management and any Units purchased by Affiliates of Shaffer Asset Management will count toward the minimum offering of 1,000 Units. The Units are being offered for sale through Berthel Fisher & Company Financial Services, Inc., which will act as underwriter for this offering. As underwriter, Berthel Fisher & Company will serve as the Fund's selling agent on a best efforts basis. Berthel Fisher & Company may select other firms that are members of the NASD and certain foreign dealers and institutions that are not members of the NASD to participate in this offering.



     The initial offering period for the Units will extend for 60 days from the date of this prospectus, subject to the right of Shaffer Asset Management to extend the initial offering period for up to an additional 60 days. During that period, the initial offering price per Unit will be $1,000 ($950 per Unit, plus an initial sales charge of $50 per Unit). The proceeds from the sale of Units during that period will be deposited in an escrow account with The Chase Manhattan Bank, 450 West 33rd Street, 15th fl., New York, NY 10001 in accordance with the arrangements described in "Plan of Distribution". After that period, unsold Units, if any, may be offered and sold by the Fund at the then current Net Asset Value per Unit, plus a sales charge of 5% of the Net Asset Value per Unit for each Unit purchased. Each investor in the Fund is required to purchase a minimum of $10,000 in Units ($5,000 in Units in the case of certain pension, profit-sharing or other employee benefit plans).


---------------------------------------------------------------- ------------------------ ----------------------
                                             PRICE TO PUBLIC*      SELLING COMMISSIONS      PROCEEDS TO FUND
---------------------------------------------------------------- ------------------------ ----------------------
PER INITIAL UNIT ..........................       $1,000                   $50                    $950
---------------------------------------------------------------- ------------------------ ----------------------
TOTAL MINIMUM (1,000 INITIAL UNITS ) ......     $1,000,000               $50,000                 $950,000
---------------------------------------------------------------- ------------------------ ----------------------
TOTAL MAXIMUM (25,000 INITIAL UNITS) ......     $25,000,000             $1,250,000             $23,750,000
---------------------------------------------------------------- ------------------------ ----------------------

* The public offering price of the Units has been determined arbitrarily by Shaffer Asset Management.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR THE ACCOMPANYING STATEMENT OF ADDITIONAL INFORMATION. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMODITY FUTURES TRADING COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR THE ACCOMPANYING STATEMENT OF ADDITIONAL INFORMATION.



               Berthel Fisher & Company Financial Services, Inc.



                              _______________, 2001

                      COMMODITY FUTURES TRADING COMMISSION
                            RISK DISCLOSURE STATEMENT

     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTION MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.



     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT AND FOR ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 20
AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 25.



     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL OF THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 4.


                               - - - - - - - - - -

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF ITS ISSUE.

                               - - - - - - - - - -



          INFORMATION ABOUT THE FUND AND THIS OFFERING IS CONTAINED IN TWO PARTS--THE PROSPECTUS WHICH APPEARS HEREIN AS PART I AND A SEPARATE STATEMENT OF ADDITIONAL INFORMATION WHICH APPEARS HEREIN AS PART II. BOTH THIS PROSPECTUS AND THE STATEMENT OF ADDITIONAL INFORMATION MUST BE PROVIDED TO INVESTORS PRIOR TO INVESTMENT IN THE FUND. INVESTORS SHOULD CAREFULLY READ BOTH THIS PROSPECTUS AND THE ACCOMPANYING STATEMENT OF ADDITIONAL INFORMATION PRIOR TO MAKING AN INVESTMENT IN THE FUND. IN ADDITION, EACH INVESTOR IS ENCOURAGED TO DISCUSS INVESTMENT IN THE FUND WITH HIS OR HER OWN LEGAL, TAX AND FINANCIAL ADVISORS.



                               - - - - - - - - - -

     THIS PROSPECTUS AND THE ACCOMPANYING STATEMENT OF ADDITIONAL INFORMATION DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE FUND'S REGISTRATION STATEMENT. YOU CAN READ THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION IN WASHINGTON, D.C.

                              PART ONE - PROSPECTUS
                                TABLE OF CONTENTS


                                                                           PAGE
Summary .................................................................... 1
         Risk Factors....................................................... 1
         Fees and Expenses.................................................. 1
         The Fund........................................................... 1
         The Offering....................................................... 3
Risk Factors................................................................ 4
Possible Advantages of Investment in the Fund ..............................11
Organizational Chart........................................................14
Financial Information.......................................................15
Conflicts of Interest / Fiduciary Responsibility of the General Partner.....16
Use of Proceeds.............................................................19
Fees, Compensation and Expenses.............................................20
         Summary............................................................20
         Description of Fees, Compensation and Expenses.....................22
         Estimate of Break-Even Threshold...................................25
         Certain Definitions Used in this Prospectus........................27
Management's Discussion and Analysis of Financial Condition and
           Results of Operations ...........................................28
Qualitative Disclosures about Market Risk ..................................30
The General Partner / Advisor...............................................30
         Description of the General Partner / Advisor.......................30
         Duties of the General Partner .....................................32
         Minimum Investment and Net Worth Requirements Imposed
           on the General Partner...........................................33
         Trading Philosophy and Methods of the Advisor......................34
         Past Performance of the Advisor....................................35
Commodity Brokerage Arrangements............................................39
         General............................................................39
         Description of the Commodity Broker................................39
         Civil, Criminal and Administrative Actions.........................39
         Description of Brokerage Arrangements..............................40
Plan of Distribution........................................................41
         The Offering.......................................................41
         Subscriptions / Investment Requirements / Investor Suitability
           Standards........................................................43
Investments by ERISA Accounts...............................................44
         General............................................................44
         Special Investment Considerations..................................44
         The Fund Should Not Be Deemed to Hold "Plan Assets"................44
         Ineligible Purchasers..............................................45
Distributions and Redemptions...............................................45
Trading Policies............................................................47
Summary of the Advisory Agreement...........................................49
Summary of the Limited Partnership Agreement................................51
         Additional Limited Partners........................................51
         Amendments; Meetings...............................................51
         Certificates for Units.............................................51
         Election, Removal and Withdrawal of the General Partner............51
         Indemnification....................................................52
         Liabilities........................................................52
         Limited Partners' Rights...........................................53
         Profit and Loss; Distributions.....................................53
         Redemptions........................................................53
         Reports and Accounting.............................................53
         Termination........................................................54
         Transfer of Units..................................................55
Capitalization / Selected Financial Data....................................55
Federal Income Tax Considerations...........................................56
Forward-Looking Statements..................................................59
Legal Matters...............................................................60
Experts  ...................................................................60
Additional Information......................................................60
Index to Financial Statements...............................................F-1

                                     SUMMARY

     The following summary is intended to highlight the significant information contained in the body of this prospectus and the accompanying statement of additional information. More detailed information is found in the remainder of this prospectus and the accompanying statement of additional information. This summary is qualified in its entirety by the information appearing elsewhere in this prospectus and the accompanying statement of additional information, and the description of any document is qualified in its entirety by reference to such document.


                                  RISK FACTORS

The following is a summary of certain risk factors which are involved in any purchase of the Units. For a further explanation of these and other risk factors, please read this entire prospectus carefully and consider the "Risk Factors" on page 4.



The purchase of Units is speculative and involves a high degree of risk. Purchasers could lose all or substantially all of their investments in the Fund. Shaffer Asset Management uses technical trend-following trading methods which could expose the Fund to significant risks. There is no secondary market for the Units. There are restrictions and possible fees assessed with redemptions of the Units. Transfers of interests in the Units require the consent of Shaffer Asset Management, which consent may be withheld in its sole discretion. Substantial expenses must be offset by trading profits and interest income. The Fund is a newly formed entity with no operating history.


                                FEES AND EXPENSES

The fees and expenses to be paid with respect to a Unit at the time you purchase Units, during the first year following your purchase, and in subsequent years, are as follows:

LIMITED PARTNER TRANSACTION EXPENSES (1)

         Sales Charge                               4.00%
         Syndication fee                            1.00%
                                                    -----
                  Total                             5.00%

ANNUAL FEES AND EXPENSES PAID DURING FIRST YEAR FOLLOWING PURCHASE OF UNITS
(2)(3)(4)

         Management fee                             3.75%
         Continuing Service fee                     1.25%
         Commodities Brokerage Commissions (5)      1.00%
         Operating Expenses                         0.50%
                                                    -----
                  Total                             6.50%

ANNUAL FEES AND EXPENSES PAID FROM YEAR TWO FOLLOWING PURCHASE OF UNITS THROUGH THE REMAINDER OF THE LIFE OF THE FUND (2)(3)(4)

         Management fee                             1.00%
         Continuing Service fee                     4.00%
         Commodities Brokerage Commissions (5)      1.00%
         Operating Expenses                         0.50%
                                                    -----
                  Total                             6.50%

(1)      As a percentage of offering price per Unit.

(2)      As a percentage of average monthly Net Asset Value per Unit.

(3) Does not include early redemption fees of 4% payable on any redemptions of Units made within one year of purchase.

(4) Does not include Incentive Allocation to Shaffer Asset Management of 15% of New Trading Profits.

(5) Estimated based on the historical trading patterns of Shaffer Asset Management.


                                    THE FUND

     THE FUND

          Shaffer Diversified Fund, LP is a limited partnership organized on August 29, 2000 under the Delaware Revised Uniform Limited Partnership Act as an investment vehicle that allows investors to include commodity futures contracts traded on the United States commodity futures markets in their portfolios in the same way that they include mutual funds, money market funds and limited partnerships in other areas. The Fund will terminate its existence on December 31, 2025, or upon an earlier date in certain circumstances.

     LOCATION AND TELEPHONE NUMBER

          The principal executive offices of the Fund and Shaffer Asset Management are located at 925 Westchester Avenue, White Plains, New York 10604, and their telephone number at such address is (800) 352-5265 (toll-free).

     BUSINESS


          The business of the Fund is to seek medium and long-term capital appreciation through speculative trading in a diversified portfolio of commodity futures contracts and other related interests in the United States commodity futures markets pursuant to the trading instructions of Shaffer Asset Management. Specifically, the Fund intends to invest in a diversified portfolio consisting primarily of currency, interest rate, grain, metal and energy futures contracts.



     ADMINISTRATION

          Shaffer Asset Management, in its capacity as the general partner of and commodity trading advisor to the Fund, will administer the business and affairs of the Fund and have sole and exclusive authority over its trading decisions. Berthel Fisher & Company Financial Services, Inc. will act as the Fund's selling agent and ADM Investor Services, Inc. will act as the Fund's initial commodity broker. See "The General Partner / Advisor" and "Plan of Distribution".

     FEES AND EXPENSES PAYABLE BY THE FUND

          The Fund will be required to pay substantial charges, such as continuing services fees; management fees and possible incentive allocations; brokerage commissions; legal, accounting, auditing, printing, recording, filing and other periodic fees and expenses; and extraordinary expenses. Shaffer Asset Management has agreed, however, to pay all such expenses that are in the aggregate in excess of 0.5% of the average monthly Net Asset Value of the Fund per annum, except for sales charges, continuing services fees, management fees, incentive allocations, brokerage commissions and extraordinary expenses, which expenses shall be paid by the Fund. A complete description of these charges is set forth under the caption "Fees, Compensation and Expenses".

     FEES AND EXPENSES PAYABLE BY THE GENERAL PARTNER

          Shaffer Asset Management will pay all organizational and initial offering expenses of the Fund, exclusive of selling commissions. In addition, Shaffer Asset Management will pay all operating and other administrative expenses attributable to the Fund that are in the aggregate in excess of 0.5% of the average monthly Net Asset Value of the Fund per annum, except for sales charges, continuing services fees, management fees, incentive allocations, brokerage commissions and extraordinary expenses, which expenses shall be paid by the Fund.

     BREAK-EVEN THRESHOLD


          Charges of the Fund that are not offset by trading gains and interest income will deplete the assets of the Fund. In order for an investor to "break even" on his or her investment in the first year of trading, therefore, the Fund will have to earn $750 per initial investment (i.e., 10 Units), or 7.5%, assuming an initial investment of $10,000. See "Fees, Compensation and Expenses - Estimate of Break-even Threshold".


     DISTRIBUTIONS

          Distributions of profits, if any, will be made at the discretion of Shaffer Asset Management. Investors should be aware, however, that Shaffer Asset Management does not intend to make any distributions of any profits. See "Distribution and Redemptions".

     REDEMPTION OF UNITS

          Limited partners of the Fund can redeem some or all of their Units as of the last business day of each month at the then current Net Asset Value per Unit on ten days' prior written notice to Shaffer Asset Management; no redemption which applies to less than all of a partner's interest in the Fund can result, however, in the partner's capital account being reduced below $10,000 ($5,000 in the case of investments by pension, profit-sharing or other employee benefit plan qualified under Section 401 of the Internal Revenue Code, IRAs, Education IRAs, Roth IRAs, SIMPLE IRAs, Simplified Employee Pension - IRA plans and retirement and deferred compensation and annuity plans and trusts used to fund those plans) after the redemption is effected. See "Distributions and Redemptions".

          The Fund will charge an early redemption fee, except on redemptions effected to provide funds for the payment of taxes on profits, equal to 4% of the Net Asset Value of the Units redeemed as of or before the end of the third full calendar month after their purchase. This fee will decrease by one percentage point for every three subsequent calendar months so that there will be no early redemption fee charged on redemptions effected after the end of the twelfth full calendar month after their purchase. See "Fees, Compensation and Expenses - Description of Fees, Compensation and Expenses
     - Early Redemption Fees" and "Distributions and Redemptions".

     FEDERAL TAX TREATMENT

          For Federal income tax purposes, the Fund will be treated as a partnership and not a corporation; however, no ruling from the IRS will be obtained confirming this tax treatment. The Fund's status as a partnership means that investors will be subject to tax on their allocable shares of the Fund's interest income and any gains earned each year, whether or not they redeem any Units or receive any cash distributions from the Fund during such year.

          Also, an individual who incurs a capital loss in any year may not be able to deduct (for tax purposes) all of that loss in that same year. The amount deductible in any one year is subject to an annual limit. The annual limit is an amount equal to (i) that person's capital gains incurred in the same year, plus (ii) $3,000. However, the rest of the capital loss can be deducted in future years, but subject to the same annual limit. See "Federal Income Tax Consequences".





                                  THE OFFERING

     SECURITIES OFFERED

          This offering consists of 25,000 units of limited partnership interest of the Fund. The initial offering of the Units will extend for 60 days from the date of this prospectus, subject to the right of Shaffer Asset Management to extend this offering for up to an additional 60 days. During that period, the Units will be offered at an initial offering price of $1,000 per Unit ($950 per Unit, plus an initial sales charge of $50 per Unit). After that period, unsold Units, if any, may be sold as of the last business day of each calendar month at a purchase price equal to the then current Net Asset Value per Unit, plus a sales charge of 5% of the Net Asset Value per Unit for each Unit purchased. See "Plan of Distribution-- The Offering".

     MINIMUM INVESTMENT AMOUNTS



          The minimum investment in the Fund by any one investor is $10,000 (initially 10 Units), except that in the case of investments by pension, profit-sharing or other employee benefit plan qualified under Section 401 of the Internal Revenue Code, IRAs, Education IRAs, Roth IRAs, SIMPLE IRAs, Simplified Employee Pension - IRA plans and retirement and deferred compensation and annuity plans and trusts used to fund those plans it is $5,000. Additional investments may be made in amounts of not less than $1,000. See "Plan of Distribution--The Offering".



     SUITABILITY STANDARDS


          Each investor must represent in the Subscription Agreement / Power of Attorney that is attached as Exhibit C to the statement of additional information that accompanies this prospectus that his or her net worth and/or annual gross income satisfy certain requirements, that he or she has received a copy of this prospectus and the accompanying statement of additional information, and that he or she is able to assume the risks inherent in an investment in the Fund. See "Plan of Distribution-- Subscriptions/Investment Requirements/Investor Suitability Requirements".

     PLAN OF DISTRIBUTION


          The Units are being offered through Berthel Fisher & Company on a best efforts basis. Before trading can commence, the initial offering under this prospectus must have concluded, and at least 1,000 Units must have been sold and accepted by Shaffer Asset Management. All subscriptions received and accepted by Shaffer Asset Management will be deposited in an escrow account with The Chase Manhattan Bank, 450 West 33rd Street, 15th fl., New York NY 10001 until the conclusion of the initial offering period. If the minimum number of Units is not sold and accepted by Shaffer Asset Management prior to the expiration of the initial offering period, plus any extensions, all subscription monies and sales charges will be returned to the subscribers. Each subscriber will receive the interest earned on his or her subscription while held in escrow whether or not the minimum number of Units is sold and accepted. Any subscription may be rejected by Shaffer Asset Management in whole or in part for any reason, but no subscription may be revoked by the subscriber. See "Plan of Distribution".


     USE OF PROCEEDS

          The proceeds of this offering ($950,000 if the minimum number of Units is sold and $23,750,000 if the maximum number of Units is sold) will be deposited in a bank account with The Chase Manhattan Bank, a trading account with ADM Investor Services and/or other banks and commodity brokers and used to trade in commodity futures contracts and other related interests pursuant to the instructions of Shaffer Asset Management. See "Use of Proceeds".

     RISKS AND CONFLICTS OF INTEREST

          An investment in the Fund involves substantial risks. The risks of investing in the Fund include, but are not limited to, the highly speculative nature of trading in commodity futures contracts and the substantial charges that the Fund will incur regardless of whether any profits are realized. A limited partner of the Fund may lose his or her entire investment in the Fund, including any profits earned thereon, whether or not distributed. In addition, reference is made to the existence of various conflicts of interest. See "Risk Factors" and "Conflicts of Interest and Fiduciary Responsibility of the General Partner".



                                  RISK FACTORS

         THE FOLLOWING IS, IN THE OPINION OF SHAFFER ASSET MANAGEMENT, A
      DESCRIPTION OF ALL MATERIAL RISK FACTORS RELATED TO AN INVESTMENT IN
       THE FUND. PROSPECTIVE INVESTORS SHOULD (I) READ THIS PROSPECTUS AND
       THE ACCOMPANYING STATEMENT OF ADDITIONAL INFORMATION CAREFULLY, AND
       (II) CONSULT WITH INDEPENDENT, QUALIFIED SOURCES OF LEGAL, TAX AND FINANCIAL ADVICE, BEFORE DECIDING WHETHER TO INVEST IN THE FUND.

     POSSIBILITY OF LOSING ENTIRE INVESTMENT. Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. The Fund may not achieve its objectives or avoid substantial losses. For every gain in futures trading, there is an equal and offsetting loss. Shaffer Asset Management has, from time to time, incurred substantial losses in trading on behalf of its customers. An investor in the Fund may lose all or substantially all of his or her investment in the Fund.

     COMMODITY FUTURES TRADING IS SPECULATIVE. Commodity futures prices are highly volatile. Price movements for commodity futures contracts and other related interests are influenced by, among other things: government trade, fiscal, monetary and exchange control programs and policies; weather and climate conditions; changing supply and demand relationships; national and international political and economic events; changes in interest rates; and the psychological emotions of the market place. In addition, governments may intervene periodically in certain markets, either directly or by regulation, often with the intent of influencing prices directly. The trading techniques utilized by Shaffer Asset Management are primarily technical in nature, and Shaffer Asset Management does not ordinarily consider "fundamental" factors except to the extent that such factors are reflected in the technical input data analyzed by Shaffer Asset Management. See "The General Partner / Advisor - Trading Methods" and "Description of Commodity Futures Trading" in the statement of additional information that accompanies this prospectus.

         COMMODITY FUTURES TRADING IS HIGHLY LEVERAGED. Commodity futures contracts are traded on margins that typically range from about 4% to 20% to the value of the contract. The average margin is less than 10% of the value of the contract. Low margin provides a large amount of leverage - that is, commodity futures contracts for a large number of units of a commodity interest (bushels, pounds, etc.) having a value substantially greater than the required margin may be traded for a relatively small amount of money. Hence, a relatively small change in the market price of a commodity interest produces a corresponding large profit or loss in relation to the amount of money invested. Thus, if the Fund has invested a substantial portion of its Net Asset Value in such a commodity interest, a substantial change, up or down, in the value of a Unit would result. The Fund may lose more than its initial margin on a trade, up to the entire amount at risk, but a limited partner of the Fund cannot incur net losses greater than the amount of his or her investment. See "Limited Partnership Agreement - Liabilities".

         MARKET RISK. The Fund is a commodity pool involved in the speculative trading of futures. The market sensitive instruments to be held by the Fund will be acquired for speculative trading purposes only and, as a result, all or substantially all of the Fund's assets will be at risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is central, not incidental, to the Fund's main business activities.

         The futures traded by the Fund involve varying degrees of market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities. Fluctuations in market risk based upon these factors result in frequent changes in the fair value of the Fund's open positions, and, consequently, in its earnings and cash flow.

         The Fund's total market risk will be influenced by a wide variety of factors, including the diversification among the Fund's open positions, the volatility present within the markets, and the liquidity of the markets. At different times, each of these factors may act to increase or decrease the market risk associated with the Fund.

         Any attempt to numerically quantify a Fund's market risk is limited by the uncertainty of its speculative trading. The Fund's speculative trading may cause future losses and volatility (i.e. "risk of ruin") that far exceed any reasonable expectations based upon historical changes in market value.


         AUTOMATIC TERMINATION. The Fund will close out all open positions and suspend trading, and may terminate, if the Net Asset Value per Unit (increased by the amount of distributions per Unit, if any) on any business day during any given fiscal year decreases to or below 50% of the Net Asset Value per Unit as of the beginning of the fiscal year, provided that such 50% decrease results in a Net Asset Value per Unit of less than $1,000, or if the Net Asset Value per Unit (increased by the amount of distributions per Unit, if any) decreases on any business day to or below $350. No assurance can be given, however, that the investor will receive at least one-half of any year's beginning Net Asset Value per Unit or $350 per Unit, since the impossibility of executing trades under all conditions, together with the expenses of liquidation, may deplete the Fund's assets below such amounts. See "Trading Policies".


         SUBSTANTIAL FEES, COMMISSIONS AND EXPENSES. The Fund is obligated to pay substantial fees, commissions and expenses without regard to profitability. Therefore, the Fund will have to make substantial gross gains from commodity trading each year in order for the limited partners of the Fund to realize any appreciation in the value of their Units. In addition, the payment by the Fund of such fees, commissions and expenses could cause the Fund to close out all open positions, suspend trading and possibly terminate as described in "Risk Factors--Automatic Termination", above. See "Conflicts of Interest and Fiduciary Responsibility of the General Partner", "Fees, Compensation and Expenses", "Commodity Brokerage Arrangements" and "Summary of the Limited Partnership Agreement - Termination".



         DISTORTIONS PRODUCED BY INCENTIVE ALLOCATION ARRANGEMENT. As more fully described under the caption "Plan of Distribution", the purchase price of Units sold after trading operations commence will vary with the Net Asset Value per Unit. Incentive allocations allocable to the Fund's advisor are contingent on cumulative New Trading Profits (as hereinafter defined), and all Advisory Losses (as hereinafter defined) incurred by Shaffer Asset Management following the allocation of any incentive allocations to it must be recovered by Shaffer Asset Management before any additional incentive allocations are allocable to it. The combination of this arrangement with the withdrawal of existing partners or the admission of new partners will distort the results experienced by the Units. A decline in the Fund's cumulative profits creates, in effect, a "credit" against future incentive allocations. A partner who withdraws from the Fund while such a "credit" remains outstanding forfeits his share thereof. A partner who is admitted to the Fund while such a "credit" remains outstanding acquires a share therein (thereby diluting the existing partners' share therein) even though he has not personally suffered the loss that gave rise to it.



         In addition, the Fund will allocate to Shaffer Asset Management, on a quarterly basis, a percentage of the New Trading Profits generated by Shaffer Asset Management for such calendar quarter, including unrealized appreciation on open commodity interest positions. Such appreciation may never be realized by the Fund and those open positions might be closed at no profit or even a loss due to adverse market conditions; nevertheless, Shaffer Asset Management would retain the entire amount of such allocation.


         LIMITATIONS OF TREND-FOLLOWING, TECHNICAL TRADING STRATEGIES. Shaffer Asset Management uses technical, trend-following trading methods based on mathematical analyses of certain technical data regarding past market performance that does not ordinarily consider fundamental factors such as weather, supply, demand and political or economic events except to the extent reflected in technical input data analyzed by Shaffer Asset Management. Inherent in the use of such trend-following, technical trading methods are the following limitations: (i) such technical methods may be unable to respond to fundamental causative events until after their impact has ceased to influence the market, and commodity interest positions dictated by such methods may be incorrect in light of the fundamental factors then affecting the market; (ii) such technical trading methods may not identify a trend on which it can act, or it may react to a minor price movement in establishing a position contrary to the overall price trend if there are no substantial price movements, or if a price movement is erratic or ill-defined; and (iii) such technical trading methods may, for inexplicable reasons, produce profitable results for a period of time, after which further application of such techniques fails to forecast correctly any future price movement. For this reason, commodity trading advisors utilizing such methods may modify and alter their techniques on a periodic basis. Hence, as a result of continued modification, it is possible that the trading methods and strategies used by Shaffer Asset Management may be different in the future from those presently in use.

         NO OPERATING HISTORY. The Fund is a newly formed entity with no operating history, and Shaffer Asset Management and its principals have only a limited operating history. Neither Shaffer Asset Management nor any of its principals has any experience in operating or advising a commodity pool. See "The General Partner / Advisor".



         THE COMMODITY FUTURES TRADING COMMISSION REQUIRES A COMMODITY POOL OPERATOR TO DISCLOSE TO PROSPECTIVE POOL PARTICIPANTS THE ACTUAL PERFORMANCE RECORD OF THE POOL FOR WHICH THE OPERATOR IS SOLICITING PARTICIPANTS. YOU SHOULD NOTE THAT THIS POOL HAS NOT YET BEGUN TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.


         SPECIAL CHARACTERISTICS OF THE START-UP PERIOD. The Fund will encounter a start-up period during which it will incur certain risks relating to the initial investing of its assets. First, the Fund may commence trading at an unpropitious time, such as after sustained price moves in a number of commodity interests. Second, the start-up period represents a special risk in that diversification may be substantially lower than in a fully committed portfolio. Although Shaffer Asset Management has established procedures for preserving capital while moving to a fully invested position, these procedures are based on market judgment, and no assurance is given that they are optimal or will be successful.

         NO ASSURANCE THAT UNITS WILL BE SOLD. Since there is no firm commitment for the purchase of the Units which are being offered to the public, there can be no assurance that the Fund will sell 1,000 of the Units offered by this prospectus and the accompanying statement of additional information, which are required as a minimum at the conclusion of the initial offering period to commence operation of the Fund. Subscribers' funds may thus be retained in escrow for up to approximately four months following the date of this prospectus and the accompanying statement of additional information and then returned. See "Plan of Distribution".

         LIMITED ABILITY OF LIMITED PARTNERS TO LIQUIDATE INVESTMENT IN THE UNITS. An investor in the Fund may not be able immediately to liquidate an investment in the Units. There is no public market for the Units, nor is one likely to develop. In addition, a transferee of a Unit may become a substituted limited partner of the Fund only with the consent of Shaffer Asset Management, which consent may be withheld in its sole discretion. However, a limited partner of the Fund may require the Fund to redeem any or all of his Units at the then current Net Asset Value as of the close of business on the last business day of any calendar month upon ten days' prior written notice to Shaffer Asset Management, subject to an early redemption fee for redemptions of Units effected as of or before the end of the twelfth full calendar month after their purchase, other than redemptions effected to provide funds for the payment of taxes on profits. See "Distributions and Redemptions" and "Summary of the Limited Partnership Agreement - Redemptions".

         POSSIBLE EFFECT OF REDEMPTIONS ON UNIT VALUES. Substantial redemptions of Units could require the Fund to liquidate positions more rapidly than otherwise desirable to raise the necessary cash to fund redemptions and achieve a market position appropriately reflecting a smaller asset base. These factors could adversely affect the value of the Units redeemed and of the Units remaining outstanding.

         LIMITED RIGHTS OF INVESTORS / LIMITED PARTNERS WILL NOT PARTICIPATE IN MANAGEMENT. Purchasers of the Units will become limited partners of the Fund and, as such, will be unable to exercise any management functions with respect to its operations. The rights and obligations of the Fund's limited partners are governed by the provisions of the Delaware Revised Uniform Limited Partnership Act and by the Fund's limited partnership agreement, which provides, in part, that a majority in interest of the limited partners of the Fund may:

     o adopt amendments to the Fund's limited partnership agreement proposed by Shaffer Asset Management or by limited partners of the Fund owning at least 10% of the outstanding Units;

     o    dissolve the Fund;

     o    remove Shaffer Asset Management as the Fund's general partner;

     o elect a new general partner if Shaffer Asset Management withdraws or is removed; or

     o cancel any contract for services with Shaffer Asset Management or its affiliates for any reason on sixty days' prior written notice.

See "Summary of the Limited Partnership Agreement" and Exhibit A to the statement of additional information that accompanies this prospectus.


         ABSENCE OF REGULATION APPLICABLE TO SECURITIES MUTUAL FUNDS AND THEIR ADVISORS. The Fund is not registered as a securities investment company, or "mutual fund", subject to the extensive regulation imposed by the SEC upon such entities under the Investment Company Act of 1940, as amended. In addition, Shaffer Asset Management is not registered as an investment advisor, subject to the extensive regulation by the SEC upon such entities under the Investment Advisors Act of 1940, as amended, or any similar state law. Therefore, investors may not be afforded the protective measures provided by such legislation. Shaffer Asset Management is, however, a commodity pool operator and commodity trading advisor registered as such with the CFTC. Such registrations do not imply, however, that the CFTC has reviewed or approved the accuracy of the information contained in Shaffer Asset Management's application for registration or its qualifications to act as described in this prospectus and the accompanying statement of additional information or that the CFTC supervises the business activities engaged in by Shaffer Asset Management.

         UNPREDICTABILITY OF REGULATORY CHANGES. The futures markets are subject to comprehensive statutes, regulations and margin requirements. In addition, the CFTC and the exchanges on which commodity futures contracts are traded are authorized to take extraordinary actions in the event of a market emergency, including the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of commodity futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action at any time and from time to time.

         PARTNERS' TAX LIABILITY MAY EXCEED DISTRIBUTIONS. The distribution of cash to partners will be in the sole discretion of Shaffer Asset Management, and Shaffer Asset Management may determine, and in fact intends, not to make any distributions. However, the Fund's taxable income for a fiscal year, if any, will be taxable to the partners in accordance with their distributive shares of Fund income whether or not any cash has been distributed to the partners. AS A RESULT, DISTRIBUTIONS TO THE LIMITED PARTNERS OF THE FUND MAY NOT EQUAL TAXES PAYABLE BY PARTNERS WITH RESPECT TO FUND INCOME. Subject to certain restrictions, however, partners have the right to redeem some or all of their Units as of the last business day of any calendar month upon ten days' prior written notice to Shaffer Asset Management and may be able to exercise such right in order to provide funds for the payment of taxes and other purposes. In addition, the Fund might sustain losses offsetting such profits after the end of the Fund's fiscal year, so a partner might never receive the profits on which he has paid taxes. In addition, due to the complex requirements relating to partnership tax accounting, it is possible that under certain conditions partners may be allocated gains or losses for tax purposes which are greater or less than any actual increase or decrease in the value of their Units. See "Redemptions" and "Federal Income Tax Consequences".

         POSSIBILITY OF TAXATION AS A CORPORATION. While Morrison Cohen Singer & Weinstein, LLP, special tax counsel to the Fund, has indicated to the Fund that, in such counsel's opinion, the Fund will be classified as a partnership for Federal income tax purposes, no ruling has been obtained from the IRS regarding whether the Fund will be classified as a partnership rather than as an association taxable as a corporation, and the Fund does not intend to apply for any such ruling. If the Fund should be treated as a corporation for Federal income tax purposes, income or loss of the Fund would not be passed through to the partners, and the Fund would be subject to tax on its income at the rate of tax applicable to corporations. In addition, all or a portion of the distributions of Fund income, if any, would generally be taxable to the partners as corporate dividends, and the partners' tax on such distributions would be in addition to the corporate tax paid by the Fund on the same income.

         TAX COULD BE DUE FROM INVESTORS ON THEIR SHARE OF THE FUND'S ORDINARY INCOME DESPITE OVERALL LOSSES. Investors may be required to pay tax on their allocable share of the Fund's ordinary income, which in the case of the Fund is primarily the Fund's interest income, even though the Fund incurs overall losses. Capital losses of individuals can be used only to offset capital gains and $3,000 of ordinary income each year. Consequently, if an investor having no other items of capital gain or loss in a particular year were allocated $5,000 of ordinary income and $10,000 of capital losses from the Fund, the investor would owe tax on $2,000 of ordinary income even though the investor would have economically incurred a $5,000 overall loss for the year. The remaining $7,000 undeducted capital loss could be used in subsequent years to offset capital gain and ordinary income, but subject to the same annual limitation on its deductibility against ordinary income.

         THERE COULD BE A LIMIT ON THE DEDUCTIBILITY OF BROKERAGE AND PERFORMANCE FEES. Although Shaffer Asset Management expects to treat the management fees paid to it, and brokerage fees paid to ADM Investor Services, and certain other expenses of the Fund, as ordinary and necessary business expenses, upon audit the Fund may be required to treat such fees as "investment advisory fees" if the Fund's trading activities did not constitute a trade or business for tax purposes. If the expenses were investment advisory expenses, the tax liability of a limited partner of the Fund would likely increase. In addition, upon audit, a portion of the brokerage fees might be treated as a non-deductible syndication cost or might be treated as a reduction in the Fund's capital gain or as an increase in the Fund's capital loss. If the brokerage fees were so treated, the tax liability of a limited partner of the Fund would likely increase.

        CONFLICTS OF INTEREST. There exist inherent and potential conflicts of interest in the operation of the Fund's business. These include:

        o the ability of Shaffer Asset Management to increase the amount of the management fees payable to it and the continuing services fees payable to Berthel Fisher & Company (of which the sole officers, directors and shareholders of Shaffer Asset Management are registered representatives) by limiting the distributions of profits, if any, of the Fund;


        o competition in making purchases and/or sales of commodity futures contracts among Shaffer Asset Management, Berthel Fisher & Company, ADM Investor Services and their respective officers, directors, shareholders, employees, customers and affiliates;

        o the limited ability of Shaffer Asset Management to prevent itself from violating the trading policies of the Fund and from engaging in excessive trading, and the potential absence of arm's length negotiations with respect to the terms of the advisory agreement entered into between the Fund and Shaffer Asset Management, each caused by Shaffer Asset Management acting as the Fund's general partner and commodity trading advisor; and


        o the potential absence of arm's length negotiations with respect to the terms of the selling agent agreement entered into between the Fund and Berthel Fisher & Company, caused by the sole officers, directors and shareholders of Shaffer Asset Management being registered representatives of Berthel Fisher & Company.

For a complete discussion of the inherent and potential conflicts of interest that may constitute a current risk to potential investors in the Fund, see "Conflicts of Interest / Fiduciary Responsibility of the General Partner".

         OTHER CLIENTS OF THE FUND'S ADVISOR. Shaffer Asset Management and its sole officers, directors and shareholders, Daniel S. Shaffer and Bruce I. Greenberg, currently manage other trading accounts and trade for their own account, and they and their principals, employees and affiliates will remain free to manage additional accounts, including their own accounts, in the future subject to certain limitations. It is possible that such accounts and any additional accounts managed by Shaffer Asset Management or its principals, employees or affiliates in the future may be in competition with the Fund for the same or similar positions in the futures markets. In addition, Shaffer Asset Management may vary the trading strategies applicable to the Fund from those used for its other managed accounts. No assurance is given that the results of the Fund's trading will be similar to that of other accounts concurrently managed by Shaffer Asset Management or its principals, employees and affiliates. However, in its trading for the Fund's account and such other accounts, Shaffer Asset Management has agreed to use its good faith, best efforts to achieve an equitable treatment of all accounts, including with respect to priorities of order entry and changes in trading strategies or recommendations resulting from the application of speculative position limits. See "Risk Factors - Changes in Trading Strategies" and " - Possible Effects of Speculative Position Limits".

         EXPIRATION OF THE ADVISORY AGREEMENT WITH SHAFFER ASSET MANAGEMENT. The advisory agreement between the Fund and Shaffer Asset Management is for a one year term, subject to earlier termination by the Fund or Shaffer Asset Management and subject to automatic renewal on the same terms and conditions for an additional one year term, unless Shaffer Asset Management elects against renewal. Upon the expiration of the advisory agreement, Shaffer Asset Management, on behalf of the Fund, must either attempt to renegotiate the advisory agreement or make other arrangements for providing advisory services to the Fund if the Fund intends to continue trading. No assurance is given that the principals of Shaffer Asset Management will continue their association with Shaffer Asset Management during the term of the advisory agreement or that the services of Shaffer Asset Management or any of its principals will then be available on the terms contained in the current advisory agreement or on any other terms. See "Summary of the Advisory Agreement".

         POSSIBLE EFFECTS OF SPECULATIVE POSITION LIMITS. The CFTC and certain exchanges have established speculative position limits on the maximum net long or short futures position which any person, or group of persons acting in concert, may hold or control in particular commodities. In addition, the CFTC requires each domestic exchange to set speculative position limits, subject to CFTC approval, for all commodity futures contracts traded on such exchange which are not already subject to speculative position limits established by the CFTC or such exchange.

         All commodity accounts controlled by Shaffer Asset Management and its principal(s) will be aggregated for these speculative position limit purposes. With respect to trading in commodity futures contracts subject to such limits, Shaffer Asset Management may thus reduce the size of the positions that would otherwise be taken for the Fund in such commodity futures contracts and not trade commodity futures contracts on certain commodities in order to avoid exceeding such limits. Such modifications of the Fund's trades, if required, could adversely affect the operations and profitability of the Fund. See "Conflicts of Interest / Fiduciary Responsibility of the General Partner" and "Summary of the Advisory Agreement".

         POSSIBLE EFFECTS OF MARKET LIMITS. It is not always possible to execute a buy or sell order at the desired price or to close out an open position, either due to market conditions or to limits on open positions and/or daily price fluctuation limits imposed by exchanges and approved by the CFTC.

         When the market price of a commodity futures contract reaches its daily price fluctuation limit, no trades can be executed unless traders are willing to effect trades at or within the limit, which may be unlikely due to movements in the market price of the underlying cash commodity. The holder of a commodity futures contract, including the Fund, may therefore be locked into an adverse price movement for several days or more and lose considerably more than the margin committed to trading the contract. In certain commodities, the daily price fluctuation limits apply throughout the life of the contract, and hence the holder of a futures contract who cannot liquidate his position by the end of trading on the last trading day may be required to make or take delivery of the underlying commodity.

          Another instance of difficult or impossible execution occurs in thinly traded markets or markets which lack sufficient trading liquidity. Although the Fund intends to purchase and sell actively traded commodities, no assurance can be given that this will always be the case or that the Fund's orders will be executed at or near the desired price.

         LIMITATION ON PORTFOLIO DIVERSIFICATION. Historically, managed commodity futures contracts have generally not correlated with the performance of other asset classes, such as stocks and bonds. Non-correlation means that (i) there is no statistically valid relationship between the past performance of commodity futures contracts, on the one hand, and stocks or bonds, on the other hand and (ii) the Fund may not necessarily be profitable or unprofitable during unfavorable periods for the stock market. If the Fund does not perform in a manner that is not correlated with the general financial markets or does not perform successfully, an investor will obtain no diversification benefits by investing in the Units. In addition, an investor may have no gains from the Fund to offset losses in the rest of his or her portfolio.

        RESTRICTIONS ON INVESTMENT BY BENEFIT PLAN INVESTORS. A Benefit Plan Investor means an entity that is:

        o an "Employee Benefit Plan," as defined in Section 3(3) of Employee Retirement Security Act of 1974, as amended;

        o       a plan described in Section 4975(e)(1) of the Internal Revenue
                Code; or

        o a partnership or other entity whose underlying assets are considered "Plan assets" by reason of Plan investment in the entity.

        When considering an investment in the Fund, a Plan fiduciary should consider:

        o       the definition of "plan assets" under the ERISA;

        o whether the investment satisfies the diversification requirements of ERISA;

        o whether the investment satisfies the prudence requirements of ERISA;

        o whether income derived from the Fund could constitute "unrelated business income" subject to Federal income taxation in the Plan account; and

        o that there may be no market in which the fiduciary can sell or otherwise dispose of the Units.


         Shaffer Asset Management recommends that any purchase of Units be considered not only by the investor but also the investor's legal, tax and financial advisors.


         LACK OF INDEPENDENT EXPERTS. Shaffer Asset Management has consulted with independent counsel, accountants and other experts regarding the formation and operation of the Fund. The Fund has not, however, engaged separate counsel, accountants or experts to represent investors in connection with this offering. Each investor should, therefore, consult with his or her own legal, tax and financial advisors regarding the desirability of an investment in the Fund.





                 POSSIBLE ADVANTAGES OF INVESTMENT IN THE FUND



          The following summary is intended to highlight the possible advantages of investing in the Fund. Potential investors should note, however, that there may exist significant disadvantages of investing in the Fund encompassed in the risks of investing in the Fund. See "Risk Factors".


     PROFESSIONAL COMMODITY TRADING MANAGEMENT

          Trading decisions for the Fund will be made by Shaffer Asset Management pursuant to its trend-following, technical trading strategies. The Fund, therefore, enables investors to take advantage of the trading expertise of a professional commodity trading advisor which would not otherwise be available unless substantially more than the minimum investment in the Fund were committed to trading - in this case, generally a minimum investment of $100,000 per account.

     INVESTMENT DIVERSIFICATION

          The Fund allows investors to include commodity futures contracts in their portfolios in the same way that they include mutual funds, money market funds and limited partnerships in other areas, e.g., oil gas and real estate. A commodity futures investment is an especially attractive diversification because it can be profitable during both favorable and unfavorable economic conditions.

     COMMODITY FUTURES MARKET DIVERSIFICATION


          The Fund will be large enough to enable Shaffer Asset Management to trade in as many different commodity futures markets as it chooses, thereby reducing risk. Each of the Fund's limited partners will obtain greater diversification in the variety of contracts and markets traded than would be possible trading individually.


     LIMITED LIABILITY

          Because of the highly leveraged nature of commodity futures trading, an individual who invests directly in commodity futures contracts may lose substantially more than his or her investment. A limited partner of the Fund, however, cannot be individually subjected to margin calls or lose more than his or her investment in the Fund and his or her share of profits, if any, whether or not distributed.

     LIQUIDITY

          Limited partners of the Fund can redeem their Units as of the last business day of each month; no redemption that applies to less than all of a limited partner's interest in the Fund can result, however, in the limited partner's capital account being reduced below $10,000 ($5,000 in the case of investments by pension, profit-sharing or other employee benefit plan qualified under Section 401 of the Internal Revenue Code, IRAs, Education IRAs, Roth IRAs, SIMPLE IRAs, Simplified Employee Pension - IRA plans and retirement and deferred compensation and annuity plans and trusts used to fund those plans). In addition, a redemption fee will be charged for Units redeemed during the first full twelve calendar months after their purchase, except for redemptions effected to provide funds for the payment of taxes on profits. See "Distributions and Redemptions".

     RISK MANAGEMENT

          The Fund will close out all open positions and suspend trading, and may terminate, if the Net Asset Value per Unit (increased by the amount of distributions per Unit, if any) on any business day during any given fiscal year decreases to or below 50% of the Net Asset Value per Unit as of the beginning of the fiscal year, provided that such 50% decrease results in a Net Asset Value per Unit of less than $1,000, or if the Net Asset Value per Unit (increased by the amount of distributions per Unit, if any) decreases on any business day to or below $350. See "Trading Policies".

     FAVORABLE TAX TREATMENT

         Substantially all of the Fund's commodity futures trading will be taxed at a maximum potential Federal income tax rate of 27.84% for individuals with no holding period requirement. Because the Fund is a limited partnership, all tax effects flow through to its limited partners. See "Federal Income Tax Consequences".

     LEVERAGE


          Commodity futures contracts are traded on margins that typically range from about 4% to 20% of the value of the contract. As a result, the Fund is able to hold positions in its account with face values equal to several times its net assets. A relatively small change in the market price of a commodity interest, therefore, produces a corresponding large profit or loss in relation to the amount of money invested. In general, Shaffer Asset Management intends to commit between 10% and 40% of the Fund's net assets as margin for commodity trading.


     INTEREST INCOME


          Unlike some "alternative investment" funds, the Fund does not borrow money in order to obtain leverage, so the Fund does not incur any interest expense. Rather, the Fund's margin deposits are maintained in cash equivalents, such as U.S. Treasury bills. As a result, the Fund will earn interest on approximately 90% of its net assets, even while such assets are committed to trading.


     ADMINISTRATIVE CONVENIENCE

          The Fund provides to or obtains for its limited partners many services designed to alleviate the administrative details involved in engaging directly in futures transactions, including maintenance of the books and accounts of trading activities, preparing monthly and annual account statements for its limited partners, and supplying its limited partners with information necessary for individual Federal tax returns.

                          SHAFFER DIVERSIFIED FUND, LP
                              ORGANIZATIONAL CHART

         The following organizational chart illustrates the relationships among the various service providers of this offering. Shaffer Asset Management is both the general partner of, and the commodity trading advisor to, the Fund. Berthel Fisher & Company, the selected dealers and ADM Investor Services are not affiliated with Shaffer Asset Management or the Fund, except that Daniel S. Shaffer and Bruce I. Greenberg, the sole officers, directors and shareholders of Shaffer Asset Management are registered representatives of Berthel Fisher & Company.




                              -------------------
                              | GENERAL PARTNER/ |
                              |      ADVISOR:    |
                              |                  |
                              |  SHAFFER ASSET   |
                              |   MANAGEMENT,    |
                              |       INC.       |
                               ------------------
                                |               |
   Individual Managed           |               | Advisory
   Account Agreements           |               | Agreement
---------------------------------               ------------------------                   ---------------------
|         INDIVIDUAL            |               |   SHAFFER DIVERSIFIED |      Customer    |       COMMODITY    |
|       MANAGED ACCOUNT         |               |       FUND, LP        |      Agreement   |         BROKER:    |
|          PROGRAM              |               |                       |                  |                    |
|                               |               |                       |    ------------- |     ADM INVESTOR   |
|                               |               |                       |                  |      SERVICES, INC.|
---------------------------------               -------------------------                   --------------------
                                                            |
                                                            | Selling Agent Agreement
                                                            |
                                                            |
                                                ----------------------------
                                                |      SELLING AGENT:       |
                                                |                           |
                                                |  BERTHEL FISHER & COMPANY |
                                                |  FINANCIAL SERVICES, INC. |
                                                ----------------------------|
                                                           |
                                                           | Selected Dealers Agreement
                                                           |
                                                           |
                                                --------------------------
                                                |      SELLING DEALERS    |
                                                |                         |
                                                --------------------------

                              FINANCIAL INFORMATION

               Balance Sheet of the Fund at December 31, 2000. (1)


               Total Assets (cash)........................ $1,916
               Partnership Capital........................ $1,916

(1) The Fund has not commenced trading activities. The only transactions to date have been the organization of the Fund, the preparation of the offering, the capital contributions of $1,000 by Shaffer Asset
     Management and $1,000 by Daniel S. Shaffer, the initial limited partner and an officer, director and shareholder of Shaffer Asset Management, and the payment of certain bank expenses. See "Financial Statements".




                             CONFLICTS OF INTEREST /
                 FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER

         The following inherent or potential conflicts of interest should be considered by potential subscribers before investing in the Fund. In addition, potential subscribers should consider the fiduciary responsibilities of Shaffer Asset Management to the Fund and the limited partners of the Fund as explained below.

CONFLICTS OF INTEREST


         DISTRIBUTION OF PROFITS. Under the terms of the Fund's limited partnership agreement, Shaffer Asset Management has discretion as to the distribution of profits, if any, to the limited partners of the Fund. At present, Shaffer Asset Management does not intend to make any distributions of any profits. To the extent that profits are retained by the Fund rather than distributed, the Net Asset Value of the Fund, which is the basis for determining the management fee payable to Shaffer Asset Management and the continuing services fees payable to Berthel Fisher & Company, the selected dealers and their respective registered representatives (including Daniel S. Shaffer and Bruce I. Greenberg, the sole officers, directors and shareholders of General Partner / Advisor who are also registered representatives of Berthel Fisher & Company), will be increased.


         INDEPENDENT REVIEW. In connection with this offering, the Fund and Shaffer Asset Management have been represented by single counsel. Therefore, to the extent that the Fund and this offering could benefit by further independent review, such benefit will not be available in this offering.

         OTHER TRADING ACCOUNTS OF THE ADVISOR, SELLING AGENT, COMMODITY BROKER AND THEIR PRINCIPALS AND AFFILIATES. Shaffer Asset Management and its sole officers, directors and shareholders, Daniel S. Shaffer and Bruce I. Greenberg, currently trade for accounts other than the Fund, and they will remain free to trade for such other accounts and to utilize the same trading strategies and formulas in trading for such other accounts that Shaffer Asset Management will utilize in making trading decisions for the Fund; and Berthel Fisher & Company, ADM Investor Services and their respective shareholders, directors, officers, employees and affiliates may and will be free to trade for their own accounts from time to time. The records of any such trading will not be available for inspection by the limited partners of the Fund except to the extent required by law. In addition, ADM Investor Services is a futures commission merchant and effects transactions for customers in addition to the Fund. Since the identities of the purchaser and seller are not disclosed until after the trade, it is possible that transactions could be effected for the Fund in which the other parties to the transactions are shareholders, officers, directors, employees, customers or affiliates of ADM Investor Services. Such persons might also compete with the Fund in making purchases or sales of commodity futures contracts without knowing that the Fund is also bidding on such commodity futures contracts. Since similar orders (e.g., market orders for the same commodity futures contracts) are filled in the order they are received by a particular floor broker, transactions for any of such persons might be effected at less favorable prices. Regulations of the CFTC prohibit futures commission merchants from utilizing their knowledge of Fund trades for their own or their other customers' benefit. Furthermore, all of the positions held by accounts managed by Shaffer Asset Management and its principals and affiliates will be aggregated for purposes of applying speculative position limits. As a result, the Fund might not be able to enter into or maintain certain positions if such positions, when added to the positions already held by the Fund and such other accounts, would exceed the applicable limits.

         RELATIONSHIP BETWEEN SHAFFER ASSET MANAGEMENT AND THE FUND'S COMMODITY BROKER(S). Under the terms of the Fund's limited partnership agreement, Shaffer Asset Management has the authority to designate commodity broker(s) to execute trades on behalf of the Fund and, at present, Shaffer Asset Management has selected ADM Investor Services, Inc. to act as the initial commodity broker for the Fund. The Fund will initially pay ADM Investor Services brokerage commissions at the rate of $17.00 per "round-turn" trade for trades executed on domestic exchanges, which amount is reasonable, in the opinion of Shaffer Asset Management, based upon the standard published rates currently being charged by many major brokerage firms to their individual public customers, although such commission rates may change in the future. Potential investors should note that the brokerage commission rates at which the Fund will pay ADM Investor Services may be higher than rates charged by ADM Investor Services to certain of its other customer accounts, including the accounts of its employees, and the rates charged by other brokerage firms. This brokerage arrangement may result, therefore, in the Fund paying brokerage commissions for its trading at rates which exceed the lowest rates which might otherwise be available.


         Although the Fund's brokerage arrangement with ADM Investor Services is non-exclusive so that the Fund will have the right to seek lower commission rates from other brokers at any time, Shaffer Asset Management believes that the arrangements between the Fund and ADM Investor Services are fair and reasonable in view of the nature and quality of the services to be provided by ADM Investor Services with respect to the execution of transactions. Shaffer Asset Management intends to seek high quality execution services and financial responsibility and does not generally intend to seek lower commission rates from other brokers or to negotiate with ADM Investor Services for lower commission rates. Shaffer Asset Management intends to cause the Fund to pay a commission which it believes to be fair and reasonable in view of the nature and quality of the services rendered as well as the advantage of an ongoing relationship with a particular broker or brokers who execute trades on behalf of the Fund. In directing transactions to brokers for execution, Shaffer Asset Management considers such factors as commission rates which will be charged to the Fund, the reputation and financial stability of the broker, the ability of the broker to obtain fast quality and accurate executions for the Fund at a fair price, the quality and accuracy of the broker's reporting paperwork, confirmations, and monthly statements, and other services which may be beneficial to the Fund. The Fund, therefore, may pay commission rates that exceed the lowest commission rates available from brokers. However, Shaffer Asset Management will review, at least annually, the commission rates charged to other comparable commodity pools and other relevant factors to determine that the commission rates being paid by the Fund continue to be fair and reasonable.


         Neither Shaffer Asset Management nor any of its principals directly or indirectly share in the brokerage commissions paid by the Fund for brokerage services. Since Shaffer Asset Management and its principals also have no affiliations or business arrangements, direct or indirect, with any broker or any principal thereof whereby Shaffer Asset Management or its principals may benefit, directly or indirectly, from the maintenance of the Fund's account with such broker, there is no actual or potential conflict of interest between Shaffer Asset Management or any of its principals and any of the brokers with which the Fund may carry its account, including ADM Investor Services, Inc., the Fund's present commodity broker.

         SELECTION OF THE TRADING ADVISOR(S). Under the terms of the Fund's limited partnership agreement, Shaffer Asset Management selects the trading advisor(s) to direct the Fund's trading. The Fund has entered into an advisory agreement with Shaffer Asset Management, Inc., the Fund's general partner, to manage the Fund's commodity transactions. Since Shaffer Asset Management acts as both the general partner of, and the trading advisor to, the Fund, it has a conflict of interest with respect to its responsibility to prevent the trading advisor from violating the trading policies of the Fund and from engaging in excessive trading that could cause the Fund to pay substantial brokerage commissions. However, neither Shaffer Asset Management nor any of its principal(s) will directly or indirectly receive any portion of the brokerage commissions paid by the Fund for brokerage services or otherwise benefit from the maintenance of the Fund's trading accounts with any particular broker or brokers. Shaffer Asset Management may be deemed to have a conflict of interest with respect to its responsibility to review the trading performance of Shaffer Asset Management and to determine whether to terminate the advisory agreement with Shaffer Asset Management on behalf of the Fund. There may also be deemed to be an absence of arm's-length negotiations with respect to the terms of the advisory agreement entered into with Shaffer Asset Management by the Fund.

         SYNDICATION FEES, SALES COMMISSIONS AND CONTINUING SERVICE FEES. Prospective investors should note that if the minimum number of Units is sold and accepted during the initial offering period, the Fund will pay Shaffer Asset Management, Berthel Fisher & Company, certain selected dealers and their respective registered representatives an amount equal to approximately 5% of the then current Net Asset Value per Unit of each Unit sold by them and accepted by Shaffer Asset Management. Approximately 20% of all sales charges shall be paid to Shaffer Asset Management to reimburse Shaffer Asset Management for the payment of the Fund's organizational and initial offering and the Fund's operating expenses that are payable by Shaffer Asset Management and approximately 80% of all sales charges shall be paid as syndication fees to Berthel Fisher & Company and as selling commissions to the selected dealers. Berthel Fisher & Company and the selected dealers may in turn pay a portion of such syndication fees and selling commissions to their respective employees who are NASD registered representatives for each Unit sold by them. In addition and subject to the limitations described herein under "Plan of Distribution", the Fund will pay a monthly continuing services fee to Berthel Fisher & Company and, through Berthel Fisher & Company, certain selected dealers who are appropriately registered with the CFTC and/or the NFA and their respective registered representatives equal to, in the aggregate, 1/12 of 1.25% of the Net Asset Value per Unit (as defined in "Fees, Compensation and Expense - Certain Definitions:
2. Net Asset Value per Unit", below) of the Fund's assets under management at month's end (without reduction for distributions or redemptions effected as of such date or management fees payable or incentive allocations allocable as of such date) with respect to Units purchased within the prior 12-month period and 1/12 of 4% of the Net Asset Value per Unit of the Fund's assets under management at month's end (without reduction for distributions or redemptions effected as of such date or management fees payable or incentive allocations allocable as of such date) with respect to Units purchased more than 12 months prior thereto. In advising customers whether to purchase or redeem Units, Shaffer Asset Management, Berthel Fisher & Company, the selected dealers and their respective registered representatives may have a conflict of interest between maximizing their current and on-going compensation, on the one hand, and providing financial advice that is in the best interests of their customers, on the other hand. In addition, investors should note that Daniel S. Shaffer and Bruce I. Greenberg, the sole officers, directors and shareholders of Shaffer Asset Management, are also registered representatives of Berthel Fisher & Company, and in that capacity, may receive a portion of the syndication fees and continuing service fees referred to herein. A conflict of interest may exist, therefore, between Mr. Shaffer's and Mr. Greenberg's interest in Shaffer Asset Management; their interest in maximizing their current and on-going compensation; and the interests of their customers in making an investment decision, such as a decision to purchase and/or redeem Units. There may also be deemed to be an absence of arm's-length negotiations with respect to the terms of the selling agent agreement entered into between the Fund and Berthel Fisher & Company.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER

         In evaluating these conflicts of interest, prospective investors should be aware that Shaffer Asset Management has a fiduciary responsibility to the limited partners of the Fund to exercise good faith and fairness in all dealings affecting the Fund. In the event that a limited partner of the Fund believes that Shaffer Asset Management has violated its duty to the limited partners, he may seek legal relief on his behalf or on behalf of the Fund under applicable laws to recover damages from or require an accounting by Shaffer Asset Management. Limited partners of the Fund should be aware that the performance by Shaffer Asset Management of its responsibilities to the Fund will be measured by the terms of the Fund's limited partnership agreement, including the authority of Shaffer Asset Management to enter into the advisory and brokerage agreements, as well as applicable law. Limited partners of the Fund are afforded certain rights to institute reparations proceedings under the Commodity Exchange Act, as amended, for violations of such act or of any rule, regulation or order of the CFTC by Shaffer Asset Management. Excessive trading of the Fund's account may constitute a violation of the CE Act. A limited partner of the Fund is also entitled by statute to bring suit for certain violations of the CE Act. Limited partners of the

Fund should be aware that it may be difficult to establish that the Fund's trading has been excessive due to the broad trading discretion given to Shaffer Asset Management under the Fund's advisory agreement, the authority of Shaffer Asset Management to enter into such contract under the Fund's limited partnership agreement and the Fund's subscription agreement / power of attorney, the exculpatory provisions in the Fund's advisory agreement and the Fund's limited partnership agreement, and the absence of judicial or administrative standards defining excessive trading. Although ADM Investor Services provides various services to the Fund, it accepts no responsibility for verifying that any instructions received from Shaffer Asset Management or any of their employees or agents are in conformance with Shaffer Asset Management's authority and ADM Investor Services accepts no responsibility for monitoring the actions of Shaffer Asset Management in this regard, to ensure that such actions are not contrary to the provisions of this prospectus or any amendments thereto.


         The Fund's limited partnership agreement provides that Shaffer Asset Management shall not be liable to the Fund or to any of the partners except by reason of misconduct or negligence or for not having acted in good faith in the reasonable belief that its actions were taken in, or not opposed to, the best interests of the Fund.

         The Fund's limited partnership agreement provides that with respect to any action in which Shaffer Asset Management or any of its shareholders, directors, officers, employees, affiliates or any person who controls Shaffer Asset Management is made a party (including an action brought by or in the right of the Fund), the Fund shall indemnify and hold harmless such person, subject to receipt of an independent legal opinion regarding the applicable standard of conduct, against any loss, liability, damage, cost, expense (including, without limitation, attorneys' and accountants' fees and disbursements), judgments and amounts paid in settlement incurred in connection with the investigation, defense or settlement of such action, if the indemnified party acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Fund and if such actions did not involve negligence, misconduct or breach of fiduciary obligations on the part of the person seeking indemnification, unless the court in which such action is brought determines that, in view of all of the circumstances of the case, the indemnified party is fairly and reasonably entitled to indemnification for such amounts as the court shall deem proper. To the extent that the indemnified party has been successful in the defense of any action, no independent legal opinion is necessary. Expenses may be paid by the Fund in advance of the final disposition of any such action if the indemnified person agrees to reimburse the Fund in the event that indemnification is not permitted.

         The Fund's limited partnership agreement prohibits the Fund from making any loans. The limited partnership agreement also provides that no person who shares or participates in the brokerage commissions paid by the Fund may receive, directly or indirectly, any advisory, management or incentive fees for trading advice or management; that no broker may pay, directly or indirectly, rebates or give ups to Shaffer Asset Management or any trading advisors; and that such prohibitions may not be circumvented by any reciprocal business arrangements.


                                 USE OF PROCEEDS

         The gross proceeds of this offering will depend upon the prices at which the Units are sold. During the initial offering period of sixty days (which may be extended for up to an additional sixty days at Shaffer Asset Management's discretion), the Units will be sold for $950 each, plus an initial sales charge of $50 per Unit; after the initial offering period, unsold Units, if any, may be sold as of the last business day of each month at a purchase price equal to the then current Net Asset Value per Unit, plus a sales charge of 5% of the Net Asset Value per Unit for each Unit purchased. If the minimum number of 1,000 Units is sold during the initial offering period at an initial purchase price of $950 per Unit, the net proceeds to the Fund will be $950,000, without giving effect to the contributions of Shaffer Asset Management and the initial limited partner of the Fund. Similarly, if the maximum number of 25,000 Units is sold during the initial offering period at the initial purchase price of $950.00 per Unit, the net proceeds to the Fund will be $23,750,000, without giving effect to the contributions of Shaffer Asset Management and the initial limited partner of the Fund. See "Capitalization".


         The net proceeds from the sale of the Units will be used to trade in commodity futures contracts and other commodity interests in the United States commodity futures markets. Specifically, the Fund intends to invest in a diversified portfolio consisting primarily of currency, interest rate, grain, metal and energy futures contracts.

         The Fund's net assets will be deposited in account(s) with The
Chase Manhattan Bank and trading account(s) with ADM Investor Services and/or other banks or commodity brokers to be used for trading in commodity futures contracts and other commodity interests and as reserves for such trading. ADM Investor Services will deposit the assets received from the Fund in segregated accounts as required by the regulations promulgated by the CFTC. Under the CFTC's regulations, the assets of other customers of ADM Investor Services, including other commodity pools, may also be deposited in such segregated accounts and thus be commingled with the assets of the Fund. Shaffer Asset Management intends to commit between 10% and 40% of the Fund's net assets as margin for commodity trading, with the remaining 60% to 90% being held in reserve for such trading. The Fund's assets, both those that are deposited to meet margin requirements and those that are held in reserve, may be held in cash, United States Treasury Bills or in any other form permissible under applicable laws and regulations. Shaffer Asset Management currently intends to cause the Fund to hold not less than 90% of such assets in United States Treasury Bills. Interest, if any, earned on such assets, therefore, will inure to the benefit of the Fund.

                                 Gross Proceeds
                         During Initial Offering Period
                         ------------------------------

                                    Net Proceeds                 Net Proceeds                          Net Proceeds Held in
                                    to the Fund*             Committed as Margin                   United States Treasury Bills
                                    -----------     ---------------------------------------    -------------------------------------

Minimum Number of Units (1,000):    $   950,000    10% - 40% (i.e., $95,000 - 380,000)         Approximately 90% (i.e., $855,000)
Maximum Number of Units (25,000):   $23,750,000    10% - 40% (i.e., $2,375,000 - 9,500,000)    Approximately 90% (i.e., $21,375,000)

* Without giving effect to the contributions of Shaffer Asset Management and the initial limited partner of the Fund.


                         FEES, COMPENSATION AND EXPENSES

SUMMARY


         The following entities will receive the following compensation, which is described in more detail below. The relationship among these entities is described and shown in "Shaffer Diversified Fund, L.P. Organizational Chart", above.


                         SHAFFER ASSET MANAGEMENT, INC.

Monthly management fee:
----------------------

        1/12 of 3.75% of the Net Asset Value per Unit (as defined below) of the Fund's asset under management at month's end with respect to Units purchased within the prior 12-month period and 1/12 of 1% of the Net Asset Value per Unit (as defined below) of the Fund's assets under management at month's end with respect to Units purchased more than 12 months prior thereto will be paid by the Fund to Shaffer Asset Management as a monthly management fee.

Quarterly incentive allocation:
------------------------------


         15% of the Fund's New Trading Profits (as defined below) achieved on the Fund's assets under management will be allocated by the Fund to Shaffer Asset Management as a quarterly incentive allocation.


Reimbursement of organizational, initial offering and operating expenses:
-------------------------------------------------------------------------

         1% of the Net Asset Value per Unit of Units sold and all early redemption fees charged by the Fund upon redemptions of Units, will be paid by the Fund to Shaffer Asset Management to reimburse Shaffer Asset Management for the payment by Shaffer Asset Management of the Fund's organizational, initial offering and operating expenses payable by Shaffer Asset Management.

Other:
-----

         Shaffer Asset Management will share to the same extent as the limited partners of the Fund in the Fund's profits and losses with respect to any units of limited and/or general partnership interest in the Fund that are purchased by Shaffer Asset Management.


                BERTHEL FISHER & COMPANY FINANCIAL SERVICES, INC.

Syndication Fee:
---------------

         1% of the Net Asset Value per Unit of Units sold will be paid by the Fund to Berthel Fisher & Company as a syndication fee.

Monthly Continuing Service Fee:
------------------------------


         With respect to sales of Units by registered representatives of soliciting dealers, 1/12 of .25% of the Net Asset Value per Unit (as defined below) with respect to Units purchased within the prior 12-month period and 1/12 of 1% of the Net Asset Value per Unit (as defined below) with respect to Units purchased more than 12 months prior thereto will be paid by the Fund to Berthel Fisher & Company (which may reallow any portion of such amount to its registered representatives) as a monthly continuing service fee. With respect to sales of Units by registered representatives of Berthel Fisher & Company, 1/12 of 1.25% of the Net Asset Value per Unit with respect to Units purchased within the prior 12-month period and 1/12 of 4% per Unit with respect to Units purchased more than 12 months prior thereto will be paid to Berthel Fisher & Company (which may reallow any portion of such amount to its registered representatives) as a monthy continuing service fee. All such amounts will be paid provided Berthel Fisher and Company and any of its registered representatives to whom such continuing service fee is to be reallowed are appropriately registered with the CFTC and/or NFA. If Berthel Fisher or any of its registered representatives to whom such continuing service fee is to be reallowed are not appropriately registered with the CFTC and/or NFA, then the fee will be deemed a selling commission and will be paid as long as the aggregate amount of commissions plus additional costs and commissions in connection with the sale of the Units do not exceed 10% of the initial sale price of the Units sold.


Expense Reimbursement:
----------------------


         All expenses of Berthel Fisher & Company incurred in performing its obligations related to this offering will be reimbursed by the Fund (or Shaffer Asset Management on its behalf).


                              SELECTED DEALERS AND
                   THEIR RESPECTIVE REGISTERED REPRESENTATIVES


Selling Commissions:
-------------------


         3% of the Net Asset Value per Unit of Units sold will be paid to the selected dealers and their respective registered representatives as a selling commission.

Monthly Continuing Service Fee:
------------------------------



         1/12 of 1% of the Net Asset Value per Unit (as defined below) of the Fund's assets under management at month's end with respect to Units purchased within the prior 12-month period and 1/12 of 3% of the Net Asset Value per Unit (as defined below) with respect to Units purchased more than 12 months prior thereto will be paid by the Fund to the selected dealers and their respective registered representatives as a monthly continuing service fee, provided the selected dealers and their registered representatives are appropriately registered with the CFTC and/or NFA. If the selected dealers and their registered representatives are not appropriately registered with the CFTC and/or NFA, then the fee will be deemed a selling commission and will be paid as long as the aggregate amount of commissions plus additional costs and commissions in connection with the sale of the Units do not exceed 10% of the initial sale price of the Units sold.




                           ADM INVESTOR SERVICES, INC.

Commodity brokerage commissions:
-------------------------------

         Brokerage commissions at an initial rate of $17 per "round-turn" trade on domestic exchanges will be paid by the Fund to ADM Investor Services. ADM Investor Services is responsible, however, for all other charges relating to the Fund's trading, such as exchange, clearing, transfer and NFA fees.


                                     OTHERS

Legal, accounting, auditing, printing, recording, filing and other periodic fees
--------------------------------------------------------------------------------
and expenses; and extraordinary expenses:
-----------------------------------------

         Estimated at $95,000 at current price levels, ranging from about 0.4% of the proceeds of the offering if the maximum number of 25,000 Units is sold during the initial offering period to about 10% thereof if only the minimum number of 1,000 Units is sold. Shaffer Asset Management has agreed to supply and pay for such services as are deemed by Shaffer Asset Management to be necessary or desirable and proper for the continuous operations of the Fund that are in the aggregate in excess of 0.5% of the average monthly Net Asset Value of the Fund per annum, except for sales charges, continuing services fees, management fees, incentive allocations, brokerage commissions and extraordinary expenses, which expenses shall be paid by the Fund. One percent of the Net Asset Value per Unit of Units sold and all early redemption fees charged by the Fund upon redemptions of Units will be paid to Shaffer Asset Management to reimburse Shaffer Asset Management for the payment by Shaffer Asset Management of the Fund's organizational and initial offering and the Fund's operating expenses that are payable by Shaffer Asset Management.

DESCRIPTION OF FEES, COMPENSATION AND EXPENSES



         1. MANAGEMENT FEES AND INCENTIVE ALLOCATIONS. Pursuant to the terms of the advisory agreement between the Fund and Shaffer Asset Management, the Fund has agreed (i) to pay to Shaffer Asset Management a monthly management fee equal to 1/12 of 3.75% of the Net Asset Value per Unit (see "Certain Definitions: 2. Net Asset Value per Unit", below) of the Fund's assets under management at month's end with respect to Units purchased within the prior twelve-month period and 1/12 of 1% of the Net Asset Value per Unit (as defined below) of the Fund's assets under management at month's end with respect to Units purchased more than twelve months prior thereto, and (ii) to allocate to Shaffer Asset Management, on a quarterly basis, an Incentive Allocation, such Incentive Allocation being defined as an amount equal to 15% of the Fund's New Trading Profits

(exclusive of any interest earned by the Fund) achieved by Shaffer Asset Management for such quarter on the Fund's assets under management by Shaffer Asset Management (see "Certain Definitions: 3. New Trading Profits", below). In its sole discretion, Shaffer Asset Management may during the first twelve months, pay a portion of its management fee to Berthel Fisher & Company as additional compensation in connection with the sale of the Units. Such additional compensation would be provided solely from the amount that Shaffer Asset Management would otherwise receive, and would not dilute the interests of Investors in the Fund. Such amount may not be paid to the extent that the amount proposed to be paid, together with all other costs and commissions in connection with the sale of the Units would exceed 10% of the initial sale price of the Units sold. THE MONTHLY MANAGEMENT FEES WILL BE PAID, AND THE QUARTERLY INCENTIVE ALLOCATION WILL BE ALLOCATED, WHETHER OR NOT THE FUND EARNS PROFITS. However, the quarterly incentive allocation is allocable only on cumulative profits achieved on assets under management by Shaffer Asset Management.


         2. SYNDICATION FEES / SELLING COMMISSIONS / SALES CHARGES. During the initial offering period, the Units will be offered at an initial offering price of $1,000 ($950 per Unit, plus an initial sales charge of $50 per Unit). Subsequent to the closing of the initial offering period, unsold Units, if any, may be offered and sold by the Fund at the then current Net Asset Value per Unit (as hereinafter defined), plus a sales charge of 5% of the Net Asset Value per Unit for each Unit purchased. If at least 1,000 Units are sold and accepted by Shaffer Asset Management during the initial offering period, approximately 20% of all sales charges shall be paid to Shaffer Asset Management to reimburse Shaffer Asset Management for the payment by Shaffer Asset Management of the Fund's organizational, initial offering and operating expenses payable by Shaffer Asset Management and approximately 80% of all sales charges shall be paid as syndication fees to Berthel Fisher & Company and as selling commissions to the selected dealers. Berthel Fisher & Company and the selected dealers may in turn pay a portion of such syndication fees and selling commissions to their respective employees who are NASD registered representatives for each Unit sold by them. Shaffer Asset Management may increase the sales charge at any time and from time to time upon sixty days' prior written notice to the limited partners of the Fund. See "Plan of Distribution".



         3. CONTINUING SERVICES FEES. The Fund will pay a monthly continuing services fee to Berthel Fisher & Company and, through Berthel Fisher & Company, to registered representatives of Berthel Fisher & Company to whom it shall reallow any portion of such fee, and to certain selected dealers and their respective registered representatives equal to, in the aggregate, 1/12 of 1.25% of the Net Asset Value per Unit (see "Certain Definitions: 2. Net Asset Value per Unit", below) of the Fund's assets under management at month's end (without reduction for distributions or redemptions effected as of such date or management fees or incentive fees payable as of such date) with respect to Units purchased within the prior twelve-month period and 1/12 of 4% of the Net Asset Value per Unit of the Fund's assets under management at month's end (without reduction for distributions or redemptions effected as of such date or management fees or incentive fees payable as of such date) with respect to Units purchased more than twelve months prior thereto. The monthly continuing services fee will be paid to Berthel Fisher & Company, its registered representatives to whom it shall reallow such fee, the selected dealers and their respective registered representatives, provided each is appropriately registered with the CFTC and/or the NFA. If any such party is not appropriately registered with the CFTC and/or the NFA, then the fee paid to such party will be deemed a selling commission and will be paid until the aggregate amount of commissions paid plus additional costs and commissions do not exceed 10% of the initial sale price of the Units sold. Furthermore, if any such party is not appropriately registered with the CFTC and/or the NFA, then at such time as the aggregate amount of commissions paid plus additional costs and commissions equals or exceeds 10% of the initial sales price of the Units sold, the continuing service fee will be paid to Berthel Fisher & Company so long as it is appropriately registered with the CFTC and/or NFA. Such continuing services fee shall be paid to Berthel Fisher & Company, its registered representatives to whom it shall reallow any portion of such fee, and the selected dealers and their respective registered representatives in return for their continuing services to the Fund and the limited partners of the Fund solicited by them. Such services include, without limitation, keeping the limited partners of the Fund apprised of developments affecting the Fund, responding to specific inquiries received from limited partners relating to the Fund and the commodity markets, communicating current valuations of the Fund's Net Asset Value per Unit to the limited partners, assisting in redemptions, transfers and distributions, assisting limited partners in interpreting the Fund's monthly and annual reports, financial statements and the tax information provided to limited partners, and providing such other services as the limited partners from time to time may reasonably request. Shaffer Asset Management may increase the continuing services fee at any time and from time to time upon sixty days' prior written notice to the limited partners of the Fund. See "Plan of Distribution".


         The continuing services fee will be allocated between Berthel Fisher & Company, its registered representatives to whom it shall reallow any portion of such fee, and the selected dealers and their respective registered representatives based upon the amount of time that each Unit has been outstanding. With respect to Units sold by selected sales agents and their representatives, the continuing services fee attributable to a Unit that has been outstanding for twelve or fewer months shall be allocated between Berthel Fisher & Company and the selected dealers and their respective registered representatives as follows:

        o       20% to Berthel Fisher & Company; and

        o 80% to the selected dealers and their respective registered representatives that solicited the subscription;

and all other continuing services fees shall be allocated as follows:

        o       25% to Berthel Fisher & Company; and

        o 75% to the selected dealers and their respective registered representative that solicited the subscription.


         For this purpose, continuing service fees are deemed to be attributable to Units sold by a selected dealer in the proportion that the number of such Units bears to the number of Units outstanding at any time. For example, if a selected dealer were responsible for the sale of 2,500 Units, and there were 25,000 Units outstanding, the continuing service fees payable to the selected dealer as set forth above would be a percentage of the 10% (2,500 of the 25,000) of the Net Asset Value of the Fund that was attributable to the Units sold by the selected dealer. The continuing service fees will be paid to a selected dealer and its registered representatives for so long as the Units remain outstanding and the selected dealer and its registered representatives are providing the services described above to holders of such Units.



         4. COMMODITY BROKERAGE COMMISSIONS. The Fund will pay ADM Investor Services brokerage commissions initially at the rate of $17.00 per "round-turn" trade executed on domestic exchanges (i.e., when an open position is closed). Based upon the historical trading patterns of Shaffer Asset Management, the Fund may expect to pay brokerage commissions that may approximate 1% or more of its average yearly Net Asset Value. There is no agreement to limit such commission charges to any particular level. Brokerage commissions will be charged only when an open position is closed. ADM Investor Services may change its aggregate commission rates at any time, and a limited partner of the Fund may obtain the current Fund commission rate schedule from Shaffer Asset Management upon request. Shaffer Asset Management, however, must ensure that such charges remain reasonable in light of the nature and quality of services rendered (including, among others, execution services) and the other standards applicable thereto. In no event will the commissions exceed 80% of the published retail rate for such commissions or 14% annually of the average Net Assets. Shaffer Asset Management will periodically review brokerage commission rates charged to public commodity pools of comparable size and management structure as a factor in determining whether the rates paid by the Fund are comparable and remain reasonable. The Fund, nonetheless, may pay brokerage commission rates exceeding the lowest such rates otherwise available. See "Conflicts of Interest and Fiduciary Responsibility of the General Partner" and "Commodity Brokerage Arrangements".


         5. EARLY REDEMPTION FEES. The Fund will charge an early redemption fee equal to 4% of the Net Asset Value per Unit of the Units redeemed as of or before the end of the third full calendar month after their purchase. This fee will decrease by one percentage point for every three subsequent calendar months. Thereafter, no redemption fee will be charged. In addition and in order to assure each of the Fund's limited partners the availability of funds to pay taxes on each year's profits, if any, the redemption fee will be waived on redemptions of Units to the extent, if any, distributions in the first quarter of a calendar year are less than 35% of the profits reportable to a limited partner for the prior year. See "Distributions and Redemptions".

         6. ORGANIZATIONAL AND INITIAL OFFERING EXPENSES. Shaffer Asset Management will pay all expenses (estimated at $200,000) associated with the organization of the Fund and the initial offering of the Units other than selling commissions. Approximately 20% of all sales charges imposed by the Fund on Units sold and 100% of all early redemption fees charged by the Fund upon redemptions of Units will be paid to Shaffer Asset Management to reimburse Shaffer

Asset Management for the payment by Shaffer Asset Management of the Fund's organizational and initial offering expenses and the Fund's operating expenses that are payable by Shaffer Asset Management.

         7. OTHER EXPENSES. After trading operations commence, the Fund shall be obligated to pay various periodic fees and expenses which are estimated at approximately $30,000 per year for accounting services and auditing charges, $15,000 for legal fees, $15,000 for printing, $20,000 for technical services and $15,000 for filing fees, postage and extraordinary expenses, or, in the aggregate, $95,000 per year at current price levels. This would amount to approximately 0.4% of the proceeds of the offering if the maximum number of 25,000 Units was sold during the initial offering period, and about 10% thereof if the minimum number of 1,000 Units was sold. Shaffer Asset Management has agreed to supply and pay for such services as are deemed by Shaffer Asset Management to be necessary or desirable and proper for the continuous operations of the Fund that are in the aggregate in excess of 0.5% of the average monthly Net Asset Value of the Fund per annum, except for sales charges, continuing services fees, management fees, incentive allocations, brokerage commissions and extraordinary expenses, which expenses shall be paid by the Fund.

         Shaffer Asset Management will furnish each of the Fund's limited partners with monthly statements and an annual report covering the Fund's operations and expenses, including its advisory fees, brokerage commissions and other expenses. See "Summary of the Limited Partnership Agreement - Reports and Accounting".


         The following is a chart of fees to be paid by the Fund.

--------------------------------------------------------------------------------
|                             -->   up to 1% to commodity broker               |
|                                                                              |
|                                                                              |
|                             -->   4% to selling agents                       |
|                                                                              |
|                                                                              |
|  Fund  -->  Up to 6.5% Fee  -->   .5% to Shaffer Asset                       |
|                                   Management, Inc. (as trading advisor)      |
|                                                                              |
|                             -->   .5% to Shaffer Asset                       |
|                                   Management, Inc. (as general partner)      |
|                                                                              |
|                             -->   .5% operating expenses                     |
--------------------------------------------------------------------------------


ESTIMATE OF BREAK-EVEN THRESHOLD



         Assuming an initial investment of $10,000, the Fund must earn gross trading profits of $750 or 7.50% per initial investment (i.e., 10 Units) on an annualized basis in order for an investor to "break even" on his or her investment in the first year of trading. The foregoing statement is based upon the following assumptions, any one of which may vary depending upon the actuality of the Fund's size and trading: (i) the initial sales charge per Unit is $50; (ii) the historical trading patterns of Shaffer Asset Management and its principal(s) should generate annual brokerage commissions of approximately 1% of the average annual Net Asset Value of the assets under management by Shaffer Asset Management; (iii) the continuing services fees should equal approximately 1.25% of average Net Asset Value during the twelve-month period following the offering, and 4% annually thereafter; (iv) the management fees payable to Shaffer Asset Management should equal approximately 3.75% of average Net Asset Value during the twelve-month period following the offering, and 1% annually thereafter; (v) Units redeemed as of the end of or during the twelfth full calendar months after their purchase will be subject to a redemption fee equal to 1% of the Net Asset Value of the Unit(s) redeemed; and (vi) the foregoing fixed expenses should be partially or completely offset by the interest received on the Fund's assets on deposit with The Chase Manhattan Bank, ADM Investor Services and/or other banks and commodity brokers. The effect of the incentive allocation, if any, allocable to Shaffer Asset Management is not included in the calculation of the break-even threshold because, by definition, no New Trading Profits are generated at the "break-even" point upon which an incentive allocation would be allocable to Shaffer Asset Management. The break-even threshold is calculated as shown in the following table:

                              "BREAK EVEN" ANALYSIS



Initial purchase price (1)......................................$10,000
Less: Sales charges (1).........................................    500
           Management fees (2) .................................    375
           Continuing service fees (3) .........................    125
           Brokerage fees (4)...................................    100
           Operating expenses (5)...............................     50
           Redemption fees (6)..................................    100
Plus: Interest income (7).......................................   (500)
Amount of trading income required for the Net Asset
Value per Unit for 10 Units at the end of one year
to equal the initial offering price, in the aggregate,
for such 10 Units ..............................................   $750
Percentage of assumed initial offering price....................   7.50%


(1) During the initial offering period, the Units will be offered at an initial offering price of $1,000 ($950 per Unit, plus an initial sales charge of $50 per Unit). Subsequent to the closing of the initial offering period, unsold Units, if any, may be offered and sold by the Fund at the then current Net Asset Value per Unit (as hereinafter defined), plus a sales charge of 5% of the Net Asset Value per Unit for each Unit purchased. This illustration assumes that an investor purchases 10 Units during the initial offering period.

(2) The Fund has agreed to pay to Shaffer Asset Management (i) a monthly management fee equal 1/12 of 3.75% of the Net Asset Value per Unit (see "Certain Definitions: 2. Net Asset Value per Unit", below) of the Fund's asset under management at month's end with respect to Units purchased within the prior twelve-month period and 1/12 of 1% of the Net Asset Value per Unit (as defined below) of the Fund's assets under management at month's end with respect to Units purchased more than twelve months prior thereto.

(3) The Fund will pay a monthly continuing services fee to Berthel Fisher & Company and, through Berthel Fisher & Company, certain selected dealers who are appropriately registered with the CFTC and/or the NFA and their respective registered representatives equal to, in the aggregate, 1/12 of 1.25% of the Net Asset Value per Unit (see "Certain Definitions: 2. Net Asset Value per Unit", below) of the Fund's assets under management at month's end (without reduction for distributions or redemptions effected as of such date or management fees or incentive fees payable as of such date) with respect to Units purchased within the prior twelve-month period and 1/12 of 4% of the Net Asset Value per Unit of the Fund's assets under management at month's end (without reduction for distributions or redemptions effected as of such date or management fees or incentive fees payable as of such date) with respect to Units purchased more than twelve months prior thereto.

(4) Estimated at approximately 1% of the average daily Net Asset Value of the Fund per year based upon the historical trading patterns of Shaffer Asset Management and its principal(s).

(5) After trading operations commence, the Fund shall be obligated to pay various periodic fees and expenses that are estimated at approximately $95,000 per year.

        at current price levels. This would amount to approximately 0.4% of the proceeds of the offering if the maximum number of 25,000 Units was sold during the initial offering period, and about 10% thereof if the minimum number of 1,000 Units was sold. Shaffer Asset Management has agreed to supply and pay for such services as are deemed by Shaffer Asset Management to be necessary or desirable and proper for the continuous operations of the Fund that are in the aggregate in excess of 0.5% of the average monthly Net Asset Value of the Fund per annum, except for sales charges, continuing services fees, management fees, incentive allocations, brokerage commissions and extraordinary expenses, which expenses shall be paid by the Fund. This illustration assumes operating expenses in an amount equal to 0.5% of the average daily Net Asset Value of the Fund per year.


(6) The Fund will charge an early redemption fee equal to 4% of the Net Asset Value per Unit of the Units redeemed as of or before the end of the third full calendar month after their purchase. This fee will decrease by one percentage point for every three subsequent calendar months. Accordingly, Units redeemed as of the end of or during the tenth, eleventh and twelfth full calendar months after their purchase will be subject to a redemption fee equal to 1% of the Net Asset Value of the Unit(s) redeemed. Thereafter, no redemption fee will be charged. This illustration assumes a redemption fee, therefore, of 1%.


(7) The Fund's assets, both those that are deposited to meet margin requirements and those that are held in reserve, may be held in cash, United States Treasury Bills or in any other form permissible under applicable laws and regulations. Shaffer Asset Management currently intends to cause the Fund to hold not less than 90% of such assets in United States Treasury Bills; interest, if any, earned on such assets, therefore, will inure to the benefit of the Fund. This illustration assumes that the Fund will receive interest at the rate of 5% on the Fund's average daily assets on deposit with The Chase Manhattan Bank, ADM Investor Services and/or other banks and commodity brokers.



CERTAIN DEFINITIONS USED IN THIS PROSPECTUS

         Certain of the following terms are used in calculating the purchase price for the Units and the fees, compensation and expenses payable by the Fund described above.

         1. NET ASSET VALUE. Net Asset Value means the Fund's total assets less total liabilities determined, except as set forth below, on the basis of generally accepted accounting principles for partnership accounting, consistently applied. Net Asset Value will be calculated daily. For purposes of this calculation:

                  (a) Net Asset Value shall include any unrealized profit or loss on open securities and commodity interest positions.

                  (b) All open securities and commodity interest positions shall be calculated at their then market value which means, with respect to open commodity interest positions, the settlement price as determined by the exchange on which the transaction is effected or the most recent appropriate quotation as supplied by the clearing broker or banks through which the transaction is effected, except that United States Treasury Bills

         (but not futures contracts for United States Treasury Bills) shall be carried at cost plus accrued interest. If there are no trades on the date of the calculation due to the operation of the daily price fluctuation limits or due to a closing of the exchange on which the transaction is executed, the contract will be valued at fair market value as determined by Shaffer Asset Management. Interest, if any, shall be accrued at least monthly.

                (c) Brokerage commissions on open positions shall be considered accrued in full (i.e., on a "round-turn" basis) as a liability of the Fund. Management fees and incentive fees shall be accrued daily even though not paid until month's end.

        2. NET ASSET VALUE PER UNIT. Net Asset Value per Unit means the Net Asset Value divided by the number of units of general partnership interest and limited partnership interest outstanding.


        3. NEW TRADING PROFITS: The excess, if any, of Net Assets at the end of the Valuation Period over Net Assets at the end of the highest previous Valuation Period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new capital contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Fund assets during the period, whether the assets are held separately or in margin account.

         4. AFFILIATE: An affiliate of a person means (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person; (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person; (c) any person, directly or indirectly, controlling, controlled by, or under common control of such person;
(d) any officer, director or partner of such person; or (e) if such person is an officer, director or partner, any person for which such person acts in any such capacity.

         5. SPONSOR: Any person directly or indirectly instrumental in organizing a program or any person who will manage or participate in the management of a program including a commodity broker who pays any portion of the organizational expenses of the program, and the general partner(s) and any other person who regularly performs or selects the persons who perform services for the program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "sponsor" shall be deemed to include its affiliates.

         6. NET ASSETS: The total assets, less total liabilities, of the Fund determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Fund.




      7. VALUATION PERIOD: The preceding calendar quarter.



           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW

         Shaffer Diversified Fund, LP is a limited partnership organized on August 29, 2000 under the Delaware Revised Uniform Limited Partnership Act as an investment vehicle that allows investors to include commodity futures contracts traded on the United States commodity futures markets in their portfolios in the same way that they include mutual funds, money market funds and limited partnerships in other areas. The Fund has not commenced trading activities. The only transactions to date have been the organization of the Fund, the preparation of the offering and the capital contributions by Shaffer Asset Management and by Daniel S. and Shaffer, the initial limited partner. The Fund has no operating history.

LIQUIDITY

         The Fund will deposit its assets with the commodity brokers in a separate futures trading account established for the trading advisor, which assets are used as margin to engage in trading. The assets are held in either non-interest-bearing bank accounts or in securities and instruments permitted by the CFTC for investment of customer segregated or secured funds. The Fund's assets held by the commodity broker may be used as margin solely for the Fund's trading. Since the Fund's sole purpose is to trade in futures, it is expected that the Fund will continue to own such liquid assets for margin purposes.

         The Fund's investment in futures may, from time to time, be illiquid. Most U.S. futures exchanges limit fluctuations in prices during a single day by regulations referred to as "daily price fluctuations limits" or "daily limits." Trades may not be executed at prices beyond the daily limit. If the price for a particular futures contract has increased or decreased by an amount equal to the daily limit, positions in that futures contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. These market conditions could prevent the Fund from promptly liquidating its futures contract and result in restrictions on redemptions.

CAPITAL RESOURCES

         The Fund does not have, or expect to have, any capital assets. Redemptions, exchanges and sales of additional units in the future will affect the amount of funds available for investments in futures interests in subsequent periods. It is not possible to estimate the amount and therefore the impact of future redemptions.

FINANCIAL INSTRUMENTS

         The Fund will be a party to financial instruments with elements of off-balance sheet market and credit risk. The Fund may trade futures in interest rates, currencies, energies, grains and precious metals. In entering into these contracts, the Fund will be subject to the market risk that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the positions held by the Fund at the same time, and if the trading advisors were unable to offset positions of the Fund, the Fund could lose all of its assets and investors would realize a 100% loss.


         In addition to market risk, in entering into futures contracts there is a credit risk to the Fund that the counterparty on a contract will not be able to meet its obligations to the Fund. The ultimate counterparty or guarantor of the Fund for futures contracts traded on the U.S. exchanges in which the Fund trades is the clearinghouse associated with such exchange. In general, a clearinghouse is backed by the membership of the exchange and will act in the event of non-performance by one of its members or one of its member's customers, which should significantly reduce this credit risk. For example, a clearinghouse may cover a default by drawing upon a defaulting member's mandatory contributions and/or non-defaulting members' contributions to a clearinghouse guarantee fund, established lines or letters of credit with banks, and/or the clearinghouse's surplus capital and other available assets of the exchange and clearinghouse, or assessing its members.


         There is no assurance that a clearinghouse or exchange will meet its obligations to the Fund, and the general partner and commodity brokers will not indemnify the Fund against a default by such parties. Further, the law is unclear as to whether a commodity broker has any obligation to protect its customers from loss in the event of an exchange or clearinghouse defaulting on trades effected for the broker's customers.

         Shaffer Asset Management will deal with these credit risks of the Fund in several ways. It will monitor the Fund's credit exposure to each exchange on a daily basis, calculating not only the amount of margin required for it but also the amount of its unrealized gains at each exchange, if any. The commodity brokers will inform the Fund, as with all their customers, of its net margin requirements for all its existing open positions, but do not break that net figure down, exchange by exchange.

                    QUALITATIVE DISCLOSURE ABOUT MARKET RISK

         The Fund is a commodity pool involved in the speculative trading of futures. The market sensitive instruments to be held by the Fund will be acquired for speculative trading purposes only and, as a result, all or substantially all of the Fund's assets will be at risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is central, not incidental, to the Fund's main business activities.

         The futures traded by the Fund involve varying degrees of market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities. Fluctuations in market risk based upon these factors result in frequent changes in the fair value of the Fund's open positions, and, consequently, in its earnings and cash flow.

         The Fund's total market risk will be influenced by a wide variety of factors, including the diversification among the Fund's open positions, the volatility present within the markets, and the liquidity of the markets. At different times, each of these factors may act to increase or decrease the market risk associated with the Fund.

         Any attempt to numerically quantify a Fund's market risk is limited by the uncertainty of its speculative trading. The Fund's speculative trading may cause future losses and volatility (i.e. "risk of ruin") that far exceed any reasonable expectations based upon historical changes in market value.

                          THE GENERAL PARTNER / ADVISOR

DESCRIPTION OF THE GENERAL PARTNER / ADVISOR


         Shaffer Asset Management, Inc., a New York corporation organized on March 16, 1998, will act as the general partner and commodity trading advisor of the Fund. Shaffer Asset Management is, and has been, registered with the CFTC as a commodity pool operator since July 7, 2000 and as a commodity trading advisor since October 2, 1998, but such registrations do not imply that the CFTC has reviewed or approved the accuracy of the information contained in its application for registration or its qualifications to act as described in this prospectus and the accompanying statement of additional information or that the CFTC supervises the business activities engaged in by Shaffer Asset Management. In addition, Shaffer Asset Management is, and has been, a member of the NFA in its capacity as a commodity pool operator since July 2000 and as a commodity trading advisor since October 1998.

         Shaffer Asset Management began managing commodity accounts for others in March 1999. Shaffer Asset Management currently offers trading advice to customers with respect to futures contracts that are traded on United States agricultural, currency, energy, metals, United States Treasury and other markets. As of September 30, 2001, Shaffer Asset Management had approximately $2.3 million in assets under management. The trading results of these individual accounts are separately set forth in Tables A and B under the caption "Past Performance of the Advisor". Although Shaffer Asset Management is not currently organizing, and does not currently sponsor, any other commodity pools, it does plan to organize and sponsor other commodity pools in the future, both publicly and privately offered.




         The offices of Shaffer Asset Management are located at 925 Westchester Avenue, White Plains, New York, New York 10604, and its telephone number is
(800) 352-5265.

        The background of the sole principals of Shaffer Asset Management are as follows:



        DANIEL S. SHAFFER, age 40. Mr. Shaffer received a Bachelor of Science degree from Syracuse University in December 1982 with a major in Speech Communications and a minor in Finance/Accounting. Mr. Shaffer received a Master of Science degree in Accounting from New York University in June 1986.



        Mr. Shaffer currently is, and has been, a shareholder and director and the President of Shaffer Asset Management since March 18, 1998. In addition, Mr. Shaffer currently is, and has been, a registered representative with Berthel Fisher & Company since May 2000.


        Mr. Shaffer's prior experiences include the following:


--------------------------------------------------------------------------------
July 1998 to May 2000          Registered representative with Nathan &
                               Lewis Securities, Inc.
--------------------------------------------------------------------------------
July 1998 to March 2000        Manager with Metropolitan Life Insurance Co.
--------------------------------------------------------------------------------
March 1997 to December 2000    Sole officer, director and shareholder of Shaffer
                               Consulting Group, Inc. (a life, disability and
                               long-term care insurance broker)
--------------------------------------------------------------------------------
April 1989 to July 1998        Agent with Northwestern Mutual Financial
                               Network and a Registered Representative with
                               Robert W. Baird & Co., Inc.
--------------------------------------------------------------------------------
March 1988 to April 1989       Registered representative with Hambrecht &
                               Quist
--------------------------------------------------------------------------------
October 1987 to March 1988     Registered representative with Bear, Stearns
                               & Co., Inc.
--------------------------------------------------------------------------------
October 1986 to October 1987   Senior Accountant with Aaron Gottesman,
                               Public Accountants
--------------------------------------------------------------------------------
June 1986 to October 1986      Representative with Citicorp Investment
                               Services, Inc.
--------------------------------------------------------------------------------
January 1986 to June 1986      Internal Auditor - Special Project with Dean
                               Witter Reynolds
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
June 1984 to January 1986             Accountant / Auditor with Coopers &
                                      Lybrand
--------------------------------------------------------------------------------
February 1983 to June 1984            Registered representative and commodity
                                      broker with Bear, Stearns & Company
--------------------------------------------------------------------------------
January 1983 to February 1983         Floor trader on the New York Futures
                                      Exchange
--------------------------------------------------------------------------------


        BRUCE I. GREENBERG, age 40. Mr. Greenberg received a Bachelor of Science degree in Accounting from Brooklyn College in September 1983.



        Mr. Greenberg currently is, and has been, (i) a shareholder and director and the Vice President and Chief Financial Officer of Shaffer Asset Management since January 2001 and (ii) the sole shareholder and director and the President of Bruce I. Greenberg, CPA, PC (an accounting and tax firm) since 1993. In addition, Mr. Greenberg currently is, and has been, a registered representative with Berthel Fisher & Company since May 2000. Mr. Greenberg's prior experiences include the following:


--------------------------------------------------------------------------------
July 1991 to November 2000              Partner with the accounting and tax firm
                                        of Blaustein, Greenberg & Company
--------------------------------------------------------------------------------
May 1999 to May 2000                    Registered representative with Nathan &
                                        Lewis Securities, Inc.
--------------------------------------------------------------------------------
July 1995 to May 1999                   Registered Representative with Trusted
                                        Securities Advisors Corp.
--------------------------------------------------------------------------------
January 1990 to June 1991               Manager with MR Weiser & Company
--------------------------------------------------------------------------------
December 1987 to December 1999          Manager with Siegel, Rich, Patchman &
                                        Company
--------------------------------------------------------------------------------
September 1982 to November 1987         Staff Accountant with Solomon, Schneider
                                        & Orenstein
--------------------------------------------------------------------------------



         Messrs. Shaffer and Greenberg currently invest in commodity interests for their own account, and they may continue to do so in the future. Although Shaffer Asset Management is not currently organizing or sponsoring any other commodity pools, it does plan to sponsor other commodity pools in the future, both publicly and privately offered.

         There has never been any material civil, criminal or administrative action pending, on appeal or concluded against Shaffer Asset Management or its sole principals.


DUTIES OF THE GENERAL PARTNER

         Under the terms of the Fund's limited partnership agreement, Shaffer Asset Management is vested with exclusive responsibility for managing the business and affairs of the Fund. Limited partners of the Fund will not participate in management decisions affecting the Fund, and they will have no voice in the operation of the Fund. In addition, Shaffer Asset Management is responsible for the preparation and distribution of monthly and annual reports to the limited partners of the Fund; filing reports required by the CFTC, the SEC and any other Federal or state agencies; the calculation of the Net Asset Value of the Fund and the advisory fees; determining whether the Fund will make distributions to the partners; selecting an accountant and causing an annual audit of the Fund's business affairs; executing documents on behalf of the Fund and on behalf of the limited partners of the Fund pursuant to the powers of attorney granted by the limited partners upon execution of the Fund's limited partnership agreement; and supervising the liquidation of the Fund.

         Shaffer Asset Management will provide suitable facilities and procedures for handling redemptions, transfers, distributions of profits, if any, and orderly liquidation of the Fund. In addition, Shaffer Asset Management will pay all operating and other administrative expenses attributable to the Fund that are in the aggregate in excess of 0.5% of the average monthly Net Asset Value of the Fund per annum, except for sales charges, continuing services fees, management fees, incentive allocations, brokerage commissions and extraordinary expenses, which expenses shall be paid by the Fund.

         Shaffer Asset Management, in its capacity as the general partner of the Fund, shall cause itself, in its capacity as the commodity trading advisor to the Fund, to close out all open positions and suspend trading if the Net Asset Value per Unit (increased by the amount of distribution, if any) on any business day during any given fiscal year decreases to or below 50% of the Net Asset Value per Unit as of the beginning of the fiscal year, provided that such 50% decrease results in a Net Asset Value per Unit of less than $1,000, or if the Net Asset Value per Unit decreases on any business day to or below $350. In addition, Shaffer Asset Management shall give notice of the occurrence of such event within ten business days thereof. Included in such notification shall be a description of the rights of the limited partners of the Fund. See "Trading Policies" and "Summary of the Limited Partnership Agreement - Reports and Accounting".

MINIMUM INVESTMENT AND NET WORTH REQUIREMENTS IMPOSED ON THE GENERAL PARTNER


         The Fund's limited partnership agreement provides that Shaffer Asset Management must make a capital contribution to the Fund equal to at least the greater of: (i) 1% of the aggregate amount of capital contributions made to the Fund by the partners, including Shaffer Asset Management's capital contribution, or (ii) $25,000. The application of this formula would require Shaffer Asset Management to purchase, in the aggregate, approximately 26.32 units of general partnership interest in the event that the minimum number of 1,000 Units is sold and accepted by Shaffer Asset Management during the initial offering period,
126.26 units of general partnership interest in the event that the median number of 12,500 Units is sold and accepted by Shaffer Asset Management during the initial offering period, and approximately 252.53 units of general partnership interest in the event that the maximum number of 25,000 Units is sold and accepted by Shaffer Asset Management during the initial offering period. Shaffer Asset Management will pay $950 for each unit of general partnership interest purchased by it during the initial offering period (other than the initial unit of general partnership interest which was purchased by Shaffer Asset Management for $1,000), and thereafter a purchase price equal to the Fund's then current Net Asset Value per Unit. Shaffer Asset Management will share Fund losses and profits with the limited partners of the Fund PRO RATA to the extent of its investment and will maintain its interest in the Fund so long as it is acting as general partner of the Fund. However, Shaffer Asset Management may withdraw or receive a distribution of any portion of its interest in the Fund that is in excess of its minimum investment requirement upon thirty days' prior written notice to the limited partners of the Fund.

         Except as stated above, neither Shaffer Asset Management, Berthel Fisher & Company or ADM Investor Services nor any of their respective principals have arranged or committed to purchase any Units but any of them may do so in the future.


         Under the Fund's limited partnership agreement, Shaffer Asset Management is obligated, for so long as it continues to serve as the general partner of the Fund, to maintain a net worth of at least the greater of (i) $50,000, or (ii) 5% of the aggregate capital contributions made to the Fund by all the partners including Shaffer Asset Management's capital contributions. In addition, to the extent that Shaffer Asset Management serves as the general partner of any other limited partnership in addition to the Fund, the Fund's limited partnership agreement would require Shaffer Asset Management to maintain a net worth at least equal to the net worth required by the preceding sentence plus, for each such additional limited partnership, an amount equal to 5% of the total capital contributions made to such other limited partnership by all partners including Shaffer Asset Management. Notwithstanding the foregoing, Shaffer Asset Management's net worth need not exceed $1,000,000. The calculation of Shaffer Asset Management's net worth shall be based upon fair market values from time to time, shall exclude its interest in the Fund or any other limited partnership of which it is a general partner, and shall otherwise be determined in accordance with generally accepted accounting principles. See the Fund's limited partnership agreement attached as Exhibit A to the statement of additional information that accompanies this prospectus.

         Daniel S. Shaffer and Bruce I. Greenberg, the sole officers, directors and shareholders of Shaffer Asset Management, have undertaken, jointly and severally, to provide Shaffer Asset Management with capitalization sufficient to meet such net worth requirements at the time of the closing of the initial and any subsequent offering of Units and the closing of the offering of interests in any other limited partnerships for which Shaffer Asset Management acts as general partner. In addition, each of them has agreed not to make any withdrawal of capital from Shaffer Asset Management that would cause Shaffer Asset Management to have an aggregate net worth less than that which they have agreed, jointly and severally, to provide at the time of such closings.

TRADING PHILOSOPHY AND METHODS OF THE ADVISOR

         Commodity traders generally rely on either fundamental or technical analysis or a combination thereof in making trading decisions and attempting to identify price trends. Fundamental analysis looks at factors external to the trading market that affect the supply and demand of a particular commodity in order to predict future prices. As an example, some of the fundamental factors that affect the supply of a commodity such as corn include the acreage planted, crop conditions such as drought, flood and disease, strikes affecting the planting, harvesting and distribution of the commodity, and the previous year's crop carryover. The demand for commodities such as corn consists of domestic consumption and exports and is a product of many things, including general world economic conditions, as well as the cost of corn in relation to the cost of competing products such as soybean meal. Technical analysis is not based on the anticipated supply and demand of the cash (actual) commodity; instead, it is based on the theory that a study of the markets themselves will provide a means of anticipating future prices. Technical analysis of the markets often includes a study of the actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest utilizing charts and/or computers for analysis of these items and other technical market data.

         Shaffer Asset Management will make commodity trading decisions for the Fund pursuant to trading strategies that include technical trend analysis and technical trading principles as described below. The principal objective of the trading strategies is to participate in major, sustained price movements in the commodities traded.

         The principal technical trading strategies used by Shaffer Asset Management to generate signals for buy and sell points for the various commodities traded have been developed through actual trading experience, and through computer testing against historical commodity futures trading data. Given trends in price of sufficient duration and magnitude, the trading methods employing such strategies may be profitable even though more than half of all individual trades are unprofitable; however, a period of time without such trends may result in substantial losses.


         The theoretical buy and sell points generated by technical analysis are approximate levels, and as such will require the judgment of Shaffer Asset Management to translate the information into actual orders. Furthermore, decisions whether to trade a particular commodity futures contract are based upon various factors, including liquidity, significance in terms of desired degrees of concentration and diversification and profit potential, both historical and at a given time. These decisions will also require the exercise of judgment by Shaffer Asset Management. The decision not to trade certain commodities for certain periods, or to reduce the number of contracts traded in a particular commodity, may result at times in missing significant profit opportunities which otherwise would be captured by technical strategies.

         Shaffer Asset Management's analyses are based generally on technical systems that attempt to detect trends in price movements. All successful speculative commodity trading depends upon establishing a position and then maintaining that position while the market moves in favor of the commodity trader. The trading system of Shaffer Asset Management, like all technical systems, seeks to establish such positions and to exit the market when the favorable trend either reverses or does not materialize. No such system will be successful if the price trend is adverse to the direction detected by each of the systems or if the market is moving in an erratic and non-trending manner. Since turning points and reverses in price movements in the commodity futures markets are generally not predictable and since commodity futures price trends may be short lived, market position entry point signals may be given by the systems at or near the end of a price trend. If the market reverses itself shortly after the trader establishes a position, sizeable losses may be incurred before the exit price signal is reached. The possibility exists that a brief market reversal, which is only a temporary deviation from a long-term price trend, may trigger an exit signal that would prevent the trader from realizing any profits from the long-term price movement. Additionally, such an interim reversal of price trend could conceivably generate a system entry signal to establish an opposite market position, which means that the system would be completely misinterpreting the trend of the market. System misinterpretations of brief changes and reversals in market price trends may cause the Fund to incur trading losses and to pay brokerage commissions on numerous trades that, in retrospect, may appear to have been unnecessary.


         Subject to the limitations on commodities to be traded and the Fund's trading policies, Shaffer Asset Management may refine or alter its trading methods from time to time, including, without limitation, trading systems, commodity futures contracts and markets traded, and trading principles, without approval by the limited partners of the Fund, if Shaffer Asset Management determines that such change in methods is in the best interests of the Fund.

         No assurance is given that trades of the Fund implemented in reliance upon Shaffer Asset Management's trading methods will result in profits to the Fund or that such methods will in fact accomplish their intended objectives or reduce the Fund's risk of loss.

PAST PERFORMANCE OF THE ADVISOR



         The Table, below, sets forth the unaudited composite trading results of all accounts managed by Shaffer Asset Management from March 1999 to September 30, 2001. The number of accounts managed by the Advisor totaled 1, 11, 17 and 18 in March 1999 and as at December 31, 1999, December 31, 2000 and September 30, 2001, respectively. Through September 30, 2001, 10 of such accounts showed net gains and 8 showed a net loss. The profit made by these accounts showing net gains amounted to approximately $192,855, and the losses incurred by those account showing net losses amounted to approximately $49,010. As of September 30, 2001, 9 accounts had been closed with a net gain of approximately $77,833.



         Applicable CFTC regulations require disclosure of the "rate of return" for each month of all accounts managed by Shaffer Asset Management or its principal(s). The method of calculation mandated by the CFTC is necessarily subject to potential distortions due to the fact that such method does not account for additions and withdrawals that may occur during the month for which the calculation is made. It should be noted that there are other methods of calculating rate of return and, because of the differences among such methods, the percentage results may vary. The rates of return indicated should not be taken as representative of any rate actually earned by any of the accounts included in the Table or as being indicative of any return the Fund may earn in the future.

         The information included in the Table has not been audited but, in the opinion of Shaffer Asset Management, such information fairly presents the performance of the accounts managed by Shaffer Asset Management for the periods shown.

         The results set forth in the Table are not indicative of the results that may be achieved by Shaffer Asset Management since past results are not determinative of future results. No representation is being made that the Fund will or is likely to achieve profits similar to those shown. The composite results set forth in the Table are based upon individual accounts and commodity pool accounts managed by Shaffer Asset Management during the periods shown. The Table does not reflect the actual performance of any one account. Accordingly, investors in specific accounts included in the composite figures may have had more or less favorable results than the Table indicates. All accounts advised by Shaffer Asset Management do not in all instances have parallel performance due to different times of market entry and varying amounts of capital. For example, larger account size may have effects on particular trading decisions, such as the relative size of positions taken, degree of diversification and particular commodity interests traded. In addition, the performance of each account included in the composite figures has varied depending upon the size of the investment, the date the account started trading and the length of time the account was open. Such results are presented on a composite basis rather than account-by-account, and each account's experience may differ from the composite figures shown. The fees and brokerage commissions charged to the Fund may differ from the fees and brokerage commissions actually charged to these accounts, and the commission rate charged to the Fund may also change in the future. In addition, because Shaffer Asset Management has modified its trading methods in the past and will continue to modify its trading methods in the future, the results shown in the Table do not necessarily reflect the trading methods which will be used by Shaffer Asset Management on behalf of the Fund. It should also be noted that the aggregate value of the Fund's account will constitute a significant increase in the assets under Shaffer Asset Management's control if all or a substantial number of the Units being offered are sold. Apart from the effects of a large account size on particular trading decisions, such as the time of entry of orders, the relative size of positions taken, degree of diversification and particular commodities traded, the size of the Fund's assets may affect generally the design and execution of Shaffer Asset Management's trading methods. Past results are no guarantee of future results, and no representation is made that the Fund will, or is likely to, achieve results similar to those shown.

         Please refer to "Past Performance of the Advisor" in the statement of additional information that accompanies this prospectus for additional performance information and historical performance data for accounts individually managed by the Advisor.

                  THE DATA SET FORTH BELOW IS NOT INDICATIVE OF AND HAS NO BEARING ON ANY RESULTS WHICH MAY BE ATTAINED BY THE FUND OR SHAFFER ASSET MANAGEMENT IN THE FUTURE. SHAFFER ASSET MANAGEMENT'S SYSTEM HAS EVOLVED OVER THE YEARS BASED ON ACCUMULATED EXPERIENCE AND FURTHER TESTING OF DATA. AN ACCOUNT TRADED PURSUANT TO SHAFFER ASSET MANAGEMENT'S CURRENT TRADING SYSTEM WOULD NOT HAVE EXPERIENCED THE SAME RESULTS REFLECTED IN THE TABLE DUE TO DIFFERENCES IN BROKERAGE COMMISSIONS AND MANAGEMENT AND INCENTIVE FEES AND CHANGES IN SHAFFER ASSET MANAGEMENT'S TRADING SYSTEM, INCLUDING THE SIZE OF POSITIONS TAKEN IN RELATION TO ACCOUNT SIZE AND THE DEGREE OF DIVERSIFICATION IN TERMS OF THE NUMBER OF COMMODITY INTERESTS TRADED AT A PARTICULAR TIME AND DIFFERENCES IN COMMODITY INTERESTS TRADED.

                   CAPSULE PERFORMANCE OF INDIVIDUAL ACCOUNTS
                    MANAGED BY THE GENERAL PARTNER / ADVISOR
                                   UNDER THE
                         SHAFFER ASSET MANAGEMENT, INC.
                      INDIVIDUALLY MANAGED ACCOUNT PROGRAM



        Inception of Trading:                  March 1999
        Aggregate Deposits:                    $2,216,931
        Current Net Asset Value:               $2,361,176
        Worst Monthly Percentage Drawdown
          (for any single account)(1):         7/2001; 25.29%
        Worst Peak to Valley Drawdown
          (for any single account)(1):         4/2001 - 8/2001; 29.72%




-----------------------------------------------------------------------------------------------------------------------------------
                                                                    Worst                            Percentage Rate of Return(2)
                                                                   Monthly          Worst Peak-      (computed on a compounded
                                                                 Percentage         to-Valley             monthly basis)
                                                                  Drawdown           Drawdown      ---------------------------------
                      Inception     Aggregate      Current        (for any           (for any                             Year to
     Name      Type   of Trading     Deposits     Total NAV    single account)(1) single account)(1)    1999      2000      Date
------------- ------ ------------ -------------- ------------- ------------------ ----------------- ---------- ---------- ----------
  Individual    1        3/99     $2,217,000      $2,361,000        25.29%            29.22%          58.59%     22.46%    (14.74)%
   Managed                                                           7/01           4/01-8/01                            (9 months)
   Accounts
-----------------------------------------------------------------------------------------------------------------------------------


Key to type:
1 = Individually managed accounts




                                                   Percentage Rate of Return(2)
                                                    (computed on a compounded
                                                          monthly basis)
                                 -----------------------------------------------

    Month                     Year to Date              2000            1999
--------------------------------------------------------------------------------
     January                      0.25                  5.92
--------------------------------------------------------------------------------
    February                      1.09                  3.54
--------------------------------------------------------------------------------
       March                      5.62                 (6.47)             10.31
--------------------------------------------------------------------------------
       April                      1.81                  4.45              12.77
--------------------------------------------------------------------------------
         May                    (14.50)                 3.21               0.85
--------------------------------------------------------------------------------
        June                      5.14                  4.30              (0.19)
--------------------------------------------------------------------------------
        July                    (13.42)                (2.64)             11.59
--------------------------------------------------------------------------------
      August                     (2.28)                 8.64             (10.62)
--------------------------------------------------------------------------------
   September                      2.86                 (2.97)             22.50
--------------------------------------------------------------------------------
     October                                          (14.43)            (10.90)
--------------------------------------------------------------------------------
    November                                           (0.98)             19.21
--------------------------------------------------------------------------------
    December                                           22.10               2.41
--------------------------------------------------------------------------------
        Year                    (14.74)                22.46              58.59
--------------------------------------------------------------------------------



(1) "Drawdown" means losses experienced by any account over a specified period expressed as a percentage of the account's net asset value at the beginning of that period. The "Worst Monthly Percentage Drawdown" is the greatest cumulative percentage decline in month-ending net asset value due to losses sustained by an individual account. The "Worst Peak-to-Valley Drawdown" is the greatest cumulative percentage decline in month-ending net asset value due to losses sustained by an individual account during any period in which the initial month-ending net asset value is not equaled or exceeded by a subsequent month-ending net asset value.

(2) The "Rate of Return" for a period is calculated by dividing the net profit or loss of the fully-funded accounts in the program on a composite basis for such period by the equity of the program at the beginning of such period, except in periods of significant additions or withdrawals to the accounts in the composite. In such instances, the composite is adjusted to exclude amounts with significant additions or withdrawals which would materially distort the rate of return.

                        COMMODITY BROKERAGE ARRANGEMENTS

GENERAL

         Under the Fund's limited partnership agreement, Shaffer Asset Management is responsible for selecting the Fund's commodity broker(s) and has selected ADM Investor Services, Inc. to act as the Fund's initial commodity broker. In this regard, the Fund has entered into a non-exclusive brokerage agreement with ADM that is terminable by the Fund or ADM Investor Services on sixty days' prior written notice. From time to time, Shaffer Asset Management may engage another or one or more additional firms to act as the Fund's commodity broker, although it has no current intention to do so.

DESCRIPTION OF THE COMMODITY BROKER

         ADM Investor Services is a Delaware corporation and wholly owned subsidiary of Archer Daniels Midland Company. Through its branch office and introducing broker network, ADM Investor Services is engaged primarily in providing individual and institutional clients with services in connection with the purchase and sale of commodity interests throughout the United States and in many foreign countries. ADM Investor Services is a clearing member of the Chicago Board of Trade; the Chicago Merchantile Exchange; the New York Merchantile Exchange and the Commodity Exchange; the New York Board of Trade; the Minneapolis Grain Exchange; and the London International Financial Futures Exchange.

         ADM Investor Services is registered with the CFTC as a futures commission merchant. Such registration does not imply, however, that the CFTC has approved the accuracy of the information contained in ADM Investor Services' application for registration or the qualifications of ADM Investor Services to act as a futures commission merchant, or that the CFTC supervises the business activities engaged in by ADM Investor Services. ADM Investor Services is also a member of the NFA.

         ADM Investor Services' principal offices are located at 1600A Board of Trade Building, 141 West Jackson Boulevard, Chicago, Illinois 60604, and its telephone number is (312) 435-7000.

CIVIL, CRIMINAL AND ADMINISTRATIVE ACTIONS

         CFTC NOTICE OF INTENT TO REVOKE, SUSPEND OR RESTRICT REGISTRATION. On May 16, 1997, the CFTC filed a notice of intent to revoke, suspend or restrict the registration of ADM Investor Services as a futures commission merchant based upon a 1996 conviction of ADM Investor Services' parent company, Archer Daniels Midland Company ("Archer Daniels Midland"), for violations of the Sherman Antitrust Act. Specifically, Archer Daniels Midland pled guilty on October 15, 1996 to charges that it participated in a conspiracy to fix the prices of lysine and citric acid. As part of its guilty plea, Archer Daniel Midland agreed to pay fines totaling $100 million.

         In connection with the CFTC's proceeding against ADM Investor Services, ADM Investor Services accepted an offer of settlement that placed various restrictions on ADM Investor Services' registration as a futures commission merchant. In particular, ADM Investor Services is prohibited from (i) employing any person who was directly or indirectly involved in the conduct of Archer Daniels Midland in the alleged conspiracy, and (ii) employing any person who was employed by Archer Daniels Midland for a period of four years, except for the current president of ADM Investor Services. In addition, ADM Investor Services is required to conduct a weekly review of all trading activities conducted by or on behalf of Archer Daniels Midland for consistency with the CE Act and CFTC regulations. ADM Investor Services has advised Shaffer Asset Management that (i) ADM Investor

Services was not cited by the CFTC for any alleged or actual violations of the CE Act or rules and regulations promulgated by the CFTC thereunder, (ii) the CFTC's action against ADM Investor Services was based entirely on the fact that ADM Investor Services was a subsidiary of Archer Daniels Midland, and (iii) the proceeding has not had, and is not expected to have, a material adverse effect on the activities of ADM Investor Services as a futures commission merchant.

         OTHER ACTIONS. ADM Investor Services is currently a defendant in certain lawsuits incidental to its commodities business. ADM Investor Services has advised Shaffer Asset Management that such actions have not had, and are not expected to have, a material adverse effect on the activities of ADM Investor Services as a futures commission merchant.

         Other than the foregoing actions, there have been no material civil, criminal or administrative actions pending, on appeal or concluded against ADM Investor Services or any of its principals during the past five years.

DESCRIPTION OF BROKERAGE ARRANGEMENTS


         Upon the successful completion of the initial offering, the Fund will open a commodity trading account with ADM Investor Services pursuant to a brokerage agreement entered into with ADM Investor Services. Under that agreement, all assets and credits carried for the Fund will be subject to a general lien to discharge its trading obligations; the margins required to initiate or maintain open positions may be increased or decreased at any time at the discretion of ADM Investor Services; open positions may be liquidated or new positions may be rejected if, in the discretion of ADM Investor Services, the margin is deemed insufficient or is required by the emergency rules of any exchange; and reports of trading become conclusive if no written objection thereto is made within stated times. The brokerage agreement also provides that ADM Investor Services and its stockholders, directors, officers, employees, and affiliates shall not be liable to the Fund, its partners, or any of their successors or assigns except for acts or omissions taken or omitted to be taken by them in their capacities as brokers for the Fund if such acts or omissions involved gross negligence or willful, wanton or reckless misconduct. In addition, the brokerage agreement also provides that the Fund shall indemnify ADM Investor Services and its stockholders, directors, officers, employees and affiliates against any or all losses, liabilities, costs, damages, expenses (including, without limitation, attorneys' and accountants' fees and disbursements), judgments and amounts paid in settlement (collectively, "Losses") incurred or suffered by any of them in connection with or relating to their performance of services to the Fund unless such Losses resulted from the gross negligence or willful, wanton or reckless misconduct of ADM Investor Services or its stockholders, directors, officers, employees or affiliates. ADM Investor Services will provide various services to the Fund with respect to the execution, clearance and confirmation of transactions on behalf of the Fund, but will receive direction and instructions in this regard from Shaffer Asset Management. The brokerage agreement provides that, under no circumstances shall ADM Investor Services accept any responsibility for verifying that any of such instructions are in conformance with Shaffer Asset Management's authority and ADM Investor Services will not undertake to monitor the actions of Shaffer Asset Management in this regard to ensure that such actions are not contrary to the provisions of this prospectus, the accompanying statement of additional information or any related agreements or any subsequent amendments thereto. No indemnification of Shaffer Asset Management or its affiliates is permitted for Losses resulting from a violation by Shaffer Asset Management or any of its affiliates of the Securities Act of 1933, as amended, or of any applicable state securities laws in connection with the Registration Statement or the sale of Units. The Fund (or the limited partners of the Fund) or the other parties thereto may terminate the brokerage agreements and close the Fund's commodity accounts at any time on sixty days prior notice.

         The Fund will initially pay brokerage commissions to ADM Investor Services at the rate of $17 per "round-turn" for trades executed on domestic exchanges. Based upon the rate of the brokerage commissions to be charged the Fund and the anticipated trading patterns of Shaffer Asset Management, the Fund may pay brokerage commissions totaling 1% or more of its average annual Net Asset Value. There is no agreement to limit such commission charges to any particular level. ADM Investor Services will maintain the Fund's assets in segregated accounts as required by CFTC regulations.

         CFTC regulations permit brokers to retain interest earned on customer funds. Many brokers permit accounts above a certain size to have a portion of their funds held in the form of interest-bearing obligations such as United States Treasury Bills, thereby enabling such accounts to earn interest on assets being used for trading. This advantage would not generally be extended to individuals unless substantially more than the minimum investment required by the Fund was committed to commodity trading. The Fund's assets, both those that are deposited to meet margin requirements and those that are held in reserve, may be held in cash, United States Treasury Bills or in any other form permissible under applicable laws and regulations. Shaffer Asset Management currently intends to cause the Fund to hold not less than 90% of such assets in United States Treasury Bills; interest, if any, earned on such assets, therefore, will inure to the benefit of the Fund.

         Shaffer Asset Management will review the terms of the brokerage agreement at least annually and determine to the extent possible the brokerage commission rates charged by other brokers to other public commodity funds whose size and management structure is comparable to that of the Fund as a factor in determining that the commission rates paid by the Fund continue to be fair and reasonable in light of the services the Fund receives from ADM Investor Services and its affiliates including, among others, execution services. Investors should note that, notwithstanding the foregoing, the Fund may pay brokerage commission rates exceeding rates which are otherwise available. Commission rates proposed for the Fund, as well as those currently charged to most other public commodity pools by other commodity brokers (to the best of Shaffer Asset Management's knowledge), are ultimately based upon the scheduled retail commission rates charged by most major commodity brokerage houses to regular public customers. While the rates charged to the Fund ostensibly represent a discount from those scheduled rates, the rates charged to the Fund, and other public commodity pools, may exceed the lowest rates negotiable with ADM Investor Services or certain other brokers by an account as large as the Fund's account. See "Conflicts of Interest and Fiduciary Responsibility of the General Partner".


                              PLAN OF DISTRIBUTION

THE OFFERING


         The Units will be offered for sale on a best efforts basis by the Fund through Berthel Fisher & Company Financial Services, Inc., an Iowa corporation. Berthel Fisher & Company may select other member firms of the NASD and certain foreign dealers that agree in making sales of Units to abide by the NASD Rules of Fair Practice to participate in this offering. This offering may be terminated at any time by agreement of Shaffer Asset Management and Berthel Fisher & Company.


         The initial offering of Units will be made at a purchase price of $950 per Unit, plus an initial sales charge of $50 per Unit, for a period of 60 days from the date of this prospectus, subject to the right of Shaffer Asset Management to extend this offering for up to an additional 60 days. At the end of the initial offering period, if the minimum of 1,000 Units has been sold and accepted by Shaffer Asset Management, the Fund may commence trading. Subsequent to the initial offering period, the Fund may continue to sell unsold Units, if any, as of the last business day of each calendar month. The purchase price for such Units will be the then current Net Asset Value per Unit as of the close of business on the last business day of each calendar month, plus a sales charge of 5% of the Net Asset Value per Unit for each Unit purchased. Any subscription may be rejected by Shaffer Asset Management in whole or in part for any reason, but no subscription may be revoked by the subscriber. Shaffer Asset Management is required to make a capital contribution to the Fund equal to at least the greater of (i) 1% of the aggregate amount of capital contributions made to the Fund by the partners, including Shaffer Asset Management's capital contribution, or (ii) $25,000. In connection therewith and otherwise, Shaffer Asset Management and its principals are permitted to purchase Units, and all such Units so purchased shall be included in determining the number of Units sold and accepted by Shaffer Asset Management hereunder.



         The minimum investment in the Fund by any one investor is $10,000 (initially 10 Units), except that in the case of investments by pension, profit-sharing or other employee benefit plan qualified under Section 401 of the Internal Revenue Code, IRAs, Education IRAs, Roth IRAs, SIMPLE IRAs, Simplified Employee Pension - IRA plans and retirement and deferred compensation and annuity plans and trusts used to fund those plans, including but not limited to, those defined in Sections 401(a), 403(b) or 457 of the Internal Revenue Code, the minimum investment is $5,000 (initially 5 Units). Additional investments in the Fund may be made in amounts of not less than $1,000. Purchases by investors and their spouses and by entities, including retirement plan trusts, that are legally or beneficially owned in their entirety by investors and/or their spouses shall be aggregated for purposes of meeting the minimum purchase requirements. Fractional Units may be sold by the Fund.



         If at least 1,000 Units are sold and accepted by Shaffer Asset Management during the initial offering period, approximately 20% of all sales charges shall be paid to Shaffer Asset Management to reimburse Shaffer Asset Management for the payment by Shaffer Asset Management of the Fund's organizational, initial offering and operating expenses payable by Shaffer Asset Management and approximately 80% of all sales charges shall be paid as syndication fees to Berthel Fisher & Company and as selling commissions to the selected dealers. Berthel Fisher & Company and the selected dealers may in turn pay a portion of such syndication fees and selling commissions to their respective employees who are NASD registered representatives for each Unit sold by them. In no event may compensation to Berthel Fisher & Company and the selected dealers exceed 10% of the gross proceeds of this offering (excluding, for the purposes of such calculations, (i) the payment to Berthel Fisher & Company of 0.5% of the gross proceeds of this offering as bona fide due diligence expense, and (ii) the reimbursement to Berthel Fisher & Company of actual out-of-pocket expenses.


         In addition to the syndication fees and selling commissions described above, the Fund will pay a monthly continuing services fee to Berthel Fisher & Company and, through Berthel Fisher & Company, certain selected dealers who are appropriately registered with the CFTC and/or the NFA and their respective registered representatives equal to, in the aggregate, 1/12 of 1.25% of the Net Asset Value per Unit of the Fund's assets under management at month's end (without reduction for distributions or redemptions effected as of such date or management fees payable or incentive allocations allocable as of such date) with respect to Units purchased within the prior twelve-month period and 1/12 of 4% of the Net Asset Value per Unit of the Fund's assets under management at month's end (without reduction for distributions or redemptions effected as of such date or management fees payable or incentive allocations allocable as of such date) with respect to Units purchased more than twelve months prior thereto. Such continuing services fee shall be paid to Berthel Fisher & Company and such selected dealers and their respective registered representatives in return for their continuing services to the Fund and the limited partners of the Fund that were solicited by them. Such services include, without limitation, keeping the limited partners of the Fund apprised of developments affecting the Fund, responding to specific inquiries received from limited partners relating to the Fund and the commodity markets, communicating current valuations of the Fund's Net Asset Value per Unit to the limited partners, assisting in redemptions, transfers and distributions, assisting limited partners in interpreting the Fund's monthly and annual reports, financial statements and the tax information provided to limited partners, and providing such other services as the limited partners from time to time may reasonably request. The continuing services fee may be increased at any time and from time to time by Shaffer Asset Management upon sixty days' prior written notice to the limited partners.


         Shaffer Asset Management is responsible for all of the Fund's organizational and initial offering expenses, exclusive of selling commissions, that are currently estimated at $200,000. Shaffer Asset Management is also required to reimburse Berthel Fisher & Company for out-of-pocket expenses incurred by it in connection with this offering. Although the Fund will not be obligated to reimburse Shaffer Asset Management for any of such expenses, approximately 20% of all sales charges imposed by the Fund on Units sold and 100% of all early redemption fees charged by the Fund upon redemptions of Units will be paid to Shaffer Asset Management to reimburse Shaffer Asset Management for the payment by Shaffer Asset Management of the Fund's organizational and initial offering expenses and the Fund's operating expenses that are payable by Shaffer Asset Management. See "Summary - Fees and Expenses Payable by the General Partner", "Fees, Compensation and Expenses" and "Redemptions".

         Berthel Fisher & Company is, and Shaffer Asset Management may be deemed to be, an "underwriter" in connection with this offering within the meaning of the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

         The Fund has agreed to indemnify Berthel Fisher & Company and the selected dealers against certain liabilities that they may incur in connection with the offering and sale of the Units, including liabilities under the Securities Act of 1933 (in the case of the selected dealers only) and the CE Act. The Fund will not indemnify Berthel Fisher & Company for any loss, liability, damage, cost or expense (including, without limitation, attorneys' and accountants' fees and disbursements) resulting from a violation by Shaffer Asset Management or its affiliates of the Securities Act of 1933 or any state securities laws in connection with the Registration Statement or the sale of the Units.


         The Fund has been advised by Berthel Fisher & Company that neither Berthel Fisher & Company nor any of the selected dealers engaged to sell the Units will execute any transaction in the Units in any trading account over which it has discretion, without the prior written approval of the holder of such account.


         Following acceptance by the Fund of a subscription, Shaffer Asset Management will provide the subscriber with written confirmation of the acceptance of the Subscriber's purchase of the Units.



SUBSCRIPTIONS / INVESTMENT REQUIREMENTS / INVESTOR SUITABILITY STANDARDS



         In order to subscribe for Units, a subscriber must (i) complete and execute a Subscription Agreement / Power of Attorney that is attached as Exhibit C to the statement of additional information that accompanies this prospectus, and (ii) deliver or mail such documents to the Fund at the address shown, together with a check, made out in accordance with the instructions of the selected dealer, for the full purchase price of the Units to be purchased, together with any and all applicable sales charges. If the subscription is rejected by Shaffer Asset Management, in whole or in part (which is in the sole discretion of Shaffer Asset Management), the subscription funds or the rejected portion thereof will be returned to the subscriber without interest. Shaffer Asset Management will determine whether to accept or reject a subscription as promptly as possible following its receipt. All subscriptions, once made, are irrevocable by the subscriber but may be rejected in whole or in part by Shaffer Asset Management.


          Each subscriber must represent and warrant in the Subscription Agreement / Power of Attorney, a copy of which is attached as Exhibit C to the statement of additional information that accompanies this prospectus, that


     o he or she has either (A) a net worth (exclusive of home, furnishings and automobiles) of at least $225,000, or (B) a net worth (similarly calculated) of at least $60,000 and an annual gross income of at least $60,000, and his or her investment in the Fund will not constitute more than 10% of his or her net worth, exclusive of home, furnishings and automobiles; and

     o    If he or she is a resident of Iowa, Kansas, or Missouri, he or she has
          (i) a net worth of $350,000 or (ii) a net worth of at least $100,000 and $100,000 taxable income

     o If he or she is a resident of Nebraska, he or she has (i) a net worth, or joint net worth with his or her spouse, that exceeds $1,000,000 or
          (ii) had income in excess of $200,000 in each of the two most recent years or a joint income with his or her spouse in excess of $300,000, and he or she has a reasonable expectation of reaching this same income level in the current year.


     o he or she has reviewed this prospectus and the accompanying statement of additional information and is aware of and can afford the risks of an investment in the Fund, including the risk of losing his or her entire investment.


         THE ADMINISTRATION OF THE SECURITIES LAWS OF CERTAIN STATES HAVE IMPOSED ADDITIONAL SUITABILITY REQUIREMENTS ON THE RESIDENTS OF SUCH STATES. THESE STANDARDS, HOWEVER, ARE ONLY REGULATORY MINIMUMS. EVEN IF A SUBSCRIBER MEETS THE SUITABILITY REQUIREMENTS DESCRIBED ABOVE, AN INVESTMENT IN THE UNITS MAY NOT BE SUITABLE FOR HIM OR HER. ONLY THE SUBSCRIBER CAN MAKE THAT DETERMINATION. SEE "SUBSCRIPTION REQUIREMENTS" ATTACHED AS EXHIBIT B TO THE STATEMENT OF ADDITIONAL INFORMATION THAT ACCOMPANIES THIS PROSPECTUS.

In the case of a subscription on behalf of a fiduciary account, the subscription requirements must be met by the account beneficiary. However, in a case where a donor or grantee directly or indirectly supplies the funds to purchase the Units, and the donor or grantee acts as the fiduciary for the account, then the subscription requirements may be met by the donor or grantee.

It is the responsibility of Shaffer Asset Management, Berthel Fisher & Company and each person selling Units to make every reasonable effort to determine that a purchase of Units is a suitable and appropriate investment for each subscriber.



         During the initial offering period, all monies remitted by subscribers will be deposited in an escrow account with The Chase Manhattan Bank, 450 West 33rd Street, 15th floor, New York, NY 10001. In the event that 1,000 or more Units are sold to the public and accepted by Shaffer Asset Management during the initial offering period, all interest earned on the proceeds of subscriptions during the initial offering period will not be retained by the Fund but will be distributed to subscribers on a pro rata basis (taking into account both the time and the amount of the deposit) following the conclusion of the initial offering period. If 1,000 Units are not so sold and accepted, the amount of each subscription together with any interest earned (allocated on the same pro rata basis) will be distributed to the subscribers within fifteen days after the end of the initial offering period.

                          INVESTMENTS BY ERISA ACCOUNTS

GENERAL

         This section sets forth certain consequences under ERISA and the Internal Revenue Code which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in and subject to Section 4975 of the Internal Revenue Code who has investment discretion should consider before deciding to invest the plan's assets in the Fund (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries").

         Violations of the rules under ERISA and/or Section 4975 of the Internal Revenue Code by fiduciaries can result in various types of liabilities, including civil penalties and excise taxes. Because of the complexity of these rules, plan fiduciaries are strongly encouraged to consult with their legal advisors prior to causing a plan to invest in the Fund.

SPECIAL INVESTMENT CONSIDERATIONS

         Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund plays or would play in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the Plan and related trust.

THE FUND SHOULD NOT BE DEEMED TO HOLD "PLAN ASSETS"

         A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide in pertinent part that assets of a limited partnership will not be plan assets of a Plan which purchases an equity interest in the partnership if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception"), or if investment by benefit plan investors is not "significant". If the underlying assets of a partnership are considered to be assets of any Plan for purposes of ERISA or
Section 4975 of the Internal Revenue Code, the operations of such partnership would be subject to and, in some cases, limited by, the provisions of ERISA and
Section 4975 of the Code.

         The Publicly-Offered Security Exception applies if the equity is a security that is:

        1) "freely transferable" determined based on the applicable facts and circumstances;

        2) part of a class of securities that is "widely held" - meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other; and

        3)      either (a) part of a class of securities registered under
                Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, and the class of which such security is a part is registered under the Securities Exchange Act of 1934, within 120 days, or such later time as may be allowed by the SEC, after the end of the fiscal year of the issuer in which the offering of such security occurred.

         It appears that all of the conditions described above will be satisfied with respect to the Units and, therefore, the Units should constitute "publicly offered securities". The underlying assets of the Fund should therefore not be considered to constitute assets of any Plan that purchases Units.

         If, however, the Fund does NOT qualify for the Publicly Offered Security Exception, Shaffer Asset Management may limit investments by benefit plan investors, in the aggregate, to less than 25% of the total capital of each class of equity interest of the Fund not owned by its affiliates (the "25% Limitation"). If Shaffer Asset Management applies the 25% Limitation, investment by benefit plan investors will not be considered "significant" under the ERISA Regulation, and the underlying assets of the Fund will not be considered to constitute assets of any Plan that purchases Units. This 25% Limitation may restrict additional investments by benefit plan investors and cause Shaffer Asset Management to require that some investors withdraw from the Fund in the event other investors withdraw. If, in the opinion of Shaffer Asset Management, a rejection of subscriptions or mandatory withdrawals are necessary to avoid causing the assets of the Fund to meet the 25% Limitation, Shaffer Asset Management will effect the rejections or withdrawals in a manner determined in the sole discretion of Shaffer Asset Management. However, Shaffer Asset Management will use its best efforts to effect withdrawals on a pro rata basis among all benefit plan investors.

INELIGIBLE PURCHASERS

         In general, Units may not be purchased with the assets of a Plan if Shaffer Asset Management, Berthel Fisher & Company, ADM Investor Services or any of their respective employees and/or affiliates or any of its affiliates or employees either:

        1) exercise any discretionary authority or discretionary control respecting management of the Plan;

        2) exercise any authority or control respecting management or disposition of the assets of the Plan;

        3) render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan;

        4) have any authority or responsibility to render investment advice with respect to any moneys or other property of the Plan; or

        5) have any discretionary authority or discretionary responsibility in the administration of the Plan.


                          DISTRIBUTIONS AND REDEMPTIONS

         Distributions of profits, if any, will be made at Shaffer Asset Management's discretion. Investors should be aware, however, that Shaffer Asset Management does not intend to make any distributions of any profits. See "Risk Factors - Partners' Tax Liability May Exceed Distributions", "Conflicts of Interest and Fiduciary Responsibility of the General Partner", "Summary of the Limited Partnership Agreement - Profits and Losses; - Distributions" and "Federal Income Tax Consequences".

         A limited partner of the Fund may cause some or all of his Units to be redeemed by the Fund as of the last business day of any month at the then current Net Asset Value per Unit (less the early redemption fee described in the following paragraph for certain redemptions effected during the first twelve full calendar months after their purchase) on ten days' prior written notice to Shaffer Asset Management, provided, however, that no redemption which applies to less than all of a partner's interest in the Fund can result in the partner's capital account being reduced below $10,000 ($5,000 in the case of investments by pension, profit-sharing or other employee benefit plan qualified under
Section 401 of the Internal Revenue Code, IRAs, Education IRAs, Roth IRAs, SIMPLE IRAs, Simplified Employee Pension - IRA plans and retirement and deferred compensation and annuity plans and trusts used to fund those plans, including but not limited to, those defined in Sections 401(a), 403(b) or 457 of the Internal Revenue Code) after the redemption is effected. Requests for redemption are irrevocable. The Net Asset Value per Unit for purposes of redemption equals the Net Asset Value of the Fund allocated to the capital account of the Fund represented by Units divided by the number of Units outstanding on the date of redemption. Units are redeemed at their Net Asset Value determined as of the day on which they are redeemed, not as of the date on which a request for redemption is made or received. Accordingly, the redemption price actually received for a Unit may differ significantly from that which would have been received at the time when the decision to redeem was made.


        The Fund will charge an early redemption fee equal to 4% of the Net Asset Value per Unit of the Units redeemed as of or before the end of the third full calendar month after their purchase. This fee will decrease by one percentage point for every three full calendar months thereafter. Accordingly, Units redeemed as of the end of or during the tenth, eleventh and twelfth full calendar months after their purchase will be subject to a redemption fee equal to 1% of the Net Asset Value per Unit of the Unit(s) redeemed. Thereafter, no redemption fee will be charged. In addition and in order to assure each of the Fund's limited partners the availability of funds to pay taxes on each year's profits, if any, the redemption fee will be waived on redemptions of Units to the extent, if any, distributions in the first quarter of a calendar year are less than 35% of the profits reportable to a limited partner for the prior year. The Fund will pay all early redemption fees to Shaffer Asset Management to reimburse Shaffer Asset Management for the payment by Shaffer Asset Management of the Fund's organizational and initial offering expenses and the Fund's operating expenses that are payable by Shaffer Asset Management. Investors should note that the early redemption fees will reduce the redemption value of a Unit significantly below its purchase price unless the Fund achieves significant net New Trading Profits from its trading activities.


        All requests for redemption in proper form will be honored and payment will be made within ten business days of the effective date of redemption, except as described below. The right to redeem is contingent on the Fund having assets sufficient to discharge its liabilities on the date of redemption. It is also contingent on receipt by Shaffer Asset Management of a request for redemption in the form attached as Exhibit D to the statement of additional information that accompanies this prospectus or any other form approved by Shaffer Asset Management at least ten days (or such shorter period as may be acceptable to Shaffer Asset Management) prior to the date on which redemption is requested. Under special circumstances, including but not limited to default or delay in payments due to the Fund from banks or other persons, the Fund may in turn delay payment to partners requesting redemption of Units of the proportionate part of the Net Asset Value per Unit represented by the sums which are the subject of such default or delay.

         A limited partner of the Fund will not be liable by operation of law for any sum in excess of his or her capital contribution and profits, if any (including any distributions and amounts received upon redemption of Units and interest thereon), necessary to discharge the Fund's liabilities to all creditors who extended credit or whose claims arose before the return of the cash value of the limited partner's interest. The Fund will not make such a claim with respect to amounts distributed to limited partners and amounts paid upon redemption of Units unless the assets of the Fund are insufficient to discharge the Fund's liabilities to its creditors.


                                TRADING POLICIES

         The objective of the Fund is to achieve maximum capital appreciation of its assets through speculative trading in commodity futures contracts and other commodity interests in the United States commodity futures markets. No assurance can be given that the Fund's objectives can be met. The Fund will attempt to accomplish its objectives by following the trading policies set forth below:

         1. Fund monies will be invested in futures contracts only of commodities which are traded in sufficient volume to permit, in the opinion of the Fund's advisor(s), ease of taking and liquidating positions.

         2. The Fund will not allow any advisor to acquire, on behalf of the Fund, additional positions in any commodity if such additional positions would result in a net long or short position for any individual commodity requiring as margin more than 25% of the Fund's Net Asset Value at the time.

         3. The Fund estimates that between 10% and 40% of the Fund's assets will normally be committed as margin, although such percentage may be outside such range from time to time. As a result, the Fund will not generally be as highly leveraged as permitted for investments by an individual. Margin requirements will be met with cash, through deposits of United States Treasury Bills or in such other manner as may be permitted under applicable laws and regulations.

         4. The Fund will ordinarily avoid entering into an open position during a delivery month, except with respect to commodity futures contracts on currencies.

         5. The Fund will not employ the trading technique commonly known as "pyramiding", in which the speculator uses unrealized profits on existing positions as margin for the purchase or sale of additional positions IN THE SAME OR A RELATED COMMODITY. However, the Fund's advisor(s) may take into account the Fund's open trade equity on existing positions in determining generally whether to acquire additional commodity futures contracts on behalf of the Fund in light of the policy described in paragraph 3, above.

         6. The Fund will not utilize borrowings, except to finance the Fund's taking delivery of cash commodities. Although the Fund has no current intention to make or accept delivery of cash commodities, the Fund may from time to time make or accept delivery of a cash commodity. Normally, such deliveries will be disposed of promptly by re-tendering to the appropriate clearing house the warehouse receipt representing the delivery.


         7. Although the Fund has no current intention to employ trading techniques such as spreads or straddles, the Fund may from time to time employ such trading techniques. The term "spread" or "straddle" describes a commodity futures trading transaction involving the simultaneous buying and selling of commodity futures contracts dealing with the same commodity but involving different delivery dates or different markets, and in which the trader expects to earn profits from a widening or narrowing movement of the prices of the different commodity futures contracts.

         8. The Fund, under extraordinary circumstances, may establish offsetting positions in foreign currencies through banks or in the inter-bank market to reduce risk exposure due to lack of liquidity on the commodity exchanges and to protect the Fund's capital.

         9. The Fund will not permit rebates or give-ups to be received by Shaffer Asset Management or any advisor.

         10. The Fund will not buy, sell or trade in securities other than those in which customers' funds are permitted to be invested under the CE Act, nor will it write, purchase, sell or trade in options on securities. Although the Fund has no current intention to trade in options on commodity futures contracts or physical commodities, the Fund may from time to time trade in options on commodity futures contracts or physical commodities.

         11. The Fund will not commingle its assets with those of other persons, except as permitted by law.


         12. The Fund will not permit the churning of its commodity trading account.


         13. The Fund may trade in futures contracts on foreign currencies through domestic commodity exchanges, including the International Monetary Market Division of the Chicago Mercantile Exchange.

         14. The Fund will generally maintain approximately 90% of its assets in investment mediums such as United States Treasury Bills and other interest bearing debt obligations or repurchase agreements relating thereto.

         15. The Fund will not be a dealer and therefore will not acquire commodity interests as inventory or primarily for sale to customers in the ordinary course of business.


         Although Shaffer Asset Management is currently serving as the general partner of, and the commodity trading advisor to, the Fund, Shaffer Asset Management will monitor the trading policies of the Fund described above and will impose any additional restrictions upon the trading activities of the Fund's other advisor(s), if any, as Shaffer Asset Management, in the exercise of its prudent business judgment, deems appropriate. In addition, Shaffer Asset Management may change the trading policies described above without notice to or the approval of the limited partners of the Fund if it, in its sole discretion, determines that such change is in the best interests of the Fund. Shaffer Asset Management will not make a material change in the basic investment policy or structure of the Fund unless it obtains an affirmative vote of a majority of the Units.


         If the Net Asset Value of the Fund (increased by the amount of distributions per Unit, if any) on any business day during any given fiscal year decreases to or below 50% of the Net Asset Value per Unit as of the beginning of that fiscal year, provided that such 50% decrease results in a Net Asset Value per Unit of less than $1,000, or if the Net Asset Value per Unit decreases on any business day to or below $350, the Fund will attempt to liquidate all open positions as expeditiously as possible and suspend trading. No assurance is given that the Fund will be able to close out all open positions without incurring substantial additional losses. Within ten business days after the date of the suspension of trading, Shaffer

Asset Management shall either give notice to the limited partners of the Fund of its intention to withdraw from the Fund or shall declare a special redemption date. Such special redemption date, if declared, shall be a business day within thirty business days from the date of suspension of trading by the Fund, and Shaffer Asset Management shall mail notice of such date to each limited partner of the Fund by first class mail, postage prepaid, not later than ten business days prior to such special redemption date, together with instructions as to the procedure such partner must follow to have his Units redeemed on such date by the Fund, if such partner so desires. No redemption fees would be due in respect of a Unit redeemed on the special redemption date. If, after such special redemption date, the Fund's Net Asset Value is at least 50% of the Net Asset Value on the close of business on the day before the special redemption date, the Fund will resume trading unless Shaffer Asset Management elects to withdraw from the Fund. If, after such special redemption date, the Fund's Net Asset Value is less than 50% of the Net Asset Value of the close of business on the day before the special redemption date, the Fund shall terminate. See "Risk Factors".


                        SUMMARY OF THE ADVISORY AGREEMENT


         The Fund has entered into an advisory agreement with Shaffer Asset Management that provides that Shaffer Asset Management will have sole discretion during the term of the contract to determine the Fund's trades. The advisory agreement has a term ending one year after the end of the month in which the Fund commences trading subject to the Fund's right to automatically renew the advisory agreement on the same terms and conditions for one additional year on ninety days' prior written notice and further subject to Shaffer Asset Management's right to terminate the advisory agreement during the extended term on sixty days' prior written notice. The advisory agreement terminates automatically in the event that the Fund is terminated and may be terminated at any time by the Fund or its general partner upon sixty days' prior written notice to Shaffer Asset Management. The advisory agreement may also be terminated at the election of the Fund's general partner at any time, upon written notice to the Fund, in the event that: (i) Shaffer Asset Management withdraws from the Fund as its general partner; (ii) Shaffer Asset Management's registration as a commodity trading advisor with the CFTC lapses or is suspended or terminated; (iii) the Fund's general partner, in its sole discretion, should determine in good faith that Shaffer Asset Management has violated the Fund's trading policies; (iv) the Fund's Net Asset Value per Unit (increased by the amount of any distributions per Unit, if any) on any business day during any given fiscal year decreases to or below 50% of the Net Asset Value per Unit of the Fund at the beginning of the fiscal year, provided that such 50% decrease results in a Net Asset Value per Unit of less than $1,000, or if the Net Asset Value per Unit (increased by the amount of any distributions per Unit, if any) decreases on any business day to or below $350.00; (v) Mr. Shaffer leaves the employ of Shaffer Asset Management, becomes incapacitated or is otherwise not active in the management of the trading programs of Shaffer Asset Management;
(vi) Shaffer Asset Management becomes unable to use its trading strategies for the benefit of the Fund for any reason; or (vii) Shaffer Asset Management merges, consolidates with or sells a substantial portion of its assets, any portion of its trading strategies, trading programs or goodwill to any individual or entity, or becomes bankrupt or insolvent. Under the terms of the advisory agreement, upon the termination or expiration of the advisory agreement, the Fund may retain a new trading advisor or advisors or may renegotiate the advisory agreement with Shaffer Asset Management on the same or different terms. No assurance is given that, after the expiration of such contract, the Fund will be able to retain the trading management services of Shaffer Asset Management or obtain those services on the same terms as those of the current advisory agreement. In addition, Shaffer Asset Management has the right to terminate the advisory agreement with the Fund in certain circumstances, and no assurance is given that the advisory agreement will not be terminated prior to the expiration of the initial twelve-month term. The types of commodity interests that the Fund may trade under the terms of any new advisory agreement may differ from those that Shaffer Asset Management will trade for the Fund under the current advisory agreement. The compensation of a new trading advisor or Shaffer Asset Management under any advisory agreement negotiated in the future may be determined without regard to the previous performance of the Fund. ADM Investor Services has agreed to keep confidential Shaffer Asset Management's trades and trading strategies as disclosed to it, except to the extent necessary to conduct the affairs of the Fund. The compensation payable by the Fund to Shaffer Asset Management is described under "Fees, Compensation and Expenses".

         The business of Shaffer Asset Management is the management of discretionary commodity trading accounts, and it may manage other accounts during the same period that it is managing the Fund's account. The advisory agreement provides that Shaffer Asset Management and its principals, employees and affiliates shall be free to trade for their own accounts and manage other trading accounts and to use the same information, trading strategies and formulae which it obtains, produces or utilizes in the performance of services for the Fund. The limited partners of the Fund will have no right to inspect the trading records or evaluate the performance of such accounts except to the extent required by law. Shaffer Asset Management has agreed with the Fund that it will not deliberately use any trading strategies for the Fund which it knows are inferior to those employed by it for any other account managed by Shaffer Asset Management or any of its principals or affiliates. In addition, in its trading for the Fund's account and such other accounts, Shaffer Asset Management has agreed to use its good faith, best efforts to achieve an equitable treatment of all accounts including with respect to priorities of order entry and any changes or modifications to Shaffer Asset Management's trading strategies or recommendations resulting from the application of speculative position limits. No assurance is or can be given, however, that the results of the Fund's trading will be similar to those of other accounts concurrently managed by Shaffer Asset Management. See "Conflicts of Interest / Fiduciary Responsibility of the General Partner".

         The advisory agreement provides that Shaffer Asset Management, its shareholders, directors, officers, employees and other affiliates shall not be liable to the Fund or to its partners except by reason of acts or omissions due to bad faith, misconduct, negligence or for not having acted in good faith in the reasonable belief that their actions were taken in, or not opposed to, the best interests of the Fund. The advisory agreement further provides that with respect to any action in which Shaffer Asset Management or any of such affiliates is made a party alleging claims arising out of or in connection with the management of the Fund's assets (other than an action brought by or in the right of the Fund), the Fund shall indemnify and hold harmless such person, subject to receipt of an independent legal opinion regarding the applicable standard of conduct, against any loss, liability, damage, cost, expense (including, without limitation, attorneys' and accountants' fees and disbursements), judgments and amounts paid in settlement, if the indemnified person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Fund, and if such actions did not involve gross negligence, willful, wanton or reckless misconduct, or a breach of fiduciary obligations on the part of the person seeking indemnification. In any action brought by or in the right of the Fund against Shaffer Asset Management or any of its affiliates, the Fund shall also indemnify and hold harmless such person, subject to receipt of an independent legal opinion regarding the applicable standard of conduct, against any loss, liability, damage, cost or expense (including, without limitation, attorneys' and accountants' fees and disbursements) incurred in connection with the investigation, defense or settlement of such action, if the indemnified party acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Fund, and if such actions did not involve negligence, misconduct or a breach of fiduciary obligations on the part of the person seeking indemnification (unless the court in which such action was brought shall determine that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such amounts as the court shall deem proper). To the extent that the indemnified party has been successful in the defense of any action, no independent legal opinion is necessary. Expenses may be paid by the Fund in advance of the final disposition of such action if the indemnified person agrees to reimburse the Fund in the event that indemnification is not permitted. The Fund has also agreed to indemnify Shaffer Asset Management and its affiliates under certain circumstances with respect to claims, if any, arising under the Securities Act of 1933, in connection with the Fund's Registration Statement and the sale of the Units.

         The advisory agreement prohibits Shaffer Asset Management from receiving any commission, compensation, remuneration or payment whatsoever by reason of Fund transactions from any commodity broker with whom the Fund carries any account. The Fund will pay Shaffer Asset Management a management fee and allocate to Shaffer Asset Management an incentive allocation as described under the caption "Fees, Compensation and Expenses".


                  SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT

         The rights and duties of Shaffer Asset Management and the limited partners of the Fund are governed by the provisions of the Delaware Revised Uniform Limited Partnership Act and by the Fund's limited partnership agreement, a copy of which is included as Exhibit A to the statement of additional information that accompanies this prospectus. Certain features of the limited partnership agreement are explained below, but reference is made to the limited partnership agreement for complete details of its terms and conditions. When appropriate, the term "General Partner" herein refers to Shaffer Asset Management, Inc. or any successor general partner of the Fund.

ADDITIONAL LIMITED PARTNERS

         Shaffer Asset Management has the sole discretion to admit additional limited partners. Subsequent to this offering, the Fund may offer and sell additional Units, and there is no limitation on the total number of Units that may be outstanding. All Units offered by the Fund after the conclusion of this offering must be sold for no less than the Fund's then current Net Asset Value per Unit.

AMENDMENTS; MEETINGS

         The Fund's limited partnership agreement may be amended in any respect (except to change the Fund to a general partnership, to change the liability of Shaffer Asset Management or any limited partners, to remove Shaffer Asset Management, to terminate the Fund or to extend its duration) by a vote of the holders of a majority of the outstanding Units (not including Units held by Shaffer Asset Management), either pursuant to a written vote or at a duly called meeting of the limited partners of the Fund. An amendment may be proposed or a meeting may be called by Shaffer Asset Management or by the holders of at least 10% of the outstanding Units. It is not expected that Shaffer Asset Management will call any annual meetings of the Fund's limited partners.

CERTIFICATES FOR UNITS

         The Fund's limited partnership agreement provides that Units need not be evidenced by certificates, but it is presently contemplated that certificates will be issued to the limited partners of the Fund with respect to Units purchased by them.

ELECTION, REMOVAL AND WITHDRAWAL OF THE GENERAL PARTNER


         Shaffer Asset Management may be removed by a vote of the holders of a majority of the outstanding Units (not including Units held by Shaffer Asset Management, if any), and additional or successor general partner(s) may be elected by a vote of a majority of the outstanding Units (not including Units held by Shaffer Asset Management, if any). Shaffer Asset Management may withdraw as the general partner of the Fund upon one hundred twenty days' notice to the limited partners of the Fund.

INDEMNIFICATION


         The Fund's limited partnership agreement provides that the Fund shall not provide for indemnification of Shaffer Asset Management or its affiliates for any liability or loss suffered by such person, nor shall it provide that such person be held harmless for any loss or liability suffered by the Fund, unless all of the following conditions are met: (a) such person has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Fund, and (b) such person was acting on behalf of or performing services for the Fund, and (c) such liability was not the result of negligence or misconduct by such person, and (d) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund and not from the holders of the partnership interests. In any action brought by or in the right of the Fund against Shaffer Asset Management or its affiliates involving the management of the internal affairs of the Fund, the Fund shall indemnify and hold harmless Shaffer Asset Management and its affiliates, subject to receipt of an independent legal opinion regarding the applicable standard of conduct, against any loss, liability, damage, cost or expense (including, without limitation, attorneys' and accountants' fees and disbursements) incurred in connection with the investigation, defense or settlement of such actions if the indemnified party acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Fund, and if such actions did not involve negligence, misconduct or a breach of fiduciary obligations on the part of the person seeking indemnification (unless the court in which such action was brought shall determine that, in view of all circumstances of the case, such person(s) are nevertheless fairly and reasonably entitled to. indemnification for such amounts as the court shall deem proper). To the extent that the indemnified party has been successful in the defense of any action, no independent legal opinion is necessary. Expenses may be paid by the Fund in advance of the final disposition of such action if the indemnified person shall agree to reimburse the Fund in the event indemnification is not permitted. No indemnification of Shaffer Asset Management or its affiliates is permitted for losses resulting from or arising out of any violation of the Securities Act of 1933 or applicable state securities laws in connection with or related to the registration, issuance, offer or sale of the Units, unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to Shaffer Asset Management or its affiliates, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made; PROVIDED that such court has been advised of the position as to indemnification for violations of securities laws of the SEC and the securities administrators of the jurisdictions in which the claimant alleges to have been offered or sold Units. The position of the SEC is that any such indemnification is contrary to the federal securities laws and therefore unenforceable. The Fund may not incur the cost of that portion of any liability insurance which insures Shaffer Asset Management or any of its personnel for any liability for which Shaffer Asset Management or any of its personnel are prohibited from being indemnified under the Limited Partnership Agreement.




LIABILITIES

         A limited partner of the Fund will not be personally liable for any debts or losses of the Fund beyond the amount of his capital contribution and profits earned thereon, if any, except as indicated above in the event that the limited partner has a negative balance in his Book Capital Account upon liquidation of the Fund. In the event that the Fund is otherwise unable to meet its obligations, the limited partners of the Fund might be required, under applicable law, to repay to the Fund, cash distributions previously received by them (including distributions on partial or complete redemptions, wrongfully distributed profits and distributions deemed to be a return of capital), with interest, to the extent that such distributions were made after the date that the Fund's obligations arose. Each Unit, when issued, will be fully paid and non-assessable. Except as indicated above, losses in excess of the Fund's assets will be the obligation of Shaffer Asset Management.

LIMITED PARTNERS' RIGHTS


         Each limited partner of the Fund or his duly authorized representative may inspect the Fund's books and records during normal business hours. Holders of a majority of the Units (exclusive of any such Units held by Shaffer Asset Management, if any) may (a) adopt amendments to the Fund's limited partnership agreement proposed by Shaffer Asset Management or limited partners of the Fund owning at least 10% of the outstanding Units, (b) elect new general partner(s) if Shaffer Asset Management withdraws or is removed or is otherwise unable to serve, or (c) admit additional general partner(s). In addition, holders of a majority of the outstanding Units (not including Units held by Shaffer Asset Management, if any) may (a) remove Shaffer Asset Management, (b) cancel any contract for services with Shaffer Asset Management or its affiliates for any reason on sixty days' notice or (c) terminate the Fund. In addition, limited partners of the Fund must approve any material change in the Fund's trading policies. See "Trading Policies".


PROFIT AND LOSS; DISTRIBUTIONS

         Shaffer Asset Management may, but need not and, in fact, does not intend to, distribute any portion of the capital or profits of the Fund. Shaffer Asset Management may declare distributions in additional Units of the Fund, in which event limited partners of the Fund will be given at least sixty days' prior written notice and the option to elect to receive cash instead of additional Units. However, a limited partner has the right to redeem a portion or all of his Units in accordance with the redemption procedures described in this prospectus and the accompanying statement of additional information. For purposes of calculating Net Asset Value, any distribution shall become a liability of the Fund as of the date of its declaration. See "Redemption".

         The allocation of the Fund's income or loss for Federal income tax purposes is discussed under the caption "Federal Income Tax Consequences."

REDEMPTIONS

         The Fund's limited partnership agreement provides that the Fund's limited partners may redeem all or a portion of their Units as of the close of business on the last business day of each calendar month upon at least ten days' prior written notice to Shaffer Asset Management, subject to certain restrictions and in some instances to early redemption fees during the first full twelve calendar months following the purchase of the Units. Notwithstanding the foregoing, partial redemptions shall be in whole Units except as Shaffer Asset Management may permit. See "Redemptions".

         Limited partners of the Fund should note that there are certain tax consequences attendant upon redemptions of their Units. See "Federal Income Tax Consequences".

REPORTS AND ACCOUNTING

         The Fund will keep its books in accordance with generally accepted accounting principles on the accrual basis of accounting. The Fund's fiscal year shall be the calendar year for all purposes. The books of the Fund shall be audited at least annually at the Fund's expense by an independent public accountant to be designated by Shaffer Asset Management and each limited partner of the Fund shall be furnished with an annual report certified by an independent public accountant containing such information as the CFTC requires. CFTC regulations presently require that an annual report be provided to futures fund participants within ninety days after the close of each fiscal year, setting forth among other matters:

         (1) the Fund's Net Asset Value as of the end of each of its two preceding fiscal years;

         (2) the Net Asset Value per Unit outstanding as of the end of each of its two preceding fiscal years;

         (3) a Statement of Financial Condition as of the close of the Fund's fiscal year and preceding fiscal year;

         (4) Statements of Income (Loss), Changes in Financial Position and Changes in Ownership Equity for the most recent fiscal year, together with Statements of Income (Loss), Changes in Financial Position and Changes in Ownership Equity for the previous fiscal year; and

         (5) appropriate footnote disclosure and such further material information as may be necessary to make the required statements not misleading.

         In addition to the annual report, present CFTC rules require that the Fund furnish each limited partner of the Fund, within thirty days of the end of each month, with an unaudited account statement covering such month, which statement shall be presented in the form of a Statement of Income (Loss) and a Statement of Changes in Net Asset Value. In addition, limited partners of the Fund will be furnished with such additional information as Shaffer Asset Management, in its sole discretion, deems appropriate, as well as any information required to be provided to the limited partners of the Fund by any governmental authority having jurisdiction over the Fund. Shaffer Asset Management will also furnish each limited partner of the Fund, by no later than the 15th day of the third month following the close of the Fund's fiscal year (i.e., March 15) with tax information in a form which may be utilized in the preparation of Federal income tax returns.

         Each limited partner of the Fund shall be notified within seven business days of the decline in the Net Asset Value per Unit during a month to less than 50% of the Net Asset Value per Unit as of the last business day of the preceding month. Included in such notification shall be a description of the limited partners' voting rights, which rights include (a) the right, upon the initiative of Shaffer Asset Management or the holders of 10% of the outstanding Units and by vote of a simple majority of such Units (exclusive of any Units owned by Shaffer Asset Management, if any), to revise the Fund's limited partnership agreement, or (b) the right by a vote of the holders of at least seventy five percent of the outstanding Units (not including Units held by Shaffer Asset Management, if any) to (i) replace or revise the Fund's arrangements with Shaffer Asset Management or (ii) to terminate the Fund.

         Shaffer Asset Management shall maintain a list of the names and addresses of, and the number of Units owned by, all limited partners of the Fund at the Fund's principal office. Such list shall be made available for the review of any limited partner of the Fund or his representative at reasonable times and upon request, either in person or by mail. Shaffer Asset Management shall furnish a copy of such list to a limited partner of the Fund or his representative upon payment of the costs of reproduction and mailing; provided, however, that such list shall not be used by the limited partner for commercial purposes.

TERMINATION

         Unless earlier dissolved, the Fund shall cease doing business on December 31,2025, and shall thereupon be dissolved. The Fund shall also cease doing business and shall thereafter be dissolved if required by law or upon the occurrence of any of the following events:

         (1) The decrease of the Fund's Net Asset Value per Unit (increased by the amount of distributions per Unit, if any) on any business day during any given fiscal year to or below 50% of the Net Asset Value per Unit as of the beginning of the fiscal year, provided that such 50% decrease results in a Net Asset Value per Unit of less than $1,000, or the decrease of the Fund's Net Asset Value per Unit (increased by the amount of distributions per Unit, if any) on any business day to or below $350;

         (2) the legal disability, bankruptcy, dissolution or withdrawal of Shaffer Asset Management, provided, however, that the holders of a majority of outstanding Units (not including Units held by Shaffer Asset Management, if any) may elect, within the ninety day period following Shaffer Asset Management's required notice of withdrawal, one or more substitute general partners to continue the Fund;

         (3) the vote of the holders of at least seventy five percent of the outstanding Units (not including Units held by Shaffer Asset Management, if any) to dissolve the Fund; or

         (4)      the insolvency or bankruptcy of the Fund.

         Upon the dissolution of the Fund, its affairs shall be wound up, its liabilities discharged and its remaining assets distributed to the Unit holders in accordance with their capital accounts maintained for financial accounting purposes (the "Book Capital Accounts"). To the extent that the Fund has open commodity futures interest positions at such time, it will use its best efforts to close such positions, although no assurance can be given that market conditions might not delay such liquidation.

         In order that the allocation provisions of the Fund's limited partnership agreement be respected for Federal income tax purposes, a limited partner of the Fund having a negative balance in his Book Capital Account following the distribution of liquidation proceeds will be required to contribute an amount to the Fund sufficient to reduce such negative balance to zero. In the opinion of Shaffer Asset Management, it is unlikely that any limited partner of the Fund will have such a negative balance at such time.

TRANSFER OF UNITS


         A limited partner's Units may be assigned at the election of the limited partner upon notice to Shaffer Asset Management. However, the assignee shall become a substituted limited partner of the Fund only upon the consent of Shaffer Asset Management, which may be granted or withheld in its sole discretion. An assignee who does not become a substituted limited partner of the Fund shall be entitled to be allocated the share of the profits or losses or the return of capital to which his assignor would otherwise be entitled, but he shall not be entitled to vote, to receive an accounting of Fund transactions, to receive tax information, or to inspect the books and records of the Fund. There is not now a public market for the Units, and it is unlikely that one will develop in the future.



         The Fund has been advised by Berthel Fisher & Company that Berthel Fisher & Company shall inform the prospective transferee of such Units of all pertinent facts relating to the liquidity and marketability of the Units before assisting in the transfer of Units.








                    CAPITALIZATION / SELECTED FINANCIAL DATA

         The Fund's limited partnership agreement provides that Shaffer Asset Management must make a capital contribution to the Fund equal to at least the greater of (i) 1% of the aggregate amount of capital contributions to the Fund by the partners (including Shaffer Asset Management's capital contribution), or (ii) $25,000. As shown in the following table, the application of this formula would require Shaffer Asset Management to purchase, in the aggregate, $25,000 in units of general partnership interest valued at $950.00 per unit (26.32 units of general partnership interest) in the event that the minimum number of 1,000 Units is sold and accepted by Shaffer Asset Management during the initial offering period, 126.26 in units of general partnership interest (1% of $11,994,949) valued at $950.00 per unit in the event that the median number of 12,500 Units is sold and accepted by Shaffer Asset Management during the initial offering period, and 252.53 units of general partnership interest (1% of $23,989,898) in the event that the maximum number of 25,000 Units is sold and accepted by Shaffer Asset Management during the initial offering period. Accordingly, the table below shows the capitalization of the Fund on the date hereof and as adjusted for the sale, within the initial offering period, of the minimum (1,000), median (12,500) and maximum (25,000) number of Units offered hereby:

----------------------------------------------------------------------------------------------------------------------
                                                                       AS ADJUSTED (1)(2)
                                       -------------------------------------------------------------------------------
              TITLE OF CLASS                  OUTSTANDING (1)         MINIMUM           MID-POINT         MAXIMUM
----------------------------------------------------------------------------------------------------------------------
Units of General Partnership Interest                1                 26.32             126.26            252.53
----------------------------------------------------------------------------------------------------------------------
Units of Limited Partnership Interest                1                 1,000             12,500            25,000
----------------------------------------------------------------------------------------------------------------------
Total Partners' Contribution (including           $2,000              $975,000        $11,994,949       $23,989,898
Shaffer Asset Management's capital
contribution)
------------------------------------------- -------------------- ------------------ ------------------ ---------------


         (1) One Unit of limited partnership interest has been issued to Daniel S. Shaffer, an officer, director and shareholder of Shaffer Asset Management and the initial limited partner of the Fund, for $1,000 to permit the Fund to be organized, and Shaffer Asset Management has purchased one Unit of general partnership interest for $1,000. The Fund intends to redeem the one Unit of limited partnership interest issued to the initial limited partner at the end of the initial offering period.

         (2) Subsequent to the initial offering period, unsold Units, if any, may be sold at the then Net Asset Value per Unit, plus a sales charge of 5% of the Net Asset Value per Unit. The proceeds from such sales, before and after selling commissions, will depend upon the Fund's Net Asset Value per Unit from time to time and thus the particular purchase prices charged for those Units. See "Plan of Distribution".

         The Fund was recently organized on August 29, 2000 and has no financial history. Its total assets, consisting entirely of a cash account, and total partners' equity as of December 31, 2000, were $2,000.00. The information is derived from, and qualified by reference to, the audited statement of financial condition of the Fund included elsewhere in this prospectus and the accompanying statement of additional information.


                        FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion constitutes the opinion of Morrison Cohen Singer & Weinstein, LLP, special tax counsel to the Fund, and summarizes the material federal income tax consequences to individual investors in the Fund, as so stated in a formal opinion letter filed as an exhibit to the Registration Statement to which this prospectus is a part. The opinion is premised upon the continuing accuracy of various assumptions and representations as to certain factual matters made by Shaffer Asset Management, chief among which is that the Fund will continuously operate solely in the manner described in this prospectus. The opinion is also based upon present tax law, which is subject to change at any time, possibly even retroactively.

         Because the specific tax consequences to an investor resulting from an investment in the Fund will also be affected by such investor's own personal tax situation, prospective investors are urged to consult their tax advisors before deciding whether to invest.


THE FUND'S PARTNERSHIP TAX STATUS

         The Fund is organized as a partnership, and so the Fund does not pay any federal income tax. Based on the expected income of the Fund, the Fund will not be taxed as a corporation by reason of being a "publicly traded partnership."

TAXATION OF LIMITED PARTNERS ON PROFITS AND LOSSES OF THE FUND

         Each limited partner of the Fund must pay tax on his share of the Fund's annual income and gains, if any, even if the Fund does not make any cash distributions. The Fund generally allocates the Fund's income, gains and losses among the partners in proportion to their respective capital accounts in the Fund which, as among the limited partners, generally results in income, gains or losses being allocated equally to each unit. However, a limited partner of the Fund who redeems any units will be allocated his share of the Fund's gains and losses in order that the amount of cash he receives for the redeemed units equals his adjusted tax basis in the redeemed units. A limited partner's adjusted tax basis in a unit equals the amount originally paid for the unit, increased by income or gains allocated to the unit and decreased, but not below zero, by distributions, deductions or losses allocated to the unit.

FUND LOSSES BY LIMITED PARTNERS

         A limited partner of the Fund may deduct his share of Fund losses only to the extent of his adjusted tax basis in his units. However, a limited partner subject to the so-called "at-risk" limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent he is "at-risk." The "at-risk" amount is similar to tax basis, except that it does not include any amount borrowed on a non-recourse basis or from someone with an interest in the Fund.

EFFECT OF THE "PASSIVE-ACTIVITY LOSS RULES"

         The trading activities of the Fund are not a "passive activity." Accordingly, a limited partner of the Fund can deduct Fund losses from taxable income. However, a limited partner of the Fund cannot offset losses from "passive activities" against Fund gains.

CASH DISTRIBUTIONS AND UNIT REDEMPTIONS

         A limited partner of the Fund who receives cash from the Fund, either through a distribution or a partial redemption, will not pay tax on that cash until his adjusted tax basis in his units has been reduced to zero.

GAIN OR LOSS ON SECTION 1256 CONTRACTS AND NON-SECTION 1256 CONTRACTS

         Section 1256 Contracts are futures and most options traded on U.S. exchanges and certain foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if the position were closed at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open. Non-Section 1256 Contracts are, among other things, certain foreign currency transactions, including Section 988 transactions -- transactions in which the amount paid or received is in a foreign currency. The Fund expects to make a tax election that will cause gain and loss from these Non-Section 1256 Contracts generally to be short-term gain or loss.

TAX ON CAPITAL GAINS AND LOSSES


         Long-term capital gains -- net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts -- are taxed at a maximum federal income tax rate of 20% for individuals. Short-term capital gains -- net gain on capital assets held less than one year and 40% of the gain on Section 1256 Contracts -- are subject to tax at the same rates as ordinary income, with a maximum federal income tax rate for individuals of 39.1% in year 2001 (38.6% in 2002 and 2003, 37.6% in 2004 and 2005, and 35.0% in 2006 and thereafter).
Individual taxpayers can deduct capital losses in any one year only to the extent of their capital gains in such year plus $3,000. Excess capital losses can be carried forward and deducted in future years, subject to the same limitation. An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely as losses on Section 1256 Contracts. As a result of the limitations on the tax deductibility of capital losses, the Fund could suffer significant losses and a limited partner of the Fund could still be required to pay taxes on his share of the Fund's interest income.


LIMITED DEDUCTION FOR CERTAIN EXPENSES

         Shaffer Asset Management does not consider the management and brokerage fees, as well as other ordinary expenses of the Fund, to be investment advisory expenses. Accordingly, Shaffer Asset Management treats these expenses as ordinary business deductions not subject to the material deductibility limitations that apply to investment advisory expenses. The IRS could contend otherwise and, to the extent the IRS recharacterizes these expenses, a limited partner of the Fund would have the amount of the ordinary expenses allocated to him reduced accordingly.

INTEREST INCOME

         Interest received by the Fund is taxed as ordinary income. Net capital losses can offset ordinary income only to the extent of $3,000 per year.

SYNDICATION FEES

         Neither the Fund nor any limited partner of the Fund is entitled to any deduction for syndication expenses, nor can these expenses be amortized by the Fund or any limited partner of the Fund even though the payment of such expenses reduces net asset value. The IRS could take the position that a portion of the brokerage fees paid by the Fund to ADM Investor Services or part or all of any redemption fees paid by a limited partner of the Fund constitute non-deductible syndication expenses.

INVESTMENT INTEREST DEDUCTIBILITY LIMITATIONS

         Individual taxpayers can deduct "investment interest" -- interest on indebtedness allocable to property held for investment -- only to the extent that it does not exceed net investment income. Net investment income does not include adjusted net capital gain taxed at the lower 20% rate.

UNRELATED BUSINESS TAXABLE INCOME

         Tax-exempt limited partners of the Fund will not be required to pay tax on their share of income or gains of the Fund, provided that such limited partners do not purchase units with borrowed funds.

IRS AUDITS OF THE FUND AND ITS LIMITED PARTNERS

         The IRS audits Fund-related items at the Fund level rather than at the limited partner level. Shaffer Asset Management acts as "tax matters partner" with the authority to determine the Fund's responses to an audit. If an audit results in an adjustment, all of the Fund's limited partners may be required to pay additional taxes, interest and penalties.

STATE AND OTHER TAXES

         In addition to the federal income tax consequences described above, the Fund and its limited partners may be subject to various state and other taxes.

TAXATION OF FOREIGN LIMITED PARTNERS

         Subject to the discussion below regarding derivative transactions, a non-resident alien individual not otherwise engaged in a United States trade or business should not be deemed to be engaged in a United States trade or business solely by virtue of an investment as a limited partner of the Fund. Capital gains earned by the Fund and allocated to such a foreign limited partner will, as a general matter, not be subject to United States federal income tax or withholding, but may be subject to tax in the jurisdiction in which the foreign limited partner is resident. Interest income earned by the Fund will, as a general rule, likewise not be subject to United States federal income tax or withholding, but may be subject to tax in other jurisdictions to which the foreign limited partner is connected.

         With respect to derivative transactions such as swaps or forward contracts, based on current law it is uncertain whether entering into derivative transactions may cause the Fund, and therefore any foreign limited partners of the Fund, to be treated as engaged in a United States trade or business. However, the Treasury has issued proposed regulations, which, if finalized in their current form, would provide that foreign limited partners should not be deemed to be engaged in a United States trade or business solely by virtue of an investment as a limited partner of the Fund even if the Fund enters into derivative transactions. These regulations are proposed to be effective for taxable years beginning 30 days after the date final regulations are published in the Federal Register. The Fund may, however elect to apply the final regulations retroactively once they are finalized.


                           FORWARD-LOOKING STATEMENTS

         This prospectus and the accompanying statement of additional information includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements use words like "believes," "intends," "expects," "may," "will," "should" or "anticipates," or the negative equivalents of those words or comparable terminology, and discuss strategies that involve risks and uncertainties.

         Shaffer Asset Management based all forward-looking statements upon estimates and assumptions about future events that were derived from information available to it on the date of this prospectus and the accompanying statement of additional information. Given the risks and uncertainties of the business of the Fund, actual events and results may differ materially from those expressed or implied by forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking statements included in this prospectus and the accompanying statement of additional information may not occur. Risks, uncertainties and assumptions that may affect the business, financial condition and results of operations of the Fund include changes in the financial markets generally, increased competition, risks associated with leverage, changes in general economic conditions and the risks discussed in "Risk Factors" beginning on page 4.



                                  LEGAL MATTERS


         Certain legal matters in connection with this offering and the securities being offered hereby will be passed upon for Shaffer Asset Management and the Fund by Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, NY 10022. Morrison Cohen Singer & Weinstein, LLP has also provided the statements under "Federal Income Tax Considerations."



                                     EXPERTS


         The statements of financial condition of (i) Shaffer Asset Management as of December 31, 1998, 1999 and 2000 and for the period from its inception on March 16, 1998 to December 31, 1998 and the years ended December 31, 1999 and December 31, 2000, and (ii) the Fund as of December 31, 2000, each of which is included in the statement of additional information that accompanies this prospectus, have been audited by Anchin, Block & Anchin, LLP, independent auditors, as set forth in their reports appearing in the statement of additional information that accompanies this prospectus and are included in such statement of additional information in reliance upon the authority of the firm as experts in auditing and accounting. Information subsequent to December 31, 2000 has not been audited by Anchin, Block & Anchin, LLP and accordingly they do not express an opinion on it.



                             ADDITIONAL INFORMATION

         This prospectus and the accompanying statement of additional information constitutes part of the Registration Statement filed by the Fund with the SEC in Washington, D.C. This prospectus and the accompanying statement of additional information does not contain all the information set forth in such Registration Statement and the exhibits thereto, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. Such Registration Statement and exhibits may be inspected without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees.

                         SHAFFER ASSET MANAGEMENT, INC.
                          SHAFFER DIVERSIFIED FUND, LP
                          INDEX TO FINANCIAL STATEMENTS



SHAFFER ASSET MANAGEMENT, INC.
         Independent Auditors' Report....................................... F-2
         Financial Statements:
               Balance Sheets as of June 30, 2001 (unaudited), December 31,
                      2000, 1999 and 1998................................... F-3
               Statements of Operations and Retained Earnings (Deficit)
                      for the Six Months Ended June 30, 2001 and 2000 (unaudited) and for the Years Ended December 31, 2000 and 1999 and for the Period from Inception (March 16,
                      1998) to December 31, 1998............................ F-4
               Statement of Stockholders' Equity and (Deficiency) for the
                      Six Months Ended June 30, 2001 (unaudited) and for
                      the Period from Inception (March 16, 1998) to
                      December 31, 2000 (audited)........................... F-5
               Statements of Cash Flows for the Six Months Ended June 30,
                      2001 and 2000 (unaudited) and for the Years Ended
                      December 31, 2000 and 1999 and for the Period from
                      Inception (March 16, 1998) to December 31, 1998....... F-6
               Notes to the Financial Statements............................ F-7


SHAFFER DIVERSIFIED FUND, LP
      Independent Auditors' Report.......................................... F-9
      Financial Statements:
         Statement of Financial Condition as of June 30, 2001 (unaudited)
                      and as of December 31, 2000...........................F-10
         Notes to the Statement of Financial Condition......................F-11

                         SHAFFER ASSET MANAGEMENT, INC.
                          INDEPENDENT AUDITORS' REPORT





TO THE STOCKHOLDER AND DIRECTORS OF
SHAFFER ASSET MANAGEMENT, INC.


         We have audited the accompanying balance sheets of Shaffer Asset Management, Inc. as of December 31, 2000, 1999 and 1998 and the related statements of operations and retained earnings (deficit), statement of stockholders' equity and (deficiency) and cash flows for the years ended December 31, 2000 and 1999 and the period from March 16, 1998 (inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shaffer Asset Management, Inc. at December 31, 2000, 1999 and 1998 and the results of its operations and its cash flows for the years and period, respectively, then ended, in conformity with accounting principles generally accepted in the United States of America.

                                               /s/ Anchin, Block & Anchin LLP
                                                -----------------------------
New York, New York
March 19, 2001

                         SHAFFER ASSET MANAGEMENT, INC.
                                 BALANCE SHEETS




                                                                                                 Audited
                                                                     Unaudited       --------------------------------
                                                                      -------                  December 31,
                                                                      June 30,       --------------------------------
                                                                        2001           2000         1999        1998
                                                                     --------        --------      -------     ------
                          ASSETS
CURRENT ASSETS:
        Cash                                                        $    147         $    139      $ 4,516   $    54
        Fees receivable                                                5,074           15,985        8,073        --
                                                                    --------         --------      -------   -------
                Total Current Assets                                   5,221           16,124       12,589        54
                                                                    --------         --------      -------   -------
FIXED ASSETS:
        Office equipment                                              10,289            3,392        3,392        --
        Computer software                                              6,000            6,000        6,000        --
                                                                    --------          -------      -------   -------
                                                                      16,289            9,392        9,392        --
        Less: Accumulated depreciation and amortization               (4,365)          (3,023)        (339)       --
                                                                    --------          -------      -------   -------
                Total Fixed Assets                                    11,924            6,369        9,053        --
                                                                    --------          -------      -------   -------
OTHER ASSETS:
        Deferred offering costs                                      264,698          220,774           --        --
        Due from stockholder                                          74,740           66,781           --        --
        Security deposit                                              10,504            2,675           --        --
                                                                    --------          -------      -------   -------
                Total Other Assets                                   349,942          290,230           --        --
                                                                    --------          -------      -------   -------
TOTAL ASSETS                                                        $367,087         $312,723      $21,642   $    54
                                                                    ========         ========      =======   =======
   LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
        Accounts payable and accrued expenses                       $211,641         $212,089      $11,399   $    --
        Lines of credit payable                                       97,372           96,345           --        --
        Loan payable - stockholder                                    36,628               --           --     5,710
                                                                    --------          -------      -------   -------
                Total Current Liabilities                            345,641          308,434       11,399     5,710
                                                                    --------          -------      -------   -------
STOCKHOLDER'S EQUITY (DEFICIENCY):
Capital stock:
        Class A voting, no par, $2 stated value; 200 shares
           Authorized                                                    150              100          100       100
        Paid-in Capital                                               24,950               --           --        --
        Retained earnings (deficit)                                   (3,655)           4,189       10,143    (5,756)
                                                                    --------         --------      -------   -------
                Total Stockholder's Equity (Deficiency)               21,445            4,289       10,243    (5,656)
                                                                    --------         --------      -------   -------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)             $367,087         $312,723      $21,642    $   54
                                                                    ========         ========      =======   =======

             See the accompanying Notes to the Financial Statements.

                         SHAFFER ASSET MANAGEMENT, INC.
            STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)



                                                                                             Audited
                                                                              ----------------------------------------
                                                           Unaudited                                    Period from
                                                     --------------------                             March 16, 1998
                                                        Six Months Ended           Years Ended        (Inception) to
                                                           June 30,                December 31,        December 31,
                                                     --------------------     ----------------------  ---------------
                                                        2001        2000        2000          1999          1998
                                                       ------      ------      ------        ------        ------
INCOME FROM FEES                                      $46,509      $59,411     $88,670      $51,446        $   --
                                                      -------      -------     -------      -------        ------
EXPENSES:
        Automobile expense                              7,168        5,872      12,088       12,901
        Computer expense                                  772           20       2,859           --
        Depreciation                                    1,342        1,342       2,684          339
        Dues and subscriptions                          2,561        1,195       4,804        4,278
        Insurance                                       8,354        2,310       6,597           --           --
        Interest expense                                5,048        1,014       5,188           --
        Office supplies and expense                     5,763        4,798       7,003        2,261           521
        Organization costs                                 --        1,175       2,500           --
        Printing and reproduction                         857          507       1,241        5,583           319
        Professional development                           81        1,138       1,357        3,432            --
        Professional fees                                  --        3,049      17,452           --         2,653
        Rent                                           15,764        6,182      17,032           --            --
        Travel and entertainment                        3,067        2,516       9,611        2,265           222
        Other expenses                                  3,575        1,517       4,208        4,488         2,041
                                                      -------     --------    --------      -------        ------
                        Total Expenses                 54,353       32,635      94,624       35,547         5,756
                                                      -------     --------    --------      -------        ------

NET INCOME (LOSS)                                      (7,844)      26,776      (5,954)      15,899        (5,756)
RETAINED EARNINGS (DEFICIT):
        Balance, beginning of period                    4,189       10,143      10,143       (5,756)           --
                                                      -------     --------    --------      -------        ------
        Balance, end of period                        $(3,655)    $ 36,920    $  4,189      $10,143       $(5,756)
                                                      =======     ========    ========      =======        ======



            See the accompanying Notes to the Financial Statements.

                         SHAFFER ASSET MANAGEMENT, INC.
               STATEMENT OF STOCKHOLDERS' EQUITY AND (DEFICIENCY)
                 Six Months Ended June 30, 2001 (unaudited) and
     Period from March 16, 1998 (Inception) to December 31, 2000 (audited)




                                                                                                  Retained
                                                    Number of     Class A Voting      Paid-in     Earnings
                                                     Shares        Common Stock       Capital     (Deficit)       Total
                                                    ----------    ---------------     --------    ---------       -----
Issuance of Common Stock                                50           $  100          $      --    $      --     $     100
Net Loss                                                                                             (5,756)       (5,756)
                                                      ----           ------          ---------    ---------     ---------
Balance, December 31, 1998                              50              100                 --       (5,756)       (5,656)
                                                      ----           ------          ---------    ---------     ---------

Net Income                                                               --                 --       15,899        15,899
                                                      ----           ------          ---------    ---------     ---------
Balance, December 31, 1999                              50              100                 --       10,143        10,243
                                                      ----           ------          ---------    ---------     ---------

Net Loss                                                                 --                 --       (5,954)       (5,954)
                                                      ----           ------          ---------    ---------     ---------
Balance, December 31, 2000                              50              100                 --        4,189         4,289
                                                      ----           ------          ---------    ---------     ---------

Stock Dividend                                          25               --                 --           --            --
Proceeds of Sale of Common Stock                        25               50             24,950           --        25,000
Net Loss                                                                 --                 --       (7,844)       (7,844)
                                                      ----           ------          ---------    ---------     ---------
Balance, June 30, 2001                                 100           $  150          $  24,950    $  (3,655)    $  21,445
                                                      ====           ======          =========    =========     =========


             See the accompanying Notes to the Financial Statements.

                         SHAFFER ASSET MANAGEMENT, INC.
                            STATEMENTS OF CASH FLOWS



                                                                 Unaudited                          Audited
                                                         --------------------------    -----------------------------------
                                                                                                            March 16, 1999
                                                               Six Months Ended            Years Ended      (Inception) to
                                                                   June 30,                December 31,       December 31,
                                                         --------------------------    -----------------    --------------
                                                             2001        2000          2000         1999         1998
                                                             ----        ----          ----         ----         ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                       $  (7,844)   $ 26,776       $ (5,954)   $  15,899      $(5,756)
                                                          ---------    --------       --------    ---------      --------
  Adjustments to reconcile net income (loss)
    to net cash provided by (used in)
    operating activities:
      Depreciation and amortization                           1,342       1,342          2,684          339            --
      Increase in:
        Deferred offering costs                             (43,924)   (220,774)      (220,774)         --             --
        Fees receivable                                      10,911     (43,723)        (7,912)      (8,073)           --
        Security deposit                                     (7,829)     (2,674)        (2,675)         --             --
      Increase in:
        Accounts payable and accrued expenses                  (448)    213,884        205,190        6,899            --
                                                          ---------    --------       --------    ---------      --------
           Total adjustments                                (39,948)    (51,945)       (23,487)        (835)           --
                                                          ---------    --------       --------    ---------      --------
             Net Cash Provided by (Used in)
               Operating Activities                         (47,792)    (25,169)       (29,441)      15,064        (5,756)
                                                          ---------    --------       --------    ---------      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of fixed assets                                 (6,897)         --             --       (4,892)           --
   Advances to stockholder                                  (73,134)    (52,313)      (100,261)
   Payments from stockholder                                 65,175       2,800         33,480           --            --
                                                          ---------    --------       --------    ---------      --------
             Net Cash Used in Investing Activities          (14,856)    (49,513)       (66,781)      (4,892)           --
                                                          ---------    --------       --------    ---------      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of stockholder loan                                                            --       (5,710)           --
   Loan from stockholder                                     36,628          --             --           --         5,710
   Proceeds from issuance of common stock                    25,000          --             --           --           100
   Increase in lines of credit                               57,318      92,309        136,295           --            --
   Repayments on lines of credit                            (56,290)    (21,902)       (39,950)          --            --
   Repayment of liability for acquisition
     of computer software                                        --          --         (4,500)          --            --
                                                          ---------    --------       --------    ---------      --------
             Net Cash Provided by (Used in)
               Financing Activities                          62,656      70,407         91,845       (5,710)        5,810
                                                          ---------    --------       --------    ---------      --------
NET INCREASE (DECREASE) IN CASH                                   8      (4,275)        (4,377)       4,462            54
CASH:
  Beginning of period                                           139       4,516          4,516           54            --
                                                          ---------    --------       --------    ---------      --------
  End of period                                           $     147    $    241       $    139    $   4,516      $     54
                                                          =========    ========       ========    =========      ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the period for:
     Interest                                             $   5,048    $  1,014       $  5,188    $      --      $     --
     Income taxes                                         $     100    $     --       $    400    $     625      $     --
SUPPLEMENTAL SCHEDULE OF NONCASH
INVESTING AND FINANCING ACTIVITIES:
  Incurred liability for acquisition
    of computer software                                  $      --    $     --       $     --    $   4,500      $     --



            See the accompanying Notes to the Financial Statements.

                         SHAFFER ASSET MANAGEMENT, INC.
                          NOTES TO FINANCIAL STATEMENTS



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Description of Business:
         Shaffer Asset Management, Inc. (the "Company") earns fees on managed accounts as a Commodity Trading Advisor registered with and subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States government, which regulates most aspects of the commodity futures industry. It is also subject to the rules of the National Futures Association, an industry self-regulatory organization. In addition the Company will receive additional fees for services performed as General Partner in a Commodity Fund (See Note 4).

Use of Estimates:
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition:
         Performance fees are earned by achieving defined performance objectives. Performances fees are accrued when the conditions of the performance fee agreement are satisfied.

Fixed Assets:
         Fixed assets are stated at cost. Depreciation and amortization are computed by the straight-line method over the estimated useful lives of the assets, which are five years for office equipment and three years for computer software.

Income Taxes:
         The Company is taxed as an S corporation for federal and New York State tax purposes, whereby the Company's income is reported by the stockholder. Accordingly, no provision has been made for federal income taxes. The Company remains liable for New York State income taxes on S corporations.


Deferred Offering Costs:
         The Company has incurred costs related to the initial offering of units of a Partnership (see Note 4). Once the initial offering occurs the deferred offering costs will be amortized over a twelve month period. A liability, which is in dispute of approximately $159,000, has been recorded for offering costs and is included in accounts payable and accrued expenses on the balance sheet.

                         SHAFFER ASSET MANAGEMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS


         Included in accounts payable and accrued expenses is approximately $197,000 of accrued legal fees in connection with the offering.


NOTE 2 - RELATED PARTY TRANSACTIONS:

         The loan to the stockholder is non-interest bearing and is payable on demand.


NOTE 3 - LINES OF CREDIT PAYABLE:

         The Company has lines of credit from two financial institutions in the amount of $98,500. The lines of credit bear interest at rates ranging from 1% to 3.9% over the prime rate and are guaranteed by a stockholder. The average rate of interest was 12.4% during the year ended December 31, 2000. Management believes the fair value of the debt is equivalent to the recorded amount based on its short term nature and the interest rates which fluctuate with prime.


NOTE 4 - AGREEMENT WITH SHAFFER DIVERSIFIED FUND, LP:


         The Company will be the trading advisor of a newly formed commodity pool, Shaffer Diversified Fund, LP (the "Partnership"). The Company became the general partner of the Partnership and made a capital contribution of $1,000 during the year ended December 31, 2000. The Company will receive approximately 20% of the 5% sales commission charged to investors and management fees at an annual rate of 3.75% of the monthly value of the investments during the first twelve months after an investment is made and 1% thereafter. The Company will also receive on a quarterly basis an incentive allocation from the Partnership equivalent to 15% per year of any increase in the cumulative appreciation of the net asset value of the Partnership, as defined. Additionally, the Company will be responsible for expenses (excluding continuing services fees, management fees, incentive allocations, brokerage commissions and extraordinary expenses) in the aggregate in excess of 0.5% of the average monthly net assets of the Partnership and expenses associated with the organization of the Partnership and initial offering costs.


         As the General Partner of the Partnership, the Company has entered into a net worth agreement with two officers/stockholders of the Company. The officers have agreed within five days following the consummation of the initial offering of units of the Partnership to contribute funds to the Company as capital amounts sufficient so that the Company will at all times have a net worth equal to not less than the greater of 5% of the aggregate capital contributions made by the partners to the Partnership or $50,000. The officers/stockholders also agree to provide the Company with sufficient capital to enable the Company to purchase and maintain units of interest in the Partnership in an amount equal to not less than the greater of one percent of the aggregate capital contributions made by all partners to the Partnership or $25,000.

                          SHAFFER DIVERSIFIED FUND, LP
                          INDEPENDENT AUDITORS' REPORT





TO THE PARTNERS OF
SHAFFER DIVERSIFIED FUND, LP:

         We have audited the accompanying statement of financial condition of Shaffer Diversified Fund, LP as of December 31, 2000. The financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Shaffer Diversified Fund, LP at December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

                                              /s/  Anchin, Block & Anchin LLP
                                              -------------------------------

New York, New York
March 19, 2001

                          SHAFFER DIVERSIFIED FUND LP
                        STATEMENT OF FINANCIAL CONDITION


                                   Unaudited            Audited
                                   ---------          -----------
                                   June 30,           December 31,
                                     2001                 2000
                                   ---------         --------------
ASSETS:
   Cash                             $1,393                $1,916
                                    ======                ======

PARTNERS' CAPITAL                   $1,393                $1,916
                                    ======                ======





       See the accompanying Notes to the Statement of Financial Condition.

                          SHAFFER DIVERSIFIED FUND, LP
                          NOTES TO STATEMENT OF FINANCIAL CONDITION



ORGANIZATION              Shaffer Diversified Fund, LP (the "Partnership") is a
                          Delaware limited partnership formed on August 29, 2000 that intends to operate as a commodity investment pool. The Partnership's objective will be the appreciation of its assets through speculative trading of commodity futures contracts and related instruments. As of December 31, 2000, the Partnership has not commenced operations.

                          The Partnership will continue until December 31, 2025 unless earlier terminated. However, if the Partnership's investments experience a substantial decline in value, as defined in the Partnership Agreement, (the "Agreement") the Partnership will be dissolved.

                          The Partnership is presently in registration with the Securities and Exchange Commission, and will be subject to regulatory requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934. As a commodity investment pool, the Partnership will be subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States government which regulates most aspects of the commodity futures industry; the rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Partnership executes transactions. Additionally, the Partnership will be subject to the requirements of Futures Commission Merchants (brokers) through which the Partnership will trade.

RELATED PARTY             The General Partner of the Partnership is Shaffer
TRANSACTIONS              Asset Management, Inc. (the "General Partner") which
                          will conduct and manage the business of the Partnership. The General Partner is also the commodity trading advisor of the Partnership.

                          The Partnership will pay for management and servicing at an annual rate of 5% of monthly net asset value of the Partnership, calculated and payable monthly. Such fees will be allocated between the General Partner and the selling agents as follows: 3.75% to the General Partner and 1.25% to the selling agents during the first 12 months after an investment is made and 1% to the General Partner and 4% to the selling agents thereafter for various services performed on an ongoing basis.

                          Investors will be charged a 5% sales commission of which the General Partner will receive approximately 20%.

                          SHAFFER DIVERSIFIED FUND, LP
                          NOTES TO STATEMENT OF FINANCIAL CONDITION


RELATED PARTY             The General Partner will share in all Partnership
TRANSACTIONS (CONTINUED)  income and losses to the extent of its interest in the
                          Partnership. The General Partner will also receive on a quarterly basis an incentive allocation from the Partnership equivalent to 15% per year of any increase in the cumulative appreciation of the net asset value of the Partnership, as defined in the Partnership
                          Agreement.



                          The General Partner has agreed to maintain a minimum net worth of not less than the greater of $50,000 or 5% of contributions made to the Partnership as further defined in the Agreement. The General Partner will also be required to maintain a minimum capital contribution to the Partnership of the greater of $25,000 or 1% of contributions made to the Partnership as further defined in the Agreement.


                          The General Partner will pay all expenses associated with the organization of the Partnership and the initial offering of the Units ("Units") of the limited and general partnership interest in the Partnership. Partnership operating expenses (excluding continuing services fees, management fees, incentive allocations, brokerage commissions and extraordinary expenses) in excess of 0.5% of the average monthly net asset value of the Partnership will be reimbursed by the General Partner.

REDEMPTIONS               A limited partner may request and receive redemption
                          of its Units owned, subject to restrictions in the Agreement of Limited Partnership. Early redemption fees charged to the limited partner apply through the first twelve months following purchase ranging from 1% to 4% based on length of investment. After twelve months following purchase of a Unit, no redemption fees will be charged. These fees will be paid to the General Partner.

TRADING ACTIVITIES        The Partnership will engage in the speculative trading
AND RELATED RISKS         of U.S. commodity futures contracts, which are
                          derivative financial instruments. The Partnership will be exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

                          SHAFFER DIVERSIFIED FUND, LP
                          NOTES TO STATEMENT OF FINANCIAL CONDITION



TRADING ACTIVITIES AND    Purchase and sale of futures contracts requires margin
RELATED RISKS (CONTINUED) deposits with the broker. In the event of a broker's insolvency, it is possible that the recovered amount of margin deposits could be less than the total property deposited.

                          The amount of required margin and good faith deposits with the broker usually ranges from 10% to 40% of net asset value.

INCOME TAXES              The Partnership is not subject to income taxes. The
                          partners report their allocable share of income, expense and trading gains or losses on their own tax returns.

                       STATEMENT OF ADDITIONAL INFORMATION












                          SHAFFER DIVERSIFIED FUND, LP
                        (A DELAWARE LIMITED PARTNERSHIP)

                  25,000 UNITS OF LIMITED PARTNERSHIP INTEREST



                             925 WESTCHESTER AVENUE
                             WHITE PLAINS, NY 10604
                        TELEPHONE NUMBER: (800) 352-5265








                              _______________, 2001












         This statement of additional information is not a prospectus and should be read in conjunction with the Fund's prospectus dated
         _______________, 2001, a copy of which accompanies this statement of additional information.

                 PART TWO - STATEMENT OF ADDITIONAL INFORMATION
                                TABLE OF CONTENTS



                                                                            PAGE
Glossary and Definitions of Commodity Futures Trading.........................3
Description of Commodity Trading .............................................7
         General..............................................................7
         Mechanics of Futures Trading ........................................8
         Margins..............................................................9
         Regulation..........................................................10
Past Performance of the Advisor .............................................12
Exhibits -
         Limited Partnership Agreement......................................A-1
         Subscription Requirements..........................................B-1
         Subscription Instructions; Subscription Agreement / Power
           of Attorney......................................................C-1
         Request for Redemption.............................................D-1

              GLOSSARY AND DEFINITIONS OF COMMODITY FUTURES TRADING

         The following glossary may assist the prospective investor in understanding the terms used in the accompanying prospectus of Shaffer Diversified Fund, LP and this statement of additional information:


         AFFILIATE. See "Fees, Compensation and Expenses - Certain Definitions" in the accompanying prospectus.


         CAPITAL CONTRIBUTION. The payment by Shaffer Asset Management, Inc., the Fund's general partner and initial commodity trading advisor or a limited partner of the Fund of the purchase price for units of general partnership interest or units of limited partnership interest in the Fund (the "Units"), respectively.

         CLEARING BROKER. Certain futures commission merchants and all introducing brokers may not be members of the various organized commodity exchanges, or in the case of futures commission merchants who are members, they may choose not to clear their own trades and are, therefore, not members of the exchange's related clearing house. Such futures commission merchants and introducing brokers use a member firm for clearing and other administrative services. The firm providing this service is known as a "clearing broker" and the firm using this service is known as a "correspondent." The services usually performed include the clearance and settlement of transactions, ordering executions on the floor and various back-office type functions.

         CLEARING HOUSE. The agency, associated with a commodity exchange, through which futures contracts are offset or fulfilled and financial settlements are made.

         COMMISSION. The fee charged by a broker for executing a trade in a commodity trading account of a customer. ADM Investor Services, Inc., the Fund's initial commodity broker, will (as is the industry custom) charge the Fund commissions on a "round-turn" basis (i.e., only upon the closing of an open position). However, for purposes of calculating the Net Asset Value of the Fund, commodity brokerage commissions on open positions will be subtracted from any unrealized profits or added to any unrealized losses on such positions.

         COMMODITY. The term "commodity" refers to goods, wares, merchandise, produce, and in general everything that is bought and sold in commerce, including financial instruments and currencies. Out of this large class, certain commodities (including the aforesaid "financial" commodities), because of their wide distribution, universal acceptance and marketability in commercial channels, have become the subjects of trading on various national and international exchanges located in principal marketing and commercial areas. Traded commodities include: grains such as wheat corn, oats and soybean products (meal and oil); foods such as livestock and meat, poultry and poultry products, frozen concentrated orange juice, potatoes, sugar, cocoa and coffee; fibers such as cotton, lumber and plywood; metals such as copper, silver, gold, platinum, tin and zinc; financial instruments such as obligations issued by the Government National Mortgage Association (GNMA's), United States Treasury Bills and Treasury Bonds and corporate commercial paper; foreign currencies; such as British pounds, Canadian dollars, Deutche marks, EuroCurrency, Japanese yen and Swiss francs; contracts based on securities indices and groups; and energy supplies such as petroleum and petroleum products (heating oil). Those "physical" commodities that are traded are sold according to uniform, established grade standards, in convenient predetermined lots and quantities such as bushels, pounds, or bales, are fungible (admit of free substitution of one lot for another to satisfy a contract) and, with few exceptions, are storable over periods of time. See "Fees, Compensation and Expenses--Certain Definition" in the accompanying prospectus.


         COMMODITY FUTURES CONTRACT.  See "Futures Contract", below.

         COMMODITY OPTION.  See "Option", below.

         COMMODITY FUTURES TRADING COMMISSION (CFTC). An independent regulatory commission of the United States Government empowered to regulate commodity futures transactions and other commodity interest transactions under the Commodity Exchange Act, as amended.

         COMMODITY POOL OPERATOR. The sponsor or administrator of a commodity pool such as the Fund. Shaffer Asset Management/Advisor is a CFTC-registered commodity pool operator.

         COMMODITY TRADING ADVISOR. One who analyzes or makes recommendations with respect to commodity values and commodity trading or manages commodity trading accounts for others. The General Partner / Advisor is a CFTC-registered commodity trading advisor.

         CONTRACT MARKET. A commodity exchange or, more correctly, that specific market within a commodity exchange that is devoted to a particular commodity, upon which the trading of a particular futures contract or commodity option has, been authorized by the CFTC.

         DAILY PRICE FLUCTUATION LIMIT. The maximum permitted fluctuation, imposed by an exchange and approved by the CFTC, in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day's settlement price, which maximum permitted fluctuation is subject to change by the exchange from time to time.

         DAILY TRADING LIMIT. The maximum number of futures contracts for a given commodity allowed to be purchased or sold on a given day by any one person or group of persons acting together. In the past, daily trading limits have been established by certain exchanges and may be established again in the future.

         DAY TRADING. The purchase and sale of the same futures contract during a single day.

         DELIVERY. The process of satisfying a commodity futures contract by transferring ownership of a specified quantity and grade of a cash commodity (i.e., the actual underlying commodity) to the purchaser thereof.

         FORWARD CONTRACT. A cash market transaction in which buyer and seller agree to the purchase and sale of a specific quantity of a commodity for delivery at some future time under such terms and conditions as the two may agree upon through negotiation.

         FULLY DISCLOSED BROKERAGE ARRANGEMENT. An arrangement between a retail broker or an introducing broker and its clearing broker pursuant to which the latter carries the individual accounts of the former's customers on its books. Under this arrangement, the retail broker or introducing broker receives a share of the income generated by the account.

         FUNDAMENTAL ANALYSIS. Analyzing the price trends of commodities using the underlying factors of supply and demand. Among these are items such as weather, weather forecasts, price support programs, political developments, population, floods, drought, labor problems, the economy, acreage yields, substitutes, and so on.

         FUTURES CONTRACT. Traditionally, a contract providing for delivery or receipt at a future date of a specified amount and type of a traded commodity at a specified price and delivery point. A commodity futures contract should be distinguished from the actual physical commodity, which is termed a "cash commodity". "Stock index futures", however, are based upon the values of certain stock indices and are settled in cash rather than by delivery of an underlying commodity.

         FUTURES COMMISSION MERCHANT. A commodity broker. ADM Investor Services is a CFTC-registered futures commission merchant.

         HEDGING. Reducing or attempting to reduce exposure to changes in the market for a commodity through the establishment of an opposite position in the futures market from that held in the cash or "spot" market therefore. See "Description of Commodity Futures Trading - General", below.

         INTRODUCING BROKER. Any person, except an individual who elects to be and is registered as an associated person of a futures commission merchant or introducing broker, engaged in soliciting or in accepting orders for the purchase or sale of any commodity for future delivery on or subject to the rules of any contract market who does not accept any money, securities, or property (or extend credit in lieu thereof) to margin, guarantee, or secure any trades or contracts that result or may result therefrom.

         LIMIT.  See "Daily price fluctuation limit", above.

         LIMIT ORDER. A trading order which sets a limit on either price or time of execution or both. Limit orders (as contrasted with stop orders) do not become market orders (see below).

         LONG CONTRACT (POSITION). A commodity futures contract to buy a specified amount and grade of a commodity at a future date at a specified price (or the trading position arising therefrom).

         MARGIN. In commodity trading, "margin" refers to good faith deposits with a broker to assure fulfillment of a purchase or sale of a commodity futures contract. At present, margins generally range from 4% to 20% of the value of the commodity underlying the contract. "Maintenance" margin requirements are generally 75% of initial margin requirements. See 'Description of Commodity Futures Trading - Margins", below.

         MARGIN CALL. A demand for additional funds after the initial margin deposit required to maintain a customer's account in compliance with the "maintenance margin" requirements of a particular commodity exchange or of a commodity broker. See "Description of Commodity Futures Trading - Margins", below.

         MARKET ORDER. An order to execute a trade at the prevailing price as soon as possible.

         NET ASSET VALUE AND NET ASSET VALUE PER UNIT. See "Fees, Compensation and Expenses - Certain Definitions" in the accompanying prospectus.

         OPEN POSITION (OR TRADE). The contractual commitment arising from an outstanding long or short futures contract that has not been extinguished by an offsetting trade or by delivery.

         OPTION. A contract giving the holder the right, but not the obligation, to buy (a call) or sell (a put) a specified commodity futures contract or commodity at a future date for a specified price.

         POSITION LIMIT. The maximum number of commodity futures contracts in one commodity on a contract market that can be held or controlled at one time by one person or a group of persons acting together, as allowed by the CFTC or a commodity exchange.

         POSITION TRADING. Holding futures contracts for an extended period of time, as contrasted with "day trading", above.

         PYRAMIDING. The use of unrealized profits in an existing position to provide margin for the acquisition of additional commodity futures contracts in the same or a related commodity.

         ROUND-TURN. The acquisition and subsequent liquidation of a futures contract (i.e., open position). Commodity brokerage commissions are traditionally charged on a "round-turn" basis.

         SYNDICATION FEES / SELLING COMMISSIONS / SALES CHARGES. During the initial offering period, the Units will be offered at an initial offering price of $1,000 ($950 per Unit, plus an initial sales charge of $50 per Unit). Subsequent to the closing of the initial offering period, unsold Units, if any, may be offered and sold by the Fund at the then current Net Asset Value per Unit, plus a sales charge of 5% of the Net Asset Value per Unit for each Unit purchased. If at least 1,000 Units are sold and accepted by Shaffer Asset Management during the initial offering period, approximately 20% of all sales charges shall be paid to Shaffer Asset Management to reimburse Shaffer Asset Management to reimburse Shaffer Asset Management for the payment of the Fund's organizational and initial offering and the Fund's operating expenses that are payable by Shaffer Asset Management and approximately 80% of all sales charges shall be paid as syndication fees to Berthel Fisher & Company Financial Services, Inc.; and as selling commissions to certain other firms that are members of the NASD and certain foreign dealers and institutions which are not members of the NASD that are participating in the offering. Berthel Fisher & Company and the selected dealers may in turn pay a portion of such syndication fees and selling commissions to their respective employees who are NASD registered representatives for each Unit sold by them. The sales charge may be increased at any time and from time to time by Shaffer Asset Management upon sixty days' prior written notice to the Limited Partners. See "Fees, Compensation and Expenses - Description of Fees, Compensation and Expenses - Syndication Fees / Selling Commissions / Sales Charges" and "Plan of Distribution" in the accompanying prospectus.

         SETTLEMENT PRICE. The daily price or value of each futures contract established by a commodity exchange's clearing house after the close of each day's trading, usually the closing price, on the basis of which "maintenance margin" requirements are set. See "Description of Commodity Futures Trading - Margins", above.

         SHORT CONTRACT (POSITION). A commodity futures contract to sell a specified amount and grade of a commodity at a future date at a specified price (or the trading position arising therefrom).

         SPECULATING. In commodity trading, to trade other than for the purpose of hedging; to trade in hopes of profiting from favorable price changes. See "Description of Commodity Futures Trading - General", below.

         SPOT CONTRACT. A cash market transaction in which buyer and seller agree to the purchase and sale of a specific commodity lot for immediate delivery.

         SPREAD. The taking of both long and short positions with respect to the same or related commodities but in different delivery months or on different exchanges.

         STOP ORDER. An order given to a broker to execute a trade in a commodity futures contract when the market price for the contract reaches the specified stop order price. Stop orders are utilized to protect gains or limit losses on open positions. Stop orders become market orders when the stop order price is reached.

         STRADDLE.  Same as "Spread", above.

         TECHNICAL ANALYSIS. An approach to forecasting commodity prices based on the study of price movement itself without regard to underlying fundamental market factors.

         TRADING LIMIT.  See "Daily trading limit", above.

         UNREALIZED PROFIT OR LOSS. The profit or loss which would be realized on an open position if it were closed out at the current settlement price.


                        DESCRIPTION OF COMMODITY TRADING

GENERAL

         Commodity futures contracts are made on or through a commodity exchange and provide for future delivery of agricultural and industrial commodities, foreign currencies or financial instruments, or, in more recent instances, the cash equivalent thereof. Such contracts are uniform for each commodity and vary only with respect to price and delivery time. A commodity futures contract to accept delivery (buy) is referred to as a "long" contract; conversely, a contract to make delivery (sell) is referred to as a "short" contract. A long contract may be satisfied either by taking delivery of the commodity and paying the entire purchase price therefor or by offsetting the contractual obligation prior to delivery through the acquisition of a corresponding short contract on the same exchange. A short contract may be satisfied either by making delivery of the commodity (usually by tendering warehouse receipts, shipping certificates or similar documents of title) or by acquiring a corresponding long contract on the same exchange. Commodity exchanges provide a clearing mechanism to facilitate the matching of offsetting trades. Until a commodity futures contract is satisfied by delivery or offset, it is said to be an "open" position. Commodity futures contracts are but one category of organized commodity trading as it presently exists in the United States. Two other categories of commodity transactions are "spot" contracts and "forward" contracts. Both of these are varieties of cash commodity transactions, as opposed to futures transactions, in that they relate to the purchase and sale of specific actual physical commodities. Whereas futures contracts are uniform except for price and delivery time, cash commodity contracts may differ from each other with respect to such terms as quantity, grade, mode of shipment, terms of payment, penalties, risk of loss and the like. Spot contracts are generally cash commodity contracts for the purchase and sale of a specific physical commodity for immediate delivery. Forward contracts are cash commodity contracts for the purchase and sale of a specific physical commodity for delivery at some future time under terms and conditions specifically negotiated by the parties. Cash commodity transactions may arise in conjunction with commodity futures transactions. For example, if the holder of a long contract satisfies it by taking delivery of the commodity, such holder is said to have a cash commodity position. This cash position, if it is not to be used or processed by the holder, may be sold through spot or forward contracts, or delivered in satisfaction of a commodity futures contract. Another type of commodity contract is the "commodity option" which gives the holder the right (but not the obligation) to buy or sell a specified futures contract or commodity at a future date for a specified price.

         The prices of commodities fluctuate rapidly and over wide ranges. Except for the effect of government price control and support programs, commodity prices are generally determined by the interaction of supply and demand. The market is subject to the many psychological factors working on each buyer and seller, as well as to crop conditions, deflation or inflation, strikes (especially in the transportation and commodity storage industries), world conditions, war or threats of war, interest rates, and other factors. Any fundamental prediction of commodity prices is necessarily subject to all of these factors, which can change daily if not hourly. Only by constant updating of accurate information as to these fundamental factors or by technical analysis can any reasonable forecasts be made for commodity prices, and, notwithstanding that current and correct information as to substantially all factors is known, prices still may not react as predicted. Prices of commodities are listed in most major daily newspapers and financial journals.

         The prices of financial instruments and foreign currencies are subject to the factors described above. Some of the other factors that affect financial instrument or foreign currency prices include a country's balance of payments (surplus or deficit), political stability, treaties, government policies and exchange controls, the inflation rate, and interest rates.

         There are two broad classifications of commodity traders: hedgers and speculators. Hedgers are persons or entities who market or process commodities and utilize the commodity markets for protection against the risk of price variation. For example, a seller or processor is at the risk of market price fluctuations between the time he contracts to sell or process and the time he must perform on the contract. In such cases, at the time of the contract, he will simultaneously enter into futures contracts to buy the necessary equivalent quantity of the commodity he needs or to sell the equivalent quantity of the commodity he intends to market at some later date. To illustrate, a cattle feeder may enter into a futures contract to sell cattle, which can ultimately be satisfied by the delivery of his herd, thus relieving himself of exposure to price variations in either his raw material or ultimate market product. Similarly, a farmer may hedge against the price fluctuations between the day he plants his crop and the day it is ready for delivery. In these examples, the hedger may either make or take delivery in satisfaction of his futures contract, or else close the position prior to delivery and buy or sell the necessary equivalent amount of the physical commodity. In either case, the price of the commodity is established at the time the hedger initiates his futures position. Thus, the commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. See "Mechanics of Commodity Futures Trading", below.

         A speculator is a person or entity that buys or sells in expectation of a rise or decline in the price of a commodity and assumes the market risk sought to be avoided by the hedger. For instance, the speculator may take the opposite side of a hedger's trade, as in the example above, by acquiring the opposite side of the futures contract sold by the cattle feeder. If the price rises, the speculator can close out his position at a profit, either by taking delivery of the cattle covered by his contract or, more usually, by offsetting his original position by taking an opposite position. If the price falls, the speculator can still liquidate his position, but at a loss. Because the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of the direction of price trends. All trades made by the Fund will be for speculative rather than hedging purposes. See "Mechanics of Commodity Futures Trading, below.

MECHANICS OF FUTURES TRADING

         The commodity futures contract is the basic instrument involved in futures trading. Upon entering into or acquiring such a contract, the trader becomes obligated to buy or sell a certain quantity of a specific commodity on a certain date. Thereafter, trading profits or losses result from movements in the price of the commodity underlying the futures contract. For example, if on April 1st a trader enters into a contract to buy for $5.00 a bushel of wheat for delivery in July and the price of July wheat subsequently rises to $7.50 per bushel, then a profit of $2.50 per bushel has been achieved. Conversely, if the price of
                                       8

July wheat falls to $2.50 per bushel, the investor will have lost $2.50 per bushel because he is obligated to pay $5.00 for something worth only half that price.

         When the trader places an order with a broker, the order is transmitted by the broker to the floor of a commodity futures exchange where the trade is consummated by floor brokers by means of "open outcry" and the details of the transaction are recorded. The individual trader does not appear on the exchange records as buyer or seller; the contract is, rather, executed in the name of the "clearing house member" through which the order has ultimately been placed and the exchange's clearing house itself becomes the opposite party to the contract. At the close of each trading day, cash settlements are made which reflect that day's price movements in all the commodities covered by outstanding futures contracts. The clearing house credits the account of the clearing member whose position shows a gain, and debits the account of the clearing member who suffered a loss.

         In practice, a commodity futures contract seldom results in the taking or making of delivery in accordance with its terms. Usually, the contract will be "offset" with a second futures contract that represents a position that is the opposite of the first. Using the same example given above, if a futures contract provides for the purchase of a bushel of July wheat for $5.00 and the price subsequently rises to $7.50 per bushel, the trader can close out his position and liquidate his profit by entering into or acquiring a contract to sell a bushel of July wheat for $7.50.

MARGINS


         In commodity trading, "margins" are good faith deposits that must be deposited with a broker in order to initiate or maintain an open position in a commodity futures contract. When commodity futures contracts are traded, both buyer and seller are required to post margins with the brokers handling their trades as security for the performance of their buying and selling undertakings and to offset losses in their trades due to daily fluctuations in the markets. Minimum margins are set by the several exchanges and generally range from 4% to 20% of the value of the commodity underlying the contract. For example, wheat valued at $5.00 per bushel may have a margin set at 50 cents per bushel. A speculator with only $2,500 may thus enter into a contract for 5,000 bushels of wheat worth $25,000. A variation of 50 cents per bushel in price would then result in a loss of $2,500 (his entire margin) or a gain of $2,500 (a 100% profit on his margin). If delivery of a commodity is made in satisfaction of a futures contract the entire contract price is generally payable by the buyer. Brokerage firms carrying accounts for traders in commodity futures contracts may increase the amount of required margin as a matter of policy in order to afford further protection for themselves. It is presently contemplated that ADM Investor Services will require the Fund to make margin deposits of at least
100% of the minimum level for all commodity futures contracts. This requirement may be altered from time to time at the discretion of ADM Investor Services.


         The customer's margin deposit is the "equity" in his account. A change in the market price of a commodity futures contract will increase or decrease the equity. If the equity decreases below the "maintenance margin" amount (generally 75% of the initial margin requirement), the broker may issue a margin call requiring the customer to increase the account's equity. Failure to honor such a margin call may result in the closing out of the open position. If at the time such open position is closed the account equity is negative, then the equities in the customer's open positions in excess of their required margins, as well as the customer's cash reserves, will be used to offset such debit balance. If such equities and reserves are not sufficient, the customer will be liable for the remaining unpaid balance.

REGULATION

         Congress enacted the Commodity Exchange Act, as amended, to regulate trading in commodity futures contracts and other commodity interests, the exchanges on which they are traded, the individual brokers who are members of such exchanges, and commodity professionals and commodity brokerage houses that trade in these commodities. The CFTC is an independent agency that administers the CE Act and is authorized to promulgate rules thereunder. The CE Act is designed to promote the orderly and systematic marketing of commodities and futures contracts while preventing fraud, speculative excess and price manipulations, and makes unlawful any device, scheme or artifice to defraud a customer or participant in a commodity pool. It also prohibits any transaction, practice or course of business that operates as a fraud or deceit upon any current or prospective customer or participant.

         The CE Act further provides, among other things, that futures trading in commodities must be upon exchanges designated as "contract markets" by the CFTC. The CFTC has adopted regulations covering the designation of contract markets, the monitoring of commodity exchange rules, the establishing of position limits, the registration of brokers and brokerage houses, commodity trading advisors and commodity pool operators, the segregation of customers' funds, minimum financial requirements, record keeping and periodic audits of such registered brokerage houses and professionals. Under the CE Act, the CFTC is empowered, among other things, to (i) hear and adjudicate customer complaints against all individuals and firms registered under the CE Act (reparations),
(ii) seek injunctions and restraining orders, (iii) issue orders to cease and desist, (iv) initiate disciplinary proceedings, (v) revoke or suspend registrations, and (vi) levy substantial fines.

         Shaffer Asset Management, Inc., the Fund's general partner and commodity trading advisor, is a "commodity pool operator" and a "commodity trading advisor" and ADM Investor Services, Inc. is a "futures commission merchant", as those terms are used in the CE Act and, as such, are registered with, and subject to regulation by, the CFTC. If the registration of Shaffer Asset Management as a commodity pool operator were to be suspended or terminated, the Fund would no longer be able to trade until a substitute general partner could be duly elected and registered. If the registration of Shaffer Asset Management as a commodity trading advisor was similarly suspended or revoked, Shaffer Asset Management would not be permitted to advise the Fund. Should the registration of ADM Investor Services as a futures commission merchant be suspended or revoked, the Fund would no longer be able to maintain its account with ADM Investor Services, and a new futures commission merchant would be retained by Shaffer Asset Management.

         The CE Act and the regulations promulgated thereunder make it unlawful for any commodity pool operator, commodity trading advisor, principal thereof or person who solicits therefor to represent or imply in any manner whatsoever that they have been sponsored, recommended or approved, or that their abilities or qualifications have in any respect been passed upon, by the CFTC, the Federal government, or any agency thereof. The CFTC registrations of Shaffer Asset Management and ADM Investor Services should not be taken by prospective investors as governmental endorsements of the registered entities.

         The CFTC has in effect a comprehensive scheme for the regulation of commodity pool operators and commodity trading advisors. As now in effect, the rules require commodity pool operators and commodity trading advisors to provide certain disclosures to new customers and to retain certain trading and other records, prohibit pool operators from commingling pool assets with those of the operators or its customers, and require pool operators to provide their customers with periodic account statements and an annual report. Upon request by the CFTC, the names and addresses of the Limited Partners in the Fund would be required to be furnished to the CFTC, along with copies of all transactions with, and reports and other communications to, the Limited Partners.

         Commodity exchanges are given certain latitude in promulgating rules and regulations to control and regulate their members and clearing houses as well as the trading conducted on their floors. Examples of regulation by an exchange include the establishment of initial and maintenance margins, limits on price fluctuations, size of trading limits and contract specifications. The CFTC reviews such rules, except those relating to margins, and all such rules and regulations relating to the terms and conditions of contracts of sale or to other trading requirements must be approved by the CFTC.


         In order to prevent excessive speculation and attempted cornering of a market, the various exchanges and the CFTC have imposed speculative position limits on commodity futures transactions, and certain exchanges may have established limits referred to as "daily trading limits" on the maximum number of contracts which any person may trade on a particular trading day. Position limits are subject to certain exemptions, such as bona fide hedging transactions. All futures trades made by Shaffer Asset Management and its principals on behalf of their respective managed accounts, including trades for the Fund, will be aggregated for purposes of determining speculative position limits.


         Violation of the CE Act and the regulations thereunder subjects the violator to penalties under the CE Act, including revocation of registration, suspension of trading privileges, civil fines and imprisonment.


         In 1979, the staff of the SEC adopted the position that the trading of futures contracts with respect to financial instruments (other than United States Treasury Notes, United States Treasury Bills, United States Treasury Bonds, Government National Mortgage Association certificates and commercial paper) by a commodity pool such as the Fund would require such pool to register under the Investment Company Act of 1940, as amended, and its trading advisors to register under the Investment Advisors Act of 1940, as amended. Since that time, other financial instrument futures contracts, such as the stock index contract have begun trading. The Futures Trading Act of 1982 expressly granted jurisdiction to the CFTC over stock index contracts and, accordingly, the Fund may trade such contracts. Additionally, as a result of these statutory revisions and a June 1988 "no-action" letter issued by the staff of the SEC, the Fund is permitted to trade in futures contracts on financial instruments and in options on futures contracts without registration under the Investment Company Act of 1940 or the Investment Advisors Act of 1940.


         In the fall of 1981, the CFTC approved the application of the National Futures Association to become a "registered futures association" under Section 17 of the CE Act, and the NFA became operational in 1982. The NFA acts as a general "self-regulatory" body for the commodity industry, performing a role similar to that played by the NASD with respect to the securities industry. Significant regulatory responsibilities under the CE Act, particularly with respect to the activities of futures commission merchants and introducing brokers, was transferred from the CFTC to the NFA. Shaffer Asset Management/Advisor and ADM Investor Services are members of NFA.

         The Futures Trading Act of 1982 was signed into law in January 1983. It contains various amendments to the CE Act, including additional regulations for commodity pool operators, such as Shaffer Asset Management, an express, private right of action to bring suit in Federal courts for violations of the CE Act, and additional powers to the NFA to carry out its responsibilities as a self-regulatory organization.

                        PAST PERFORMANCE OF THE ADVISOR



         Table A below sets forth the unaudited composite trading results of all accounts managed by Shaffer Asset Management from March 1999 to September 30, 2001. The number of accounts managed by the Advisor totaled 1, 11, 17 and 18 in March 1999 and as at December 31, 1999, December 31, 2000 and September 30, 2001, respectively. Through September 30, 2001, 10 of such accounts showed net gains and 8 showed net losses. The profit made by these accounts showing net gains amounted to approximately $192,855, and the losses incurred by those accounts showing net losses amounted to approximately $49,010. As of September 30, 2001, 9 accounts had been closed with a net gain of approximately $77,833.

         Table B below presents a comparison of the actual brokerage commissions and advisory fees charged to the accounts whose performance is set forth in Table A to the "pro forma" amounts of such charges which would have been imposed on these accounts if they had been charged the commissions, fees and allocations proposed to be charged to the Fund. The bases upon which the pro forma amounts were computed are discussed in the notes to Table B.


         Applicable CFTC regulations require disclosure of the "rate of return" for each month of all accounts managed by Shaffer Asset Management or its principal(s). The method of calculation mandated by the CFTC is necessarily subject to potential distortions due to the fact that such method does not account for additions and withdrawals that may occur during the month for which the calculation is made. It should be noted that there are other methods of calculating rate of return and, because of the differences among such methods, the percentage results may vary. The rates of return indicated should not be taken as representative of any rate actually earned by any of the accounts included in Tables A or B or as being indicative of any return the Fund may earn in the future.


         The information included in Tables A and B below has not been audited but, in the opinion of Shaffer Asset Management, such information, other than the pro forma results, fairly presents the performance of the accounts managed by Shaffer Asset Management for the periods shown.

         The results set forth in Table A below are not indicative of the results that may be achieved by Shaffer Asset Management since past results are not determinative of future results. No representation is being made that the Fund will or is likely to achieve profits similar to those shown. The composite results set forth in Table A are based upon individual accounts and commodity pool accounts managed by Shaffer Asset Management during the periods shown. Table A does not reflect the actual performance of any one account. Accordingly, investors in specific accounts included in the composite figures may have had more or less favorable results than Table A indicates. All accounts advised by Shaffer Asset Management do not in all instances, have parallel performance due to different times of market entry and varying amounts of capital. For example, larger account size may have effects on particular trading decisions, such as the relative size of positions taken, degree of diversification and particular commodity interests traded. In addition, the performance of each account included in the composite figures has varied depending upon the size of the investment, the date the account started trading and the length of time the account was open. Such results are presented on a composite basis rather than account-by-account, and each account's experience may differ from the composite figures shown. The fees and brokerage commissions charged to the Fund may differ from the fees and brokerage commissions actually charged to these accounts, and the commission rate charged to the Fund may also change in the future. In addition, because Shaffer Asset Management has modified its trading methods in the past and will continue to modify its trading methods in the future, the results shown in Table A do not necessarily reflect the trading methods which will be used by Shaffer Asset Management on behalf of the Fund. It should also be noted that the aggregate value of the Fund's account will constitute a significant increase in the assets under Shaffer Asset Management's control if all or a substantial number of the Units being offered are sold. Apart from the effects of a large account size on particular trading decisions, such as the time of entry of orders, the relative size of positions taken, degree of diversification and particular commodities traded, the size of the Fund's assets may affect generally the design and execution of Shaffer Asset Management's trading methods. Past results are no guarantee of future results, and no representation is made that the Fund will, or is likely to, achieve results similar to those shown.


         THE DATA SET FORTH BELOW IS NOT INDICATIVE OF AND HAS NO BEARING ON ANY RESULTS WHICH MAY BE ATTAINED BY THE FUND OR SHAFFER ASSET MANAGEMENT IN THE FUTURE. SHAFFER ASSET MANAGEMENT'S SYSTEM HAS EVOLVED OVER THE YEARS BASED ON ACCUMULATED EXPERIENCE AND FURTHER TESTING OF DATA. AN ACCOUNT TRADED PURSUANT TO SHAFFER ASSET MANAGEMENT'S CURRENT TRADING SYSTEM WOULD NOT HAVE EXPERIENCED THE SAME RESULTS REFLECTED IN THE TABLE DUE TO DIFFERENCES IN BROKERAGE COMMISSIONS AND MANAGEMENT AND INCENTIVE FEES AND CHANGES IN SHAFFER ASSET MANAGEMENT'S TRADING SYSTEM, INCLUDING THE SIZE OF POSITIONS TAKEN IN RELATION TO ACCOUNT SIZE AND THE DEGREE OF DIVERSIFICATION IN TERMS OF THE NUMBER OF COMMODITY INTERESTS TRADED AT A PARTICULAR TIME AND DIFFERENCES IN COMMODITY INTERESTS TRADED.

                                     TABLE A

                    COMPOSITE PERFORMANCE RECORD OF ACCOUNTS
                    MANAGED BY SHAFFER ASSET MANAGEMENT, INC.
                       BASED UPON NOMINAL CLIENT ACCOUNTS
                                   (UNAUDITED)


===================================================================
                                                          Gross
          Beginning Beginning                            Realized
           Equity -  Equity    Additions - Withdrawals -  Profit
            Actual   Nominal    Nominal      Nominal      (Loss)
            (1a)      (1b)        (2)          (3)         (4)
--------- --------- ---------- ----------- ------------ -----------

1999
     Mar         0          0      50,000            0       (457)

     Apr     55,156    55,156     100,000            0       3,539

     May    174,969   174.969      50,096            0      20,170

     Jun    226,970   226,970     300,000            0    (31,771)

     Jul    525,992   525,992           0            0      80,573

     Aug    586,935   586,935     150,176            0     (7,240)

     Sep    658,816   658,816     100,000            0   (141,163)

     Oct    929,563   929,563           0            0     237,117

     Nov    828,285   828,285     100,360            0      33,138

     Dec  1,095,616 1,095,616     160,000            0    (38,950)

2000
     Jan  1,228,789 1,228,789      69,315            0      43,202

     Feb  1,372,714 1,372,714      90,000       58,094     109,649

     Mar  1,454,282 1,454,282     200,000            0      31,032

     Apr  1,549,373 1,549,373     120,000       14,651    (47,630)

     May  1,728,073 1,728,073     450,000            0     111,704

     Jun  2,157,382 2,257,382           0            0      72,829

     Jul  2,256,213 2,356,213           0            0    (27,036)

     Aug  2,196,941 2,296,941     167,451            0     211,841

     Sep  2,577,964 2,677,964           0            0      66,394

     Oct  2,495,948 2,595,948           0      102,732   (414,029)

     Nov  2,033,175 2,133,175           0       50,716    (43,911)

     Dec  1,952,942 2,052,942      75,000            0     239,837
===================================================================

========================================================================================================================
                Net              Change in  Change in
             Realized           Unrealized   Trading                                        Monthly     Index
 Brokerage    Profit    Interest   Profit     Accrued  Advisor's   Other          Net       Ending     Rate of
Commissions   (Loss)     Income    (Loss)   Commission   Fees     Expenses    Performance   Equity     Return
    (5)        (6)        (7)       (8)        (9)       (10)       (11)         (12)        (13)       (14)       (15)
------------ --------- -------- ---------- ----------- --------- --------- ------------ ----------- ---------- ---------
        687    (1,144)       0      7,859        (269)    1,289         0          5,156      55,156    10.31%     1,103

        818     2,720      138     23,011      (1,139)    4,918         0         19,812     174,969    12.77%     1,244

      2,531    17,639      317    (15,741)         86       396         0          1,904     226,970     0.85%     1,255

      4,148   (35,919)     696     35,020        (383)      391         0           (977)    525,992    (0.19)%    1,252

      4,829    75,743    1,515     (2,308)         38    14,047         0         60,942     586,935    11.59%     1,397

      5,670   (12,910)   1,692    (77,523)     (1,756)  (12,202)        0        (78,295)    658,816   (10.62)%    1,249

      6,939  (148,102)   1,833    352,312        (862)   34,433         0        170,747     929,563    22.50%     1,530

      7,754   229,363    2,511   (336,406)      3,252         0         0       (101,278)    828,285  (10.90)%     1,363

     10,200    22,937    2,195    161,278      (4,193)   15,246         0        166,971   1,095,616    19.21%     1,625

     10,173   (49,124)   2,857     11,661         605    (7,173)        0        (28,826)  1,228,789    (2.41)%    1,586

                                                                   1999 Compounded Rate of Return  (16) 59.58%




      6,456    36,745    3,000     52,298         221    17,655         0         74,610   1,372,714     5.92%     1,680

      6,059   103,590    4,569    (47,633)        563    11,428         0         49,661   1,454,282     3.54%     1,739

     10,674    20,358    5,150   (151,837)         50   (21,368)        0       (104,908)  1,549,373    (6.47)%    1,627

      6,703   (54,334)   5,436    136,061      (1,373)   12,437         0         73,351   1,728,073     4.45%     1,699

     12,350    99,353    6,908    (10,093)        595    17,454         0         79,309   2,257,382     3.21%     1,754

      9,201    63,628    7,122     49,488         494    21,903         0         98,830   2,356,213     4.30%     1,829

      4,989   (32,025)   7,503    (34,379)       (371)        0         0        (59,272)  2,296,941    (2.64)%    1,781

     14,228   197,612    7,980     41,652       1,157    34,832         0        213,571   2,677,964     8.64%     1,935

     11,338    55,055   10,792   (171,810)      2,387   (21,558)        0        (82,015)  2,595,948    (2.97)%    1,877

     11,769  (425,798)   8,932     59,380      (2,554)        0         0       (360,040)  2,133,175   (14.43%)    1,606

      9,425   (53,337)   7,722     17,912      (1,813)        0         0        (29,516)  2,052,942    (0.98)%    1,591

      9,908   229,929    6,314    231,069         690    15,984         0        452,018   2,579,912    22.10%     1,942
                                                                  2000 Compounded Rate of Return (16)   22.46%
=========================================================================================================================

===================================================================
                                                           Gross
          Beginning  Beginning                            Realized
           Equity-    Equity -  Additions- Withdrawals-    Profit
           Actual     Nominal    Nominal      Nominal      (Loss)
           (1a)        (1b)        (2)          (3)          (4)
---------  --------- --------- ----------  ------------ -----------
    2001
     Jan  2,479,961  2,579,961          0     149,418     330,727

     Feb  2,336,061  2,436,061    100,000           0      47,079

     Mar  2,466,458  2,566,458     98,002           0    (37,259)

     Apr  2,718,515  2,818,515     75,000      44,280     59,490

     May  2,794,049  2,894,049          0           0   (281,088)

     Jun  2,369,024  2,469,024    249,999      98,541     27,413

     Jul  2,579,025  2,579,025     10,000      52,097   (216,638)

     Aug  2,173,014  2,353,014          0      54,419     78,472

     Sep  2,065,521  2,245,521     97,500      48,854    107,542


=======================================================================================================================
               Net              Change in
             Realized          Unrealized   Change in   Trading                                       Monthly
 Brokerage   Profit   Interest   Profit      Accrued    Advisor's  Other          Net       Ending    Rate of
Commissions   (Loss)   Income    (Loss)    Commission    Fees     Expenses    Performance   Equity     Return     Index
    (5)        (6)       (7)       (8)        (9)        (10)       (11)         (12)        (13)       (14)       (15)
------------ --------- -------- ---------- ----------- --------- --------- ------------ ----------- ---------- ---------


     10,786   319,940    3,857   (313,573)     (4,033)       673        0          5,518   2,436,061    0.25%     1,947

     16,839    30,239    7,194     (3,080)    (,1,852)    2,102         0         30,397   2,566,458    1.09%     1,968

     18,201   (55,461)   5,701    245,288      (4,459)   37,013         0        154,054   2,818,515    5.62%     2,079

     20,424    39,065    6,323      7,637       3,027    11,239         0         44,814   2,894,049    1.81%     2,116

     33,847  (314,935)   5,245   (126,542)        (31)  (11,239)        0       (425,024)  2,469,024 (14.50)%     1,810

     34,062    (6,648)   5,272    145,419        (426)    5,074         0        138,543   2,759,025    5.14%     1,903

     18,639   235,277    4,377   (132,355)       (677)        0         0       (363,913)  2,353,014  (13.42)%    1,647

     26,642    51,829    2,541   (118,889)      9,454         0         0        (53,073)  2,245,521   (2.28)%    1,610

      7,684   115,238    4,090    184,089      (5,932)        0         0         67,009   2,361,176    2.86%     1,656


                                                     2001 Year to Date Compounded Rate of Return (16) (2.03)%
=======================================================================================================================

                                NOTES TO TABLE A

         A summary of the significant accounting policies, which have been followed in preparing the accompanying Table A, above, is set forth below. The performance represents the actual performance of accounts managed by Shaffer Asset Management.

         Shaffer Asset Management uses a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an advisory entitled "Computation and Presentation of Rate-of-Return Information and Other Disclosures Regarding Partially Funded Accounts Managed by Commodity Trading Advisors" dated February 8, 1993 published by the CFTC (the "CFTC Advisory"). To qualify for use of the Fully-Funded Subset method, the CFTC Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which the performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset method and the resultant rates of return are representative of the trading program.

         (1a) "Beginning Equity - Actual" equals the "Ending Equity" of the prior period (except for the first period shown (March 1999) which represents the total equity of all accounts managed by Shaffer Asset Management on that date), excluding notional amounts (i.e., amounts that exceed the amount of actual funds traded).

         (1b) "Beginning Equity - Nominal" equals "Ending Equity" (except for the first period shown (March 1999) which represents the total equity of all accounts managed by Shaffer Asset Management on that date).

         (2) "Additions - Nominal" equals the amount of all additions to the account(s) each month, other than through sources of income, and are comprised of cash and committed and notional funds.

         (3) "Withdrawals - Nominal" equals the amount of all withdrawals, redemptions, distributions and account terminations each month, other than through sources of expense, and are comprised of cash, committed and notional funds.

         (4)      "Gross Realized Profit (Loss)" is the gross realized gain
                  (loss), before brokerage commissions and Other Expenses, on all commodity futures transactions closed out during the month.

         (5) "Brokerage Commissions" are recognized on an accrual basis and represent the total amount of all commissions charged per "round-turn" trade by the applicable futures commission merchant(s) on all commodity futures transactions closed out during the month, plus certain other charges, including exchange fees and the fees and charges of certain self-regulatory organizations.

         (6)      "Net Realized Profit (Loss)" equals "Gross Realized Profit
                  (Loss)" minus "Brokerage Commissions".

         (7) "Interest Income" is recognized on an accrual basis and represents interest earned on U.S. Government obligations, if any, held as margin in the trading account(s), and/or interest earned, if any, on balances at the futures commission merchant.

         (8) "Increase (Decrease) in Unrealized Profit (Loss)" represents the total increase (decrease) in the unrealized profit or loss on open commodity positions at the end of the month as compared with the end of the previous month. Unrealized gains (losses) on futures contracts are calculated at the end of each month based on contract sizes and the differences between the commodity futures contract closing price and the price at which the contract was initially purchased or sold.

         (9) "Change in Accrued Commission" represents the total increase (decrease) from open commodity positions brokerage commissions recognized on an accrual basis and represent the commissions charged per round-turn by the futures commission merchant plus charges by certain exchanges and self-regulatory organizations.

         (10) "Trading Advisor's Fee" represents the amount of all paid and accrued asset based management and performance based incentive fees charged to the account(s) in accordance with the applicable advisory agreement(s).

         (11) "Other Expenses" represents other charges to the account(s) presented on an accrual basis.

         (12) "Net Performance" equals "Net Realized Profit (Loss)" plus "Increase (Decrease) in Unrealized Profit (Loss)" plus "Interest Income" minus "Trading Advisor's Fee" and "Other Expenses".

         (13) "Ending Equity" equals "Beginning Equity - Nominal" plus "Additions - Nominal" minus "Withdrawals - Nominal" plus or minus "Net Performance".

         (14) "Monthly Rate of Return" for each period is computed by dividing "Net Performance" of the Fully-Funded Subset by the "Beginning Equity" of the Fully-Funded Subset, except in periods of significant "Additions - Nominal" or Withdrawals - Nominal" to the account(s) in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant "Additions - Nominal" or "Withdrawals - Nominal" which would materially change the rate of return pursuant to the Fully-Funded Subset method.

                  The period rates of return for accounts excluded from the Fully-Funded Subset will often be different from the rate of return for the Fully-Funded Subset. Accounts not included in the Fully-Funded Subset for any particular period may include: accounts opened or closed during the period or accounts which are being phased into the program and, consequently, do not have a complete set of positions that the other accounts in the program have. The rates of return for these excluded accounts may be significantly higher or lower than the rate of return for the Fully-Funded Subset.

         (15) "Index" represents the estimated change in Net Asset Value of an initial $1,000 deposit at the end of each period shown assuming that such deposit remained invested without additions, withdrawals or distributions through the periods covered by Table A. The calculations were derived by multiplying the "Rate of Return" (carried out to two decimal places) by $1,000 initially, and continuing month by month. The performance of this initial $1,000 deposit does not represent the actual performance of any particular account and is included for informational purposes only. In addition, "Index" may not be an accurate indicator of performance since it assumes a continuous investment throughout the period with no subsequent additions, withdrawals or distributions.

         (16) "Compounded Rate of Return" is listed below the final Monthly Rate of Return for each calendar period presented. It represents the compounded rate of return for each year or portion of the year presented. It is computed by applying successively the respective Monthly Rate of Return for each month beginning with the first month of that calendar period. Compounded Rate of Return may not be an accurate indicator of performance since it assumes a continuous investment throughout the period with no subsequent additions, withdrawals or distributions of accumulated profits.

                                     TABLE B

                PRO FORMA BROKERAGE COMMISSIONS AND ADVISORY FEES



                                 Brokerage Commissions                  Management and Incentive Fees / Allocations
                    --------------------------------------------      ---------------------------------------------
                                                      Actual Over                                       Actual Over
                                                      (Under) Pro                                       (Under) Pro
     Period          Actual (1)      Pro Forma (2)     Forma (3)       Actual (4)      Pro Forma (5)      Forma (6)
-----------------------------------------------------------------------------------------------------------------------------------
      1999
--------------------------------------------------------------------------------------------------------------------------------
            March           956              621             335            1,289              783             506
--------------------------------------------------------------------------------------------------------------------------------
            April         1,957            1,272             685            4,918            3,551           1,367
--------------------------------------------------------------------------------------------------------------------------------
              May         2,445            1,589             856              396              697           (301)
--------------------------------------------------------------------------------------------------------------------------------
             June         4,531            2,945           1,586              391            (665)           1,056
--------------------------------------------------------------------------------------------------------------------------------
             July         4,791            3,114           1,677           14,047           13,061             986
--------------------------------------------------------------------------------------------------------------------------------
           August         7,426            4,827           2,599         (12,202)         (12,782)             580
--------------------------------------------------------------------------------------------------------------------------------
        September         7,801            5,071           2,730           34,433           33,026           1,407
--------------------------------------------------------------------------------------------------------------------------------
          October         4,502            2,926           1,576                0         (12,779)          12,779
--------------------------------------------------------------------------------------------------------------------------------
         November        14,393            9,355           5,038           15,246           30,061        (14,815)
--------------------------------------------------------------------------------------------------------------------------------
         December         9,568            6,219           3,349          (7,173)          (2,617)         (4,556)
--------------------------------------------------------------------------------------------------------------------------------
      Total              58,370           37,941          20,430           51,345           52,335           (990)
--------------------------------------------------------------------------------------------------------------------------------
      2000
--------------------------------------------------------------------------------------------------------------------------------
          January         6,235            4,053           2,182           17,655           17,506             149
--------------------------------------------------------------------------------------------------------------------------------
         February         5,496            3,572           1,924           11,428           12,827         (1,399)
--------------------------------------------------------------------------------------------------------------------------------
            March        10,624            6,906           3,718         (21,368)         (16,157)         (5,211)
--------------------------------------------------------------------------------------------------------------------------------
            April         8,076            5,249           2,827           12,437           31,800        (19,363)
--------------------------------------------------------------------------------------------------------------------------------
              May        11,755            7,641           4,114           17,454           17,832           (378)
--------------------------------------------------------------------------------------------------------------------------------
             June         8,707            5,660           3,047           21,903           25,123         (3,220)
--------------------------------------------------------------------------------------------------------------------------------
             July         5,360            3,484           1,876                0          (2,129)           2,129
--------------------------------------------------------------------------------------------------------------------------------
           August        13,071            8,496           4,575           34,832           43,870         (9,038)
--------------------------------------------------------------------------------------------------------------------------------
        September         8,951            5,818           3,133         (21,558)          (8,833)        (12,725)
--------------------------------------------------------------------------------------------------------------------------------
          October        14,323            9,310           5,013                0         (47,549)          47,549
--------------------------------------------------------------------------------------------------------------------------------
         November        11,238            7,305           3,933                0            1,779         (1,779)
--------------------------------------------------------------------------------------------------------------------------------
         December         9,218            5,992           3,226           15,984           77,379        (61,395)
--------------------------------------------------------------------------------------------------------------------------------
      Total             113,054           73,485          39,569           88,767          153,448        (64,681)
--------------------------------------------------------------------------------------------------------------------------------

                                 Brokerage Commissions                  Management and Incentive Fees / Allocations
                    --------------------------------------------      ---------------------------------------------
                                                      Actual Over                                       Actual Over
                                                      (Under) Pro                                       (Under) Pro
     Period          Actual (1)      Pro Forma (2)     Forma (3)       Actual (4)      Pro Forma (5)      Forma (6)
-----------------------------------------------------------------------------------------------------------------------------------
      2001
--------------------------------------------------------------------------------------------------------------------------------
          January        14,819            9,632           5,187              673            9,496         (8,823)
--------------------------------------------------------------------------------------------------------------------------------
         February        18,791           12,214           6,577            2,102           11,734         (9,632)
--------------------------------------------------------------------------------------------------------------------------------
            March        22,660           14,729           7,931           37,316           37,342            (26)
--------------------------------------------------------------------------------------------------------------------------------
            April        17,397           11,308           6,089           11,239           16,100         (4,861)
--------------------------------------------------------------------------------------------------------------------------------
              May        33,878           22,021          11,857          (11,239)         (58,342)        47,103
--------------------------------------------------------------------------------------------------------------------------------
             June        34,488           22,417          12,071            5,074           28,360        (23,286)
--------------------------------------------------------------------------------------------------------------------------------
             July        19,316           12,555           6,761                0            9,403         (9,403)
--------------------------------------------------------------------------------------------------------------------------------
           August        17,188           11,172           6,016                0            8,911         (8,911)
--------------------------------------------------------------------------------------------------------------------------------
        September        13,626            8,857           4,769                0            9,359         (9,359)
--------------------------------------------------------------------------------------------------------------------------------
          October             0                0               0                0                0              0
--------------------------------------------------------------------------------------------------------------------------------
         November             0                0               0                0                0              0
--------------------------------------------------------------------------------------------------------------------------------
         December             0                0               0                0                0              0
--------------------------------------------------------------------------------------------------------------------------------
            Total       192,163          124,906          67,257           44,862          141,763        (96,901)
--------------------------------------------------------------------------------------------------------------------------------


                                NOTES TO TABLE B

(1) "Brokerage Commissions (Actual)" represents the actual brokerage commissions charged to the accounts included in Table A.

(2) "Brokerage Commissions (Pro Forma") represents brokerage commissions which would have been paid each month if the rates that will initially be charged to the Fund (see "Commodity Brokerage Arrangements") had actually been charged to the accounts included in Table A.

(3) "Brokerage Commissions (Actual Over (Under) Pro Forma)" represents the amounts by which actual brokerage commissions after greater (less) than the pro forma. When these amounts are positive, the pro forma brokerage commissions are less than the actual and thus favorable in comparison with the corresponding amount paid by the accounts included in Table A.

(4) "Management and Incentive Fees / Allocations (Actual)" represents the actual management and incentive fees paid by the accounts included in Table A.


(5) "Management and Incentive Fees / Allocations (Pro Forma)" represents the total management fees and incentive allocations which would have been payable and allocable by the accounts if they had been charged the advisory fees which will be applicable to the Fund. Pro forma management fees are equal to 1/12 of 3.75% of the Net Asset Value per Unit of the Fund's asset under management at month's end with respect to Units purchased within the prior 12-month period and 1/12 of 1% of the Net Asset Value per Unit of the Fund's assets under management at month's end with respect to Units purchased more than twelve months prior thereto, and pro forma incentive allocations are equal to 15% of New Trading Profits. "Brokerage Commissions (Pro Forma)" were not taken into account in determining "Pro Forma Advisory Fees".


(6) "Management and Incentive Fees / Allocations (Actual Over (Under) Pro Forma)" represents the amount by which actual advisory fees are greater
         (less) than the pro forma. When these amounts are positive, the pro forma advisory fees are less than the actual and thus favorable in comparison to the corresponding amounts paid by the accounts included in Table A.

                                                                       EXHIBIT A


                          SHAFFER DIVERSIFIED FUND, LP
                        (A Delaware Limited Partnership)


                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP


         AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement") made as of __________, 200_, by and between SHAFFER ASSET MANAGEMENT, INC., a New York corporation having an address at 925 Westchester Avenue, White Plains, NY 10604 (the "General Partner / Advisor"), and DANIEL S. SHAFFER, an individual having an address c/o Shaffer Asset Management, Inc., 925 Westchester Avenue, White Plains, NY 10604 (the "Initial Limited Partner"), and those who hereafter execute this Agreement, whether in counterpart, by separate instrument, by attorney-in-fact or otherwise, with the consent of the General Partner, as limited partners (the "Limited Partners"; the General Partner and the Limited Partners collectively being referred to herein as the "Partners").


                              W I T N E S S E T H:
                              - - - - - - - - - -


         WHEREAS, the parties hereto have entered into an agreement of limited partnership dated as of August 29, 2000 (the "Old Agreement") under the provisions of the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date hereof (the "Act"), for the purpose of speculatively trading in commodity futures contracts and other commodity interests; the parties now wish to amend and restate the Old Agreement.


         NOW, THEREFORE, the parties hereto hereby agree as follows:


                                    ARTICLE I
                                  ORGANIZATION

         1.1 FORMATION AND NAME. The parties hereto have formed a limited partnership under the name SHAFFER DIVERSIFIED FUND, LP (the "Partnership") under the provisions of the Act and do hereby continue the Partnership pursuant to the terms hereof. The General Partner has heretofore executed and filed with the Office of the Secretary of State of the State of Delaware a Certificate of Limited Partnership of the Partnership (the "Certificate of Limited Partnership") in accordance with the Act, and the General Partner shall execute, file, record and publish as appropriate all other certificates, amendments and documents as the General Partner deems necessary or advisable. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney, which may be filed with the Certificate of Limited Partnership and/or this Agreement and any amendment thereto and/or hereto, and such additional information as is required to complete such documents, and to execute and cooperate in the filing, recording or publishing of such documents at the request of the General Partner.


         1.2 BUSINESS. The Partnership's business and purpose is to buy, sell, trade or otherwise acquire, hold and dispose of commodities, commodity futures contracts (including, without limitation, futures contracts on United States Treasury Bills and other financial instruments), commodity options, other commodity interests, and any other items which are presently or may hereafter become the subject of futures contract trading (hereinafter collectively referred to as "Futures Interests"), and other investments and to engage in any and all activities incidental or related thereto. The objective of the Partnership's business is to achieve appreciation of its assets through the speculative trading of Futures Interests.

         1.3 TERM. The term of the Partnership commenced upon the execution and filing with the Office of the Secretary of State of the State of Delaware on August 29, 2000 of the Certificate of Limited Partnership and shall continue in existence until December 31, 2025 unless earlier terminated as provided in
Section 5.1 hereof or by operation of law.

         1.4 FISCAL YEAR; TAX MATTERS PARTNER. The fiscal year of the Partnership for all purposes shall commence on January 1 and shall end on December 31 each year, unless the General Partner elects, with the approval of the Internal Revenue Service and the Commodity Futures Trading Commission (the "CFTC"), a different fiscal year. The tax matters partner for the Partnership shall be the General Partner.


         1.5 PRINCIPAL OFFICE. The Partnership's principal place of business shall located be at 925 Westchester Avenue, White Plains, NY 10604; additional or other places of business may be established at such other locations as may be determined, from time to time, by the General Partner.


         1.6 POWER OF ATTORNEY. Each Limited Partner, by the execution of this Agreement, whether in counterpart, by separate instrument, by attorney-in-fact or otherwise, does hereby irrevocably constitute and appoint the General Partner, with full power of substitution, his true and lawful attorney and agent, with full power and authority in his name, place and stead, to admit additional Limited Partners, to file, prosecute, defend, settle or compromise any and all actions at law or suits in equity for or on behalf of the Partnership with respect to any claim, demand or liability asserted or threatened by or against the Partnership, and to execute, acknowledge, deliver, file and record on each Limited Partner's behalf in the appropriate public offices (i) all certificates and other instruments (including, without limitation, the Certificate of Limited Partnership, all amendments thereto, all counterparts of this Agreement and all amendments hereto) which the General Partner deems necessary or appropriate to qualify or continue the Partnership as a limited partnership in the jurisdictions in which the Partnership may conduct business or which may be required to be filed by the Partnership or any of the Partners under the laws of any jurisdiction; (ii) all instruments which the General Partner deems appropriate to reflect a change in or modification of the Partnership in accordance with the terms of this Agreement; (iii) all conveyances and other instruments which the General Partner deems appropriate to reflect the termination and dissolution of the Partnership; (iv) certificates of assumed name; (v) the advisory agreement (the "Advisory Agreement") between the Partnership and Shaffer Asset Management, Inc., the Partnership's general partner and initial commodity trading advisor (the "Advisor"), requiring the payment of management fees and advisory allocations described in Section 2.3 hereof, the Prospectus and Statement of Additional Information (as defined in Section 3.1(a) of this Agreement) or such other advisory agreement(s) as the General Partner may deem, from time to time, necessary or desirable; and (vi) the customer agreement (the "Customer Agreement") between the Partnership and ADM Investor Services, Inc., the Partnership's initial commodity broker (the "Commodity Broker"), requiring the payment of the brokerage commissions described in the Prospectus and Statement of Additional Information or such other brokerage agreement(s) as the General Partner may deem, from time to time, necessary or desirable. The Power of Attorney granted herein shall be irrevocable and be deemed to be a power coupled with an interest and shall survive the incapacity or death of any Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor(s) thereto acting in good faith pursuant to such Power of Attorney, and each Limited Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner and any successor(s) thereto taken in good faith under such Power of Attorney. In the event of any conflict between this Agreement and any instruments filed by such attorney pursuant to the Power of Attorney granted in this Section 1.6, this Agreement shall control.

         1.7 PARTNERSHIP UNITS. All partnership interests in the Partnership shall be evidenced by units and as used herein the term "Unit" is defined as an interest in the Partnership acquired upon the making of a capital contribution by either the General Partner or a Limited Partner. The General Partner's capital contribution shall be evidenced by Units of General Partnership Interest and a Limited Partner's capital contribution shall be evidenced by Units of Limited Partnership Interest. When used herein without qualification, the term "Units" shall include both Units of Limited Partnership Interest and Units of General Partnership Interest, pari passu.



         1.8 EXPENSES; LIMITS; RESERVES. (a) Except as otherwise set forth herein or in the Prospectus or Statement of Additional Information, the Partnership shall be obligated to pay all liabilities incurred by it, including without limitation Continuing Services Fees (as defined in Section 4.4 hereof); Management Fees (as defined in Section 4.4 hereof) and Incentive Allocations (as defined in Section 4.4 hereof); brokerage commissions; legal, accounting, auditing, printing, recording, filing and other periodic fees and expenses; and extraordinary expenses incurred by the Partnership; provided that the sum of the Continuing Services Fees and Management Fees paid by the partnership during any twelve month period shall not exceed 5.00% of the sum of the Net Asset Values of the Partnership assets under management as of the close of business on the last day (without reductions for distributions or redemptions effected as of such date or management fees or incentive fees payable as of such date) during such twelve month period. Notwithstanding the foregoing, the General Partner shall reimburse the Partnership for all such expenses (except Continuing Services Fees, Management Fees, Incentive Allocations, brokerage commissions and extraordinary expenses incurred by the Partnership) to the extent that such expenses exceed, in a fiscal year, 0.5% of the average monthly Net Asset Value (as defined in Section 4.4 hereof) of the Partnership. In addition, the General Partner shall pay the organizational and initial offering expenses of the public offering and sale of the Units of Limited Partnership Interest described in
Section 3.1(a) hereof, and no such expenses shall be deducted from the proceeds of such offering. For the purposes of this Agreement, organization and initial offering expenses shall include all costs paid or incurred by the Partnership or the General Partner in organizing the Partnership and offering the Units of Limited Partnership Interest, including bank and escrow agent charges, blue sky filing fees, filing fees payable upon formation and organization of the Partnership and legal, accounting and printing fees associated with the preparation, filing and printing of the Registration Statement (as defined in Section 3.1 hereof), the Prospectus and the Statement of Additional Information related to such offering. Indirect expenses of the General Partner, such as salaries, rent and other overhead expenses, shall not be liabilities of the Partnership.



         (b) Compensation to any party, including the General Partner (or any commodity trading advisor that may be retained in the future), shall not exceed the limitations imposed as of the date hereof by the North American Securities Administrators Association. In the event that such compensation exceed such limitations, the General Partner shall promptly reimburse the Partnership for such excess.

         (c) Appropriate reserves shall be created, accrued and charged to the Partners' capital accounts for contingent liabilities (in accordance with generally accepted accounting principles), if any, as of the date of any such contingent liability becomes known to the General Partner.

         1.9 PROHIBITIONS. The Partnership shall not (a) engage in pyramiding, (b) commingle its assets with the assets of any other person, except as permitted by law, (c) make loans to the General Partner, any affiliate thereof or any other person or entity at any time for any reason, (d) pay per-trade compensation to the General Partner, any commodity trading advisor, any affiliate thereof or any other person or entity that receives any other form of compensation from the Partnership, (e) permit rebates or give-ups to be received by the General Partner or any affiliate thereof (nor shall the General Partner participate in any reciprocal business arrangements that would circumvent the foregoing or any other provision of this Agreement) or (f) borrow cash or other assets from the General Partner.

                                   ARTICLE II
                         GENERAL PARTNER; ADMINISTRATION

         2.1 MANAGEMENT. Subject to the limitations of this Agreement, the General Partner shall have full, exclusive and complete authority for and control of the management of the Partnership's affairs for the purposes herein stated, and shall make all decisions affecting the Partnership's affairs, including, without limitation, the decision to enter into contracts for trading advisors' services and brokerage services. In that regard, the General Partner may, but need not, make trading decisions for the Partnership and may employ one or more affiliated and/or unaffiliated commodity trading advisors to perform that function. The General Partner may take such other actions as it deems necessary or desirable to manage the business and affairs of the Partnership including, but not limited to, the following: opening bank accounts with state or national banks; paying, or authorizing the payment of, distributions to the Partners and expenses of the Partnership such as selling commissions (if any), advisory fees, brokerage commissions, legal and accounting fees, printing fees, and registration and other fees of governmental agencies; and investing or directing the investment of assets of the Partnership, whether or not involving the purchase or sale of Futures Interests. Subject to the terms and conditions set forth in this Agreement, the General Partner may engage and compensate on behalf of the Partnership from assets of the Partnership such persons or entities, including any affiliated person or entity or any other person or entity, as the General Partner in its sole discretion shall deem advisable for the conduct and operation of the business of the Partnership.

         2.2 COMPENSATION AND REIMBURSEMENT. The General Partner shall share in all Partnership income, gains, losses, deductions and credits to the extent of its interest in the Partnership. In addition, the General Partner, in its capacity as the general partner of the Partnership, shall receive from the Partnership (i) approximately twenty percent (20%) of all Sales Charges (as defined in Section 4.4 hereof), if at least 1,000 Units are sold and accepted by the General Partner during the Initial Offering Period (as defined in Section 3.1(a) hereof); and (ii) all early redemption fees charged by the Partnership upon redemptions of Units of Limited Partnership Interest to reimburse the General Partner for the payment by the General Partner of the Partnership's organizational, initial offering and operating expenses payable by the General Partner.


         2.3 INITIAL COMMODITY TRADING ADVISOR. The General Partner is hereby authorized, on behalf of the Partnership, to enter into the Advisory Agreement with the Advisor (which also serves as the general partner of the Partnership). The General Partner, in its sole discretion, may employ on behalf of the Partnership the Advisor or other commodity trading advisors on the terms and conditions contained in the Advisory Agreement or on different terms and conditions, and the compensation for such other commodity trading advisors may be negotiated and determined without regard to the Partnership's previous trading performance. No person who receives any advisory, management, incentive or administrative fees or allocations from the Partnership for trading advisory or management services may share or participate, directly or indirectly, in the brokerage commissions paid by the Partnership.


         2.4 INITIAL COMMODITY BROKER. The General Partner is further authorized, on behalf of the Partnership, to enter into the Customer Agreement with ADM Investor Services and to cause the Partnership to pay to ADM Investor Services brokerage commissions at such rates as may be established and re-established from time to time under the terms of the Customer Agreement, which rates may exceed the lowest rates otherwise available.


         2.5 STANDARD OF LIABILITY; INDEMNIFICATION. (a) The Partnership shall not provide for indemnification of the General Partner or its affiliates for any liability or loss suffered by such person, nor shall it provide that such person be held harmless for any loss or liability suffered by the Partnership, unless all of the following conditions are met: (a) such person has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership, and (b) such person was acting on behalf of or performing services for the Partnership, and (c) such liability was not the result of negligence or misconduct by such person, and (d) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Partnership and not from the holders of the partnership interests.

           (b) In any threatened, pending or completed action, suit or proceeding to which the General Partner was, is or is threatened to be made a party by reason of the fact that it is or was a general partner or sponsor of the Partnership (including an action brought by or in the right of the Partnership), the Partnership shall indemnify, defend and hold harmless the General Partner, from and against any loss, liability, damage, cost, expense (including, without limitation, attorneys' and accountants' fees and disbursements), judgments and amounts paid in settlement actually incurred by it in connection with the investigation, defense or settlement of any such action, suit or proceeding if the General Partner acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Partnership, if the General Partner was acting on behalf of or performing services for the Partnership, and if the General Partner's conduct did not constitute negligence, misconduct, or a breach of its fiduciary obligations to the Partnership and the Limited Partners. No indemnification shall be made with respect to any claim, issue or matter as to which the General Partner shall have been adjudged to be liable for negligence, misconduct or breach of its fiduciary obligations in the performance of its duties to the Partnership and the Limited Partners, unless and only to the extent that the court in which such action, suit or proceeding was brought shall determine upon application by the General Partner that, despite the adjudication of liability and in view of all of the circumstances of the case, the General Partner is nevertheless fairly and reasonably entitled to indemnification for such amounts as such court shall deem proper. The termination of any action, suit or proceeding by judgment, order or settlement shall not, in and of itself, create a presumption that the General Partner did not act in good faith and in a manner which it reasonably believed to be in or not opposed to the best interests of the Partnership.

         (c) To the extent that the General Partner has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 2.5(b) hereof, or in the defense of any claim, issue or matter therein, the Partnership shall indemnify it against the costs and expenses (including, without limitation, attorneys' and accountants' fees and disbursements) actually and reasonably incurred by it in connection therewith.

         (d) No indemnification of the General Partner by the Partnership shall be permitted to the extent that the General Partner incurs any loss, liability, damage, cost or expense (including, without limitation, attorneys' and accountants' fees, costs and expenses incurred in investigating or defending any demand, claim, suit or proceeding) resulting from or arising out of any violation by the General Partner of Federal or applicable state securities laws in connection with or related to the Registration Statement or to the offer or sale of the Units, unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the General Partner, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made; PROVIDED that such court has been advised of the position as to indemnification for violations of securities laws of the Securities and Exchange Commission (the "SEC") and the securities administrators of the jurisdictions in which the claimant alleges to have been offered or sold Units.

         (e) Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the General Partner may be paid by the Partnership in advance of the final disposition of such action, suit or proceeding if and to the extent that (i) such action, suit or proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership, (ii) such action, suit or proceeding is initiated by a party who is not a Limited Partner or, if by a Limited Partner, then such advance payment is specifically approved by a court of competent jurisdiction, and (iii) the General Partner agrees to reimburse the Partnership, together with the applicable legal rate of interest thereon, in the event that indemnification is not permitted under this Section 2.5 upon final disposition.

         (f) The term "General Partner" as used in this Section 2.5 shall include the General Partner (including any former general partner of the Partnership that has withdrawn from the Partnership), and its stockholders, directors, officers, employees and affiliates and each person who controls the General Partner (including such former general partner), as the case may be.

         (g) In the event that the Partnership is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Partner's (or assignee's) obligations or liabilities unrelated to the Partnership's business, such Partner (or assignees, cumulatively) shall indemnify and reimburse the Partnership for all losses and expenses incurred by the Partnership in connection therewith (including, without limitation, attorneys and accountants' fees and disbursements).


         (h) The Partnership may not incur the cost of that portion of any liability insurance which insures the General Partner or any of its officers, agents, employees, directors, members, or managers for any liability for which such parties are prohibited from being indemnified by this Agreement.


         2.6 NET WORTH OF THE GENERAL PARTNER. The General Partner agrees that, so long as it acts as a general partner of the Partnership, it will maintain its Net Worth (as hereafter defined) at an amount equal to not less than the greater of (i) five percent (5%) of the aggregate capital contributions made to the Partnership by all Partners (including the General Partners' capital contributions) or (ii) Fifty Thousand Dollars ($50,000). The General Partner further agrees that it will not be a general partner of any limited partnership in addition to the Partnership unless at all times when it is a general partner of any such additional limited partnership its Net Worth shall be at least equal to the Net Worth required by the preceding sentence plus, for each such additional limited partnership, an amount equal to five percent (5%) of the total capital contributions made by all the partners to such other limited partnership (including the contributions made by the General Partner). Notwithstanding the foregoing, the General Partner's net worth need not exceed $1,000,000. For purposes of this Section 2.6, "Net Worth" shall reflect the carrying of all assets at fair market value, shall exclude the General Partner's interest in the Partnership or in any other limited partnership of which it is a general partner, and shall otherwise be determined in accordance with generally accepted accounting principles.

         2.7 GENERAL PARTNER'S CAPITAL CONTRIBUTION. The General Partner shall make a capital contribution to the Partnership by purchasing Units of General Partnership Interest in an amount equal to not less than the greater of:
(i) one percent (1%) of the aggregate amount of capital contributions made to the Partnership by the Partners (including the General Partner's capital contributions), or (ii) Twenty Five Thousand Dollars ($25,000). The General Partner may not make any transfer or withdrawal of its contribution to the Partnership or receive any distribution of any portion of its General Partnership Interest in the Partnership while it is a general partner of the Partnership which would reduce its percentage interest in the Partnership to less than its required interest as set forth in the preceding sentence. The General Partner may contribute any greater amount to the Partnership. The General Partner may withdraw or receive a distribution of any portion of its interest in the Partnership that is in excess of its required interest upon thirty (30) days' prior written notice to the Limited Partners.

         2.8 OTHER BUSINESS. The General Partner and its principals and affiliates may engage in other business activities (including without limitation serving as a general partner of other partnerships) and shall not be required to refrain from any other activity or disgorge any profits derived from any such other activity. Any of the commodity trading advisors to the Partnership, including the Advisor, and their respective principals and affiliates will also be free to manage additional accounts other than the Partnership's account, including for their own account.

         2.9 DISTRIBUTIONS. (a) The General Partner shall have sole discretion in determining the amount and frequency of any distributions which the Partnership shall make other than distributions made upon the withdrawal of or redemption by any Partner. The General Partner may declare distribution in additional Units of the Fund, in which event Limited Partners will be given at least sixty (60) days' prior written notice and the option to receive cash instead of additional Units. All distributions shall be made pro rata to the number of Units held of record by the respective Partners.

         (b) Current and liquidating distributions shall be made (i) first, to the General Partner, so that the General Partner receives an amount equal to the aggregate amount of any Incentive Allocation credited to its capital account pursuant to Article V hereof, and (ii) second, to the Partners in the ratio that the capital account of each Partner bears to the capital account of all Partners.


         2.10 CONTRACTS WITH THE GENERAL PARTNERS OR ITS AFFILIATES. The maximum term of any contract between the Partnership and the General Partner or an affiliate thereof shall be one year (excluding renewals or extensions thereof); PROVIDED that certain provisions in any such contract may expressly survive the termination of the contract if survival would be customary. Agreements between the Partnership and the General Partner or any affiliate thereof shall be terminable by the Partnership without penalty on sixty (60) days' prior written notice.

         2.11 WITHDRAWAL. The Partnership shall terminate and be dissolved upon the withdrawal of the General Partner (unless in the case of the withdrawal of the General Partner, the actions necessary to continue the Partnership are taken pursuant to Section 5.1 hereof). In that regard, the General Partner shall cease to be, and shall be deemed to have withdrawn as, a general partner of the Partnership upon the occurrence of any of the following events:


         (i) the legal disability, insolvency, bankruptcy, dissolution or liquidation of the General Partner;


         (ii) any event of withdrawal prescribed in the Act that is not encompassed in this Article 2.11; or


         (c) on written notice given by the General Partner, at least one hundred twenty (120) days prior thereto, of the intention of the General Partner to withdraw as a general partner of the Partnership.


If the General Partner withdraws as general partner of the Partnership, it shall receive the proportionate share of the Net Assets of the Partnership attributable to its general partnership interest as of the close of business on the last business day of the month in which the withdrawal is effective. If the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all Partnership expenses incurred as a result of its withdrawal. Except as provided by this Section 2.11, the General Partner may not sell, assign or otherwise dispose of all or substantially all of its general partnership interest in the Partnership, except for a sale or transfer of all interests of all Partners or a sale of all or substantially all of its general partnership interest to a corporation controlled by the General Partner; PROVIDED that the General Partner may mortgage, pledge, hypothecate or grant a security interest in its general partnership interest as collateral for a loan or loans. Any such assignment of all or any portion of a general partnership interest shall not cause an event of withdrawal with respect to the General Partner pursuant to this Section 2.11.

         2.12 TAX ELECTIONS. The General Partner, in its sole discretion, may cause the Partnership to make, refrain from making and, once having made, revoke the election referred to in Section 754 of the Internal Revenue Code of 1986, as amended, (the "Internal Revenue Code"), or any other election affecting the computation of Partnership income required to be made by the Partnership pursuant to

Section 703(b) of the Internal Revenue Code, and any similar election provided by state or local law or any similar provision enacted in lieu thereof.


         2.13    NO PERSONAL LIABILITY FOR RETURN OF CAPITAL. Subject to
Section 2.5 hereof, the General Partner shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee of Unit(s)), it being expressly agreed that any such return or repayment of capital or profits made pursuant to this Agreement shall be made solely from the assets of the Partnership (which shall not include any right of contribution from the General Partner).


         2.14 DAILY CALCULATION OF NET ASSET VALUE. The General Partner shall calculate Net Asset Value daily and shall make available upon the requires of a Limited Partner, the Net Asset Value Per Unit.

         2.15 FIDUCIARY DUTY FOR SAFEKEEPING OF FUNDS. The General Partner shall have fiduciary responsibilities for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and shall not employ or permit another to employ such funds or assets in any other manner except for the exclusive benefit of the Partnership.



                                   ARTICLE III
                                LIMITED PARTNERS

         3.1 CAPITAL CONTRIBUTIONS AND PUBLIC OFFERING OF UNITS OF LIMITED PARTNERSHIP INTEREST. (a) The General Partner, on behalf of the Partnership, shall (i) file or cause to be filed with the SEC such registration statement(s) and such amendments thereto as the General Partner deems advisable from time to time (collectively, the "Registration Statement"), for the registration of the public offering and sale of Units of Limited Partnership Interest; (ii) file or cause to be filed copies of the final prospectus(es) and statement(s) of additional information included as part of the Registration Statement (collectively, the "Prospectus and Statement of Additional Information") with the SEC pursuant to Rule 424(b); (iii) seek to qualify Units of Limited Partnership Interest for sale under the securities laws of such states of the United States or other jurisdictions as the General Partner shall deem necessary or advisable, and (iv) take such action with respect to the matters described in subsections (i) through (iii), above, as it shall deem advisable or necessary.

         (b) The General Partner is authorized to take such actions and make such arrangements for the sale of the Units of Limited Partnership Interest as it deems appropriate including, without limitation, the execution on behalf of the Partnership of a Selling Agent agreement appointing Berthel Fisher & Company Investment Services, Inc. (the "Selling Agent") as the Partnership's selling agent for the offer and sale of the Units of Limited Partnership Interest as contemplated in the Prospectus and Statement of Additional Information. The General Partner will keep copies of all Subscription Agreements / Powers of Attorney signed by Limited Partners in connection with the public offerings of the Units of Limited Partnership Interest for a period of at least six years.

         (c) The Initial Limited Partner has contributed $1,000 in cash to the capital of the Partnership in consideration for one (1) Unit of Limited Partnership Interest. The General Partner may, on behalf of the Partnership and in accordance with the latest Prospectus and Statement of Additional Information, issue and sell Units of Limited Partnership Interest to other persons (which other persons may include the General Partner) at any time without the consent of the other Limited Partners. Such additional Limited Partners shall contribute capital to the Partnership and shall be admitted as Limited Partners as of the first business day of the month immediately following the month in which their subscriptions are accepted by the General Partner; it being understood and agreed, however, that the General Partner may reject any subscription for Units at any time and for any reason.

         During the Initial Offering Period (as hereinafter defined), (i) the purchase price for each Unit of Limited Partnership Interest shall be $1,000 per Unit ($950 per Unit, plus an initial Sales Charge (as defined in Section 4.4 hereof) of $50 per Unit) and (ii) the purchase price for each Unit of General Partnership Interest shall be $1,000. Thereafter, Units of Limited Partnership Interest may be sold as of the last business day of each calendar month at a purchase price per Unit equal to the Net Asset Value per Unit (as defined in Section 4.4 hereof) as of the last business day of such month, plus a Sales Charge of five percent (5%) of the Net Asset Value per Unit for each Unit purchased. The purchase price for each

Unit of General Partnership Interest after the Initial Offering Period shall be the then current Net Asset Value per Unit.

         The initial offering period (the "Initial Offering Period") of the Units will extend from the date of the Prospectus and Statement of Additional Information until sixty (60) days thereafter (subject to the General Partner's right to extend the offering period for up to an additional sixty (60) days). Notwithstanding anything to the contrary contained herein, the General Partner, in its sole discretion, may terminate the Initial Offering Period at any time for any reason. In addition, if the General Partner shall not have received and accepted subscriptions for at least 1,000 Units of Limited Partnership Interest during the Initial Offering Period, this Agreement shall terminate, and all subscription monies shall be promptly returned to the subscriber(s) together with any interest earned thereon. Any interest earned on the contributions of the General Partner and the Initial Limited Partner prior to the expiration or sooner termination of the Initial Offering Period shall be paid to such contributors pro rata.

         The Partnership shall not commence trading operations unless and until the General Partner has received and accepted subscriptions (which may include Units of Limited Partnership Interest subscribed for by the General Partner, the Partnership's commodity trading advisor(s), the Partnership's selling agent and selected dealers, the Partnership's commodity broker(s) or any affiliate of any of the foregoing) for at least 1,000 Units of Limited Partnership Interest (excluding the one initial Unit of Limited Partnership Interest). The General Partner may terminate the offering of Units of Limited Partnership Interest at any time. The aggregate of all capital contributions shall be available to the Partnership to carry on its business, and no interest shall be paid by the Partnership to any Partner on any such contribution except as set forth above.

         Pursuant to Section 3.5 hereof, the General Partner, in its sole discretion, may consent to and admit any assignee of Units of Limited Partnership Interest as a substituted Limited Partner.

         (d) All Units of Limited Partnership Interest subscribed for upon receipt of a check or draft of the subscriber are issued subject to the collection of the funds represented by such check or draft. In the event that a check or draft of a subscriber for Units of Limited Partnership Interest representing payment for Units of Limited Partnership Interest is returned unpaid, the Partnership shall cancel the Units of Limited Partnership Interest issued to such subscriber represented by such returned check or draft. Any losses or profits sustained by the Partnership in connection with the Partnership's trading allocable to such cancelled Units of Limited Partnership Interest shall be deemed an increase or decrease in Net Asset Value and allocated among the remaining Partners as described in Article IV hereof.

         (e)     The Units may but need not be evidenced by certificates.

         3.2 ADDITIONAL CAPITAL CONTRIBUTIONS. No additional contributions of capital are or shall be required of any Limited Partner during the term of the Partnership.

         3.3 RIGHTS AND OBLIGATIONS. Each Unit of Limited Partnership Interest owned by a Limited Partner shall be fully paid and non-assessable upon issuance. A Limited Partner shall be liable for the obligations of the Partnership to the extent of the capital contributed by such Limited Partner plus the share of undistributed profits, if any, allocable to such Limited Partner. A Limited Partner who receives a return of any part of the capital contributed by such Limited Partner to the Partnership shall be liable to the Partnership for one year thereafter for the amount of the returned contribution, but only to the extent necessary to discharge liabilities of the Partnership to creditors who extended credit to the Partnership during the period that the capital contribution was held by the Partnership. A Limited Partner shall also be liable to the Partnership for return of any part of his capital contribution returned to him for a period of six (6) years thereafter, if such return was in violation of this Agreement or the Act.

         No Limited Partner shall take part in the management of the business or transact any business for the Partnership, and no Limited Partner shall have the power to sign for or bind the Partnership. No salary shall be paid to any Limited Partner, nor shall any Limited Partner have a drawing account or earn interest on his contribution once contributed to the capital of the Partnership. No Limited Partner shall be entitled to the return of his contribution or any profits with respect thereto except (i) to the extent, if any, that distributions made, or deemed to be made, pursuant to this Agreement, may be considered as such by law; (ii) upon dissolution of the Partnership; or (iii) upon redemption and then only to the extent provided for in this Agreement. No Limited Partner shall have priority over any other Limited Partner either as to the return of contributions of capital or as to profits, losses or distributions. In no event shall a Limited Partner be entitled to demand or receive property other than cash in return for capital contributed.


         3.4     ASSIGNMENT OF LIMITED PARTNERSHIP INTEREST(S).



         (a) GENERAL. Each Limited Partner expressly agrees that he will not transfer, assign or dispose of, by gift or otherwise, any of his Units of Limited Partnership Interest or any part or all of his right, title or interest in and to the capital or profits of the Partnership without giving written notice of the assignment, transfer or disposition to the General Partner and without complying with the suitability standards imposed by the Partnership, applicable laws (including, without limitation, state securities or Blue Sky laws) and the rules of any other applicable governmental authority. Each and every transfer, assignment or disposition of Units of Limited Partnership Interest shall be subject to all applicable laws (including, without limitation, state securities or Blue Sky laws). In addition, the transferor or assignor of such Units shall bear all costs, including attorneys' fees and disbursements, incurred in connection with such transfer, assignment or disposition.

         (b) EFFECTIVENESS; NOTICE. No such transfer, assignment or disposition shall be effective against the Partnership or the General Partner until the General Partner receives the written notice described below. If a transfer, assignment or disposition occurs by reason of the death of a Limited Partner or assignee, such written notice may be given by the duly authorized representative of the estate of the Limited Partner or assignee and shall be supported by such proof of legal authority and valid assignment as may reasonably be requested by the General Partner. The written notice required by this Section 3.5: (i) shall specify (A) the name, address and Social Security or taxpayer identification number of the transferee or assignee, (B) the number of Units of Limited Partnership Interest transferred or assigned, and (C) the date of such transfer or assignment, (ii) shall include a statement by the transferee or assignee that he agrees to give the above-described written notice to the General Partner upon any subsequent transfer, assignment or disposition, (iii) shall contain such other information and be accompanied by such additional documentation as the General Partner may request, and (iv) shall be signed by the assignor and transferee or assignee. The General Partner, in its sole discretion, may waive receipt of the above-described notice or any defect therein.

         Any transfer, assignment or disposition of Units of Limited Partnership Interest permitted hereunder shall be effective as of the beginning of the month following the month in which the General Partner has received notice of such transfer, assignment or disposition; it being understood, however, that the Partnership need not recognize any transfer, assignment or disposition of Units of Limited Partnership Interest until it has received at least thirty (30) days' prior written notice thereof.

         Notwithstanding the foregoing, no transfer, assignment or disposition of Units of Limited Partnership Interest shall be effective or recognized by the Partnership if (i) such transfer, assignment or disposition would be in violation of the Act, (ii) the amount of the transfer, assignment or disposition (other than transfers by gift or inheritance or to affiliates, including members of the transferor's or assignor's immediate family) is less than the minimum subscription amount, (iii) as a result of such transfer, assignment or disposition, the Partnership would no longer be treated as a partnership rather than a corporation or an association under the Internal Revenue Code, or (iv) as a result of such transfer or assignment, there would result a termination of the Partnership for United States Federal income tax purposes as provided in Section 708(b) of the Internal Revenue Code.

         (C)     SUBSTITUTED LIMITED PARTNER. No assignee or transferee of
Units of Limited Partnership Interest shall become a substituted Limited Partner unless the General Partner consents in writing to such substitution (which consent may be withheld in the sole and absolute discretion of the General Partner). A substituted Limited Partner shall have all the rights and powers and shall be subject to all the restrictions and liabilities of his assignor. Each Limited Partner agrees that, with the consent of the General Partner, any assignee may become a substituted Limited Partner without the further act or consent of any Limited Partner. Each Limited Partner agrees that he has no right to consent to and will not consent to any person or entity becoming a substituted Limited Partner, except as set forth in the preceding sentence. If the General Partner withholds its consent, an assignee shall not become a substituted Limited Partner and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of the Partnership's capital and profits, if any, and shall have that right of redemption to which his assignor would otherwise have been entitled. An assigning Limited Partner shall remain liable to the Partnership as provided in the Act, regardless of whether his assignee becomes a substituted Limited Partner.


         3.5      REDEMPTION OF UNITS OF LIMITED PARTNERSHIP INTEREST.

         (a) GENERAL. A Limited Partner (and the General Partner subject to Sections 2.7 and 2.12 hereof) or any assignee of Units of Limited Partnership Interest of whom the General Partner has received written notice as described in
Section 3.5 hereof may withdraw all or any part of his capital contributions and undistributed profits, if any, from the Partnership (such withdrawal being herein referred to as "redemption"), effective as of the last business day of any calendar month, by requiring the Partnership to redeem any or all of his Units of Limited Partnership Interest at the Net Asset Value per Unit (subject to the penalties for early redemption described below), calculated as of the close of business (as determined by the General Partner) on the effective date of redemption; provided that (i) all liabilities, contingent or otherwise, of the Partnership, except any liability to Partners on account of their capital contributions, have been paid or there remains property of the Partnership sufficient to pay them, and (ii) the General Partner shall have timely received a Request for Redemption in the form included as Exhibit D to the Statement of Additional Information. As used herein, Request for Redemption shall mean a letter in the form specified by the General Partner sent by a Limited Partner (or any assignee of whom the General Partner has received written notice as described in Section 3.5 hereof) and received by the General Partner at least ten (10) days (or such lesser period as shall be acceptable to the General Partner) in advance of the requested effective date of redemption. Requests for Redemption that are received by the General Partner at least ten (10) days prior to the last business day of a calendar month shall be effected as of the close of business on the last business day of that month. Requests for redemption that are received by the General Partner less than ten (10) days prior to the last business day of a calendar month shall be effected as of the close of business on the last business day of the following month. The General Partner may declare additional redemption dates upon notice to the Limited Partners. Redemptions of fractional Units of Limited Partnership Interest will be permitted. The Partnership shall not be obligated to redeem Units of Limited Partnership Interest that are subject to a pledge or otherwise encumbered in any fashion.



         (b) PAYMENT. Upon redemption, a Limited Partner (or any assignee of whom the General Partner has received written notice as described above) shall receive from the Partnership for each Unit of Limited Partnership Interest redeemed an amount equal to the Net Asset Value per Unit as of the date of redemption, less (i) any amount owing by such Partner (or assignee) to the Partnership, and (ii) any applicable redemptions fees due under Section 3.6(f) hereof. Redemption payments shall be made within twenty (20) days following the date of redemption. Under special circumstances, however, including but not limited to the inability of the Partnership to liquidate its commodity positions or defaults or delays in payments due to the Partnership from banks or other persons, the Partnership may delay payment to Partners requesting redemptions of Units of the proportionate part of the Net Asset Value thereof represented by the sums which are the subject of such inability to liquidate its positions, default or delay. If the General Partner delays redemption payments for any reason, the General Partner shall cause payments to resume as soon as practicable and shall be make redemption payments in the order in which the requests for redemption were received. The General Partner shall notify any Limited Partner or assignee of Units who requests redemption within ten (10) days after the date of redemption if payment will be delayed.


         (c) REDEMPTIONS BY ASSIGNEES. If a redemption is requested by an assignee, all amounts owed under Section 2.5(g) by the Partner to whom such Unit was sold by the Partnership as well as all amounts owed by all assignees who owned such Unit shall be deducted from the amount paid to such assignee upon redemption of his Units of Limited Partnership Interest. An assignee shall not be entitled to redemption until the General Partner has received written notice (as described in Section 3.5 hereof) of the assignment, transfer or disposition under which the assignee claims an interest in the Units of Limited Partnership Interest to be redeemed and shall have no claim against the Partnership or the General Partner with respect to distributions or amounts paid on redemption of Units of Limited Partnership Interest prior to the receipt by the General Partner of such notice.


         (d) REDEMPTIONS UPON NOTICE OF SUBSTANTIAL DECLINE. If (i) the Net Asset Value per Unit (increased by the amount of distributions per Unit, if any) on any business day during any given fiscal year decreases to or below 50% of the Net Asset Value per Unit as of the beginning of the fiscal year, and such 50% decrease results in a Net Asset Value per Unit of less than $1,000, or (ii) if the Net Asset Value per Unit (increased by the amount of distributions per Unit, if any) decreases on any business day to or below $350, the Partnership will liquidate all open positions as expeditiously as possible and suspend trading. Within ten (10) business days after the date of the suspension of trading, the General Partner shall either give notice to the Limited Partners of its intention to withdraw from the Partnership or shall declare a special redemption date. Such special redemption date, if declared, shall be a business day within thirty (30) business days from the date of suspension of trading by the Partnership, and the General Partner shall mail notice of such date to each Limited Partner by first class mail, postage prepaid, not later than ten (10) business days prior to such special redemption date, together with instructions as to the procedure such Limited Partner must follow to have his Units redeemed on such date by the Partnership, if such Limited Partner so desires. No redemption fees would be due in respect of a Unit redeemed on the special redemption date. If, after such special redemption date, the Partnership's Net Asset Value is at least 50% of the Partnership's Net Asset Value on the close of business on the day before the special redemption date, the Partnership will resume trading unless the General Partner elects to withdraw from the Partnership. If, after such special redemption date, the Partnership's Net Asset Value is less than 50% of the Net Asset Value of the close of business on the day before the special redemption date, the Partnership shall terminate and dissolve in accordance with the provisions of Article V hereof.

         (e) MANDATORY REDEMPTION(S). The Unit of Limited Partnership Interest of the Initial Limited Partner shall be automatically redeemed for $1,000, without the imposition of any redemption fee, as of the date that an additional Limited Partner is first admitted to the Partnership.

         If and to the extent necessary to ensure that the assets of the Partnership are not considered "plan assets" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the General Partner may redeem all or a portion of the Units held by one or more Limited Partners without the consent of such Limited Partners at the Net Asset Value per Unit without the imposition of any redemption fee. Such redemption may be effected from time to time in any manner deemed reasonable in the sole discretion of the General Partner, provided, however, that the General Partner will use its best efforts to cause a redemption of Units of Limited Partnership Interest on a pro rata basis among all "benefit plan investors" in an amount sufficient to reduce the number of Units of Limited Partnership Interest held by all of them to not more than 24.9%. For purposes of this Section, a "benefit plan investor" shall mean a Limited Partner who is (i) an "Employee Benefit Plan," as defined in Section 3(3) of ERISA; (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code; or (iii) a partnership, the general partner of which has been appointed "investment manager," as defined in Section 3(38) of ERISA, over the assets used by one or more Employee Benefit Plans to purchase limited partnership interests in such partnership.


         (f)      REDEMPTION FEES. Except as set forth in Sections 3.5(d) and
(e) hereof, this Section 3.5(f) or as otherwise waived by the General Partner in its discretion, an early redemption fee equal to a percentage of the Net Asset Value of the Units of Limited Partnership Interests redeemed (the "Redemption Fee") shall be charged by the Partnership in the case of redemptions of Units of Limited Partnership Interest that are effected as of or before the end of the twelfth (12th) full calendar month after their purchase. The Redemption Fee shall be four percent (4%) of the Net Asset Value of the Units of Limited Partnership Interest redeemed for such redemptions occurring as of or before the end of the third (3rd) full calendar month after their purchase; three percent (3%) of the Net Asset Value of the Units of Limited Partnership Interest redeemed for such redemptions occurring as of or before the end of the sixth
(6th) full calendar month after their purchase; two percent (2%) of the Net Asset Value of the Units of Limited Partnership Interest redeemed for such redemptions occurring as of or before the end of the ninth (9th) full calendar month after their purchase; and one percent (1%) of the Net Asset Value of the Units of Limited Partnership Interest redeemed for such redemptions occurring as of or before the end of the twelfth (12th) full calendar month after their purchase. There shall be no Redemption Fee charged with respect to Units of Limited Partnership Interest redeemed after the twelfth (12th) full calendar month after their purchase. Notwithstanding the foregoing and in order to assure each Limited Partner the availability of funds to pay taxes on each year's profits, if any, the redemption fee will be waived on redemptions of Units to the extent, if any, distributions in the first quarter on a calendar year are less than thirty-five (35%) of the profits reportable to a Limited Partner for the prior year. Redemption Fees received by the Partnership will be paid over by the Partnership to the General Partner to reimburse the General Partner for the payment by the General Partner of the Partnership's organizational, initial offering and operating expenses payable by the General Partner.

         3.6     MAINTENANCE OF RECORDS AND BOOKS OF ACCOUNT.


         (a) BOOKS OF ACCOUNT AND RECORDS. The General Partner shall keep and retain for at least six (6) years such books of account and records relating to the business of the Partnership as it deems necessary or advisable (including without limitation to substantiate the efforts of the Partnership to ensure that Units were sold only to purchasers for whom an investment in the Units was suitable) and as are required by the Commodity Exchange Act, as amended (the "CE Act") and the rules and regulations promulgated thereunder. Such books of account and records shall be kept at the Partnership's principal place of business, and each Limited Partner (or any duly constituted designee of a Limited Partner) shall at all times during reasonable business hours have free access to and the right to inspect and copy said books. The books of accounts and records of the Partnership shall be kept on an accrual basis of accounting in accordance with generally accepted accounting principles, consistently applied. The books of account or financial statements of the Partnership shall be audited at least annually at the Partnership's expense by an independent public accountant to be selected by the General Partner.

         (b) UNIT-HOLDER LISTS. The General Partner shall also maintain at the principal office of the Partnership a list of the names and addresses of, and the number of Units of Limited Partnership Interest owned by, all of the Limited Partners at the Partnership's principal office, and the General Partner shall make such list available for review by any Limited Partner or his personal representative at the offices of the Partnership at reasonable times upon request or by mail upon payment of the costs of reproduction and mailing, provided, however, that such list shall not be used by any Limited Partner for commercial purposes.


                                   ARTICLE IV
                                 PROFIT AND LOSS

         4.1 CAPITAL ACCOUNTS. The Partnership shall establish for each Partner, and maintain in accordance with the terms of this Agreement, a capital account. The initial balance of each Partner's capital account shall be the amount of the initial cash contribution to the Partnership of such Partner.

         4.2 ADJUSTMENTS TO CAPITAL ACCOUNTS. As of the close of business (as determined by the General Partner in its sole discretion) on the last business day of each calendar month, the General Partner shall make the following calculations, payments and allocations and shall redeem and accept subscriptions for Units, each in the following order:

                  (a) the Management Fee (as defined in Section 4.4 hereof) earned with respect to such month shall be calculated and paid; the Continuing Services Fee (as defined in Section 4.4 hereof) earned with respect to such month shall be calculated and paid; other expenses of and reimbursements by the Partnership shall be calculated and paid; and any costs of indemnification to the extent permitted under Section 2.5 shall be paid;

                  (b) Net Assets (as defined in Section 4.4 hereof) shall be calculated;

                  (c) the amount of any Incentive Allocation (as defined in Section 4.4 hereof) shall be calculated and credited to the capital account of the General Partner;

                  (d) any increase (less the amount of any Incentive Allocation) or decrease in Net Assets shall be credited or charged to the capital accounts of the Partners in the ratio that the capital account of each Partner bears to the capital accounts of all Partners;


                  (e) the amount of any distributions or any withdrawn capital during such month, and the amount of any redemption payments in such month shall be charged to the capital accounts of the relevant Partners;

                  (f) Net Asset Value (as defined in Section 4.4 hereof) shall be calculated;

                  (g) redemptions of Units shall be effected;

                  (h) Syndication Fees / Sales Charges (as defined in Section
         4.4 hereof) shall be calculated and paid with respect to any subscriptions for Units that the General Partner intends to accept during such month; and

                  (i) subscriptions for Units shall be accepted in the sole discretion of the General Partner.

         4.3 ALLOCATION OF PROFIT AND LOSS. At the end of each taxable year, each item of Partnership income, gain, loss, deduction and credit shall be allocated among the Partners in accordance with the following provisions:

                  (a) Capital Gain (as defined in Section 4.4 hereof) shall be allocated first to each Partner who has redeemed all of his Units or withdrawn all of his capital during the year to the extent that the amount the Partner received on redemption exceeded the amount paid for the redeemed Units or to the extent of the withdrawn capital;

                  (b) Capital Gain shall be allocated second to each Partner who has redeemed some of his Units or withdrawn some of his capital during the year to the extent that the amount that such Partner received on redemption exceeded the amount paid for the redeemed Units or to the extent of the withdrawn capital;

                  (c) Capital Gain remaining after the allocations in Sections 4.3(a) and 4.3(b) hereof shall be allocated among the Partners in the ratio that the capital account of each Partner bears to the capital accounts of all Partners;

                  (d) Capital Loss (as defined in Section 4.4 hereof) shall be allocated first to each Partner who has redeemed all of his Units or withdrawn all of his capital during the year to the extent that the amount that the Partner paid for the redeemed Units exceeded the amount that the Partner received on redemption;

                  (e) Capital Loss shall be allocated second to each Partner who has redeemed some of his Units or withdrawn some of his capital during the year to the extent that the amount that the Partner paid for the redeemed Units exceeded the amount that the Partner received on redemption;

                  (f) Capital Loss remaining after the allocations in Sections 4.3(d) and (e) hereof shall be allocated among the Partners in the ratio that the capital account of each Partner bears to the capital accounts of all Partners;

                  (g) For the purpose of the allocations of Capital Gain and Capital Loss in Sections 4.3(a), (b), (d) and (e) hereof, the amount that each Partner paid for each of his Units shall be deemed to have been increased by the amount of Capital Gain allocated to such Partner with respect to such Unit pursuant to Section 4.3(c) hereof or ordinary income allocated pursuant to Section 4.3(h) hereof, to have been decreased by the amount of any Capital Loss allocated to such Partner with respect to such Unit pursuant to Section 4.3(f) hereof or ordinary expense allocated pursuant to Section 4.3(h) hereof and to have decreased by the amount of any distributions to such Partner with respect to such Unit pursuant to Section 2.9 hereof.

                  (h) Items of ordinary income and expense shall be allocated among the Partners in the ratio that the capital account of each Partner bears to the capital account of all Partners.

                  (i) Notwithstanding Sections 4.3(e), (f) and (h) hereof, to the extent that an allocation of Capital Loss or expense would cause the capital account of a Limited Partner to have a deficit balance, then such loss or expense shall be allocated to the capital account of the General Partner.

                  (j) Allocations of Capital Gain or Capital Loss shall be made PRO RATA from each category of Capital Gain or Capital Loss determined under Section 1(h) of the Internal Revenue Code and income or loss determined under Section 988 of the Internal Revenue Code.

         4.4 DEFINITIONS. For purposes of this Article IV, the following terms shall have the following meanings:

                  (a) "CONTINUING SERVICES FEE" shall mean a fee charged to each Unit equal to, in the aggregate, 1/12 of 1.25% of the Net Asset Value per Unit of the Partnership's assets under management as of the close of business on the last day of each month (without reduction for distributions or redemptions effected as of such date or management fees or incentive fees payable as of such date) with respect to Units purchased within the prior twelve (12) month period and 1/12 of 4% of the Net Asset Value per Unit of the Partnership's assets under management as of the close of business on the last day of each month (without reduction for distributions or redemptions effected as of such date or management fees or incentive fees payable as of such date) with respect to Units purchased more than twelve (12) months prior thereto. Such Continuing Services Fee shall be paid to the Selling Agent and certain selected dealers and their respective registered representatives in return for their continuing services to the Partnership and the Limited Partners solicited by them. Such services include, without limitation, keeping the Limited Partners apprised of developments affecting the Partnership, responding to specific inquiries received from Limited Partners relating to the Partnership and the commodity markets, communicating current valuations of the Partnership's Net Asset Value per Unit to the Limited Partners, assisting in redemptions, transfers and distributions, assisting Limited Partners in interpreting the Partnership's monthly and annual reports, financial statements and the tax information provided to Limited Partners, and providing such other services as the Limited Partners from time to time may reasonably request.

                  With respect to each of the first twelve (12) month-ends during which a Unit is outstanding, the Continuing Services Fee attributable to such Unit shall be paid (i) twenty percent (20%) to the Selling Agent, and (ii) eighty percent (80%) to the selected dealers and their respective registered representatives that solicited the Limited Partner's subscription. After a Unit has been outstanding for twelve (12) month-ends, the preceding sentence shall be amended so that the Continuing Services Fee attributable to such Unit shall be paid twenty-five percent (25%) to the Selling Agent and seventy-five (75%) to the selected dealers and their respective registered representative that solicited the Limited Partner's subscription. Notwithstanding the foregoing, such Continuing Services Fee shall be paid only to, or for the benefit of, persons who are registered with the CFTC and/or the National Futures Association ("NFA") as futures commission merchants or introducing brokers. In the event that the Selling Agent or any selected dealer is not registered with the CFTC and/or the NFA as futures commission merchants or introducing brokers, the Selling Agent's and such selected dealers' portions(s) of such Continuing Services Fee shall be paid to the General Partner.

                  The General Partner may increase the amount of the Continuing Services Fee payable by the Partnership at any time and from time to time upon sixty (60) days' prior written notice to the Limited Partners, which notice shall set forth the redemption and voting rights of the Units; PROVIDED that prior to the effectiveness of the increased Continuing Services Fee, the Limited Partners shall have an opportunity to redeem their

         Units on the last business day of the month in which such notice is sent without the imposition of any redemption fee.

                  (b) "CAPITAL GAIN" or "CAPITAL LOSS" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset by the Internal Revenue Code, including without limitation gain or loss required to be taken into account pursuant to Sections 988 and 1256 of the Internal Revenue Code.

                  (c) "MANAGEMENT FEE" shall mean a fee equal to 1/12 of 3.75% of the Net Asset Value per Unit of the Partnership's asset under management as of the close of business on the last day of each month with respect to Units purchased within the prior twelve (12) month period and 1/12 of 1% of the Net Asset Value per Unit of the Fund's assets under management as of the close of business on the last day of each month with respect to Units purchased more than twelve (12) months prior thereto which shall be paid to the Advisor.


                  (d) "NET ASSETS" shall mean the total assets, less total liabilities, of the Fund determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including net asset fees accruing to the program.


                  (e) "NET ASSET VALUE" of the Partnership shall mean the total capital accounts of all Partners. The "Net Asset Value" of a Unit shall be the total capital accounts of all Partners, divided by the number of Units owned by all Partners.

                  (f) "SYNDICATION FEE / SALES CHARGE" shall mean a fee, calculated and paid immediately prior to the acceptance of a subscription, equal to five percent (5%) of the subscription amount for a Unit. The Syndication Fee / Sales Charge attributable to such Unit shall be paid (i) twenty percent (20%) to the General Partner, and (ii) eighty percent (80%) to the Partnership's selling agent, who in turn may pay up to seventy-five percent (75%) of its Syndication Fee / Sales Charge to the selected dealer that solicited the subscription pursuant to the terms of any selected dealer agreement entered into from time to time between the Partnership's selling agent and such selected dealer. The General Partner may increase the amount of the Syndication Fee / Sales Charge at any time and from time to time upon sixty (60) days' prior written notice to the Limited Partners.


                  (g) "INCENTIVE ALLOCATION" shall mean a quarterly special allocation to the Advisor equal to fifteen percent (15%) of the New Trading Profits.

                  (h) "NEW TRADING PROFITS" shall mean the excess, if any, of Net Assets on the last business day of the Valuation Period over Net Assets on the last business day of the highest previous Valuation Period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new capital contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Fund assets during the period, whether the assets are held separately or in margin account.

                  (i) "VALUATION PERIOD" shall mean the preceding calendar quarter.




         4.5 EQUITABLE ALLOCATIONS. The General Partner may make such other or additional allocations of income, gain, loss and deduction among the Units as are, in the General Partner's reasonable discretion, equitable in order to allocate income, gain, loss and deduction for Federal income tax purposes among the Partners in accordance with their respective interest in the Partnership.


                                    ARTICLE V
                                   TERMINATION


         5.1 DISSOLUTION. The Partnership shall terminate and be dissolved immediately upon (i) the conclusion of the Initial Offering Period without the sale or acceptance of at least 1,000 Units of Limited Partnership Interest, (ii) the withdrawal of the General Partner, as defined in, and subject to the limitation of Section 2.12 hereof, (iii) an election to dissolve the Partnership in accordance with the provisions of Section 6.1 hereof by Limited Partners owning more than fifty percent (50%) of the Units of Limited Partnership Interest, (iv) a reduction in Net Asset Value of the Partnership following a substantial decline in the Net Asset Value per Unit as more fully described in
Section 3.6(d) hereof, (v) a determination by the General Partner that the purpose of the Partnership cannot be fulfilled; and (vi) any event that constitutes a dissolution of a limited partnership under the Act or otherwise makes it unlawful for the existence of the Partnership to be continued. The General Partner shall give, prior to its voluntary withdrawal, one hundred twenty (120) days' prior notice to all Limited Partners pursuant to Section 2.12 hereof, who may within such period elect substitute general partner(s) in accordance with Section 6.2 hereof and continue the Partnership. Unless earlier terminated as specified above or by operation of law, the Partnership shall terminate on December 31, 2025.


         The death, incompetence, incapacity, legal disability, bankruptcy, insolvency, dissolution or withdrawal of any Limited Partner shall not result in the dissolution or termination of the. Partnership, and such Limited Partner, or the estate, custodian or personal representative thereof, shall have no right to withdraw as a limited partner of the Partnership or to have his Units redeemed except as provided in Section 3.6 hereof. Upon the death or legal disability of a Limited Partner, his interest in the Partnership shall pass to his legal representatives. Each Limited Partner (and any assignee of such Limited Partner's interest) expressly agrees that, in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Partnership and any right to a special audit or examination of the books and records of the Partnership.


         5.2 FINAL ACCOUNTING. Upon the dissolution of and failure to reconstitute the Partnership, an accounting shall be made of the accounts of the Partnership, the capital accounts of each Unit, and the Partnership's assets, liabilities and operations from the date of the last previous accounting to the date of such dissolution. Thereupon, the General Partner (or in the event that the dissolution is caused by the legal disability, bankruptcy, dissolution, liquidation or withdrawal of the General Partner, such person as may be designated by the holders of a majority of the then outstanding Units of Limited Partnership Interest, not including Units of Limited Partnership Interest held by the General Partner) shall act as liquidating trustee and immediately proceed to wind up and terminate the business and affairs of the Partnership and to liquidate the property and assets of the Partnership.

         5.3 DISTRIBUTION. Upon the winding up and termination of the business and affairs of the Partnership, its liabilities and obligations to creditors and all expenses incurred in its liquidation shall be paid, and its remaining assets shall be distributed to the Partners in accordance with their capital accounts as determined under Article IV hereof.

         5.4 USE OF FIRM NAME UPON DISSOLUTION. At no time during the operation of the Partnership or upon the termination of and dissolution of the Partnership shall any value be placed on the firm name, the right to its use, or the goodwill, if any, attached thereto, either between the Partners or for the purpose of determining any distributive interest of any Partner in accordance with this Agreement.

         5.5 BALANCE OWED BY A PARTNER. In the event that a Partner has a negative balance in his capital account after all adjustments to capital accounts have been made hereunder, whether by reason of losses in liquidating Partnership assets or otherwise, the negative balance shall represent an obligation from such Partner to the Partnership to be paid in cash within thirty
(30) days after written demand and shall be distributed to creditors of the Partnership or to Partners with a positive balance in their capital accounts in accordance with Section 5.3 hereof.


                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1 MEETINGS. Meetings of the Partnership for purposes of amending this Agreement or taking any action permitted to be taken by the Limited Partners under this Agreement may be called by the General Partner and shall, subject to the limitations imposed by the final sentence of Section 6.2(b) hereof, be called by it when requested in writing by the Limited Partners holding ten percent (10%) or more of the Units of Limited Partnership Interest. The General Partner shall deposit the call in the United States mail within fifteen (15) days after receipt of such written requests from the requisite percentage of the Limited Partners. The call shall state the date, place, time and purpose of such meeting, setting forth any amendments to this Agreement proposed to be adopted, and no other business shall be conducted at such meeting except as set forth in the call. The meeting shall be held no less than thirty
(30) and no more than sixty (60) days after the date of the mailing of the call. The Limited Partners may vote in person or by proxy at any such meeting. In the event that the Partnership is required to comply with Regulation 14A under the Securities Exchange Act of 1934 (the so-called "Proxy Rules") or any successor regulation, the foregoing time periods may be altered by the General Partner so as not to conflict therewith.

         6.2 AMENDMENTS. (a) Amendments to this Agreement may be proposed by the General Partner or by Limited Partners owning not less than ten percent (10%) of the Units of Limited Partnership Interest. Within thirty (30) days following such proposal, the General Partner shall submit the proposed amendment to the Limited Partners together with an opinion of counsel as to the legality of such amendment and its effect on the Limited Partners for the Partnership's debts. The General Partner shall make its recommendation with regard to each such proposal advanced by any Limited Partner. A simple majority of the Units of Limited Partnership Interest outstanding (not including Units of Limited Partnership Interest held by the General Partner) shall be required to pass an amendment; provided, however, that no such amendment shall (i) change or alter the terms of this Section 6.2, (ii) cause the Partnership to become a general partnership, (iii) change the liability of the General Partner or the Limited Partners, (iii) reduce the capital account of any Partner, (iv) modify the percentage of profits, losses or distributions to which any Partner is entitled, or (v) extend the duration of the Partnership, in each case without the consent of the General Partner and all of the Limited Partners. For purposes of obtaining a written vote, the General Partner may require response within a specified time.

         (b) Notwithstanding any provision to the contrary contained herein, the General Partner may, without the consent of the Limited Partners, make such amendments to this Agreement as are necessary:

         (i) to reflect the admission of an additional or substitute general partner.

         (ii)     to change the name of the Partnership;

         (iii) to effect any other minor change that the General Partner deems advisable, so long as such amendment is not adverse to the Limited Partners and does not alter the basic investment policies and structure of the Partnership, or that is required by law;

          (iv) to clarify any inaccuracy or ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or otherwise (including any inconsistency between this Agreement and the Prospectus or Statement of Additional Information), or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

         (v) to delete from or add to this Agreement any provision required to be so deleted or added by representatives of the SEC, the CFTC or any other government authority (including state securities or Blue Sky administrators) having jurisdiction over activities of the Partnership, which addition or deletion is deemed by such agency, authority or administrators to be for the benefit or protection of the Limited Partners;

         (vi) to attempt to ensure that the Partnership is not treated as an association taxable as a corporation for federal income tax purposes;

         (vii) to modify, with respect to a taxable year ending after the date of such amendment or for which a tax return of the Partnership has not yet been filed, and to the extent permitted by law, any provision concerning the allocation of profits and losses for Federal income tax purposes, if such modification is deemed, in the General Partner's discretion, necessary to promote an equitable treatment among the Partners with respect to such allocations, as measured by the degree to which the profits and losses allocated to them for tax purposes reflect the actual increase or decrease in the value of their investments;

         (viii) to effect the intent of the tax allocations proposed herein, including without limitation the allocation of Capital Gain and Capital Loss on a net rather than a gross basis, to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations;

         (ix) to effect any other change that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940, as amended, or the "plan asset" regulations adopted under ERISA as a result of their association with the Partnership; and

          (x) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein for the benefit of the Limited Partners.

         (c) Notwithstanding anything to the contrary contained herein, (i) this Agreement may be amended without the consent of the General Partner in accordance with and only to the extent permissible under the Act; PROVIDED that consent of all Limited Partners shall be required in the case of amendments requiring the consent of all Limited Partners under the Act, (ii) the Partnership may be dissolved, (iii) all or substantially all of the Partnership assets may be sold or pledged, (iv) the General Partner may be removed from office and replaced, (v) a new general partner may be elected if the General Partner withdraws from the Partnership, or (vi) any contract between the Partnership and the General Partner or any of its affiliates may be cancelled upon not more than sixty (60) days' prior written notice and without penalty, in each case by the affirmative vote of the holders of a simple majority of the Units of Limited Partnership Interest (not including any Units of Limited Partnership Interest held by the General Partner), at a meeting called and conducted in accordance with Section 6.1 hereof. However, nothing contained in this Section 6.2(c), or in any other section of this Agreement, shall imply that the Limited Partners have any rights of management or control over the operations of the Partnership.

         If an action described in the first sentence of subsection (iv) or (v) of this Section 6.2 (c) is taken, the General Partner shall withdraw from the Partnership and shall receive the proportionate share of the Net Assets attributable to its general partnership interest as of the close of business on the last business day of the month in which the withdrawal is effective.

         (d) Upon any amendment of this Agreement, the Certificate of Limited Partnership shall also be amended if necessary to reflect such amendment.

         (e) The General Partner may not make a material change in the basic investment policy or structure unless it shall first obtain the affirmative vote of the holders of a simple majority of the Units of Limited Partnership Interest.

         6.3 ANNUAL REPORTS AND MONTHLY STATEMENTS. (a) As required by the CE Act, the General Partner shall furnish each Limited Partner with unaudited monthly statements as of the end of each calendar month and with an audited annual report containing financial statements certified by an independent public accountant as of the end of each fiscal year. The General Partner shall also furnish each Limited Partner with such other reports and information (and in such detail) as are required to be given to the Limited Partners by the CFTC or any other governmental authority which has jurisdiction over the activities of the Partnership and as the General Partner, in its sole discretion, deems necessary or appropriate.

         Annual reports shall be transmitted to the Limited Partners within ninety (90) days after the close of the Partnership's fiscal year (unless a shorter period is provided by applicable law or regulations) containing financial statements of the Partnership certified by an independent public accountant including a balance sheet as of the end of the fiscal year and statements of income, Partners' equity, and changes in financial position for the year then ended, all of which shall be prepared in accordance with generally accepted accounting principles, and a statement showing the total fees, compensation, brokerage commissions and expenses of the Partnership, segregated as to type. Appropriate tax information (adequate to enable each Limited Partner to complete and file his United States Federal income tax return) shall be delivered to each Limited Partner no later than the fifteenth (15th) day of the third month following the end of each fiscal year.


         6.4 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements or understandings with respect thereto.

         6.5 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         6.6 NOTICES. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered properly given or made if delivered personally or mailed by registered mail, postage prepaid, return receipt requested, or if telegraphed by prepaid telegram and confirmed by written notice mailed contemporaneously as aforesaid, and addressed, if to the General Partner, to it at 925 Westchester Avenue, White Plains, NY 10604 and if to a Limited Partner, to the address set forth below such Limited Partner's signature on the execution page hereof. Notwithstanding the foregoing, Requests for Redemption and notices of transfer, assignment or disposition of Units of Limited Partnership Interest shall be effective upon receipt by the Partnership or the General Partner; and reports by the General Partner to the Limited Partners may be mailed by unregistered first class mail, postage prepaid, return receipt not requested. Any Limited Partner may change his address by giving notice in writing to the General Partner stating his new address, and the General Partner may change its address by giving such notice to all the Limited Partners. Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such Partner's or Partners' address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

         6.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         6.8 ILLEGALITIES. In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

         6.9 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Partners, their respective legal representatives, successors, heirs and permitted assigns. Any person hereafter admitted to the Partnership as a general partner or a Limited Partner shall be subject to all of the provisions of this Agreement as if an original signatory thereto.

         6.10 THIRD PARTY RIGHTS. Notwithstanding any other provision of this Agreement, this Agreement shall not create benefits on behalf of any third party, and this Agreement shall be effective only as between the parties hereto and their respective legal representatives, successors, heirs and permitted assigns.

         6.11    COUNTERPARTS.   This Agreement may be executed in any number
of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute on and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       SHAFFER ASSET MANAGEMENT, INC.

                                       By:___________________________________
                                           Daniel S. Shaffer
                                           President




                                   --------------------------------------------
                                   Daniel S. Shaffer, as initial Limited Partner

                                                                       EXHIBIT B

                            SUBSCRIPTION REQUIREMENTS


GENERAL SUITABILITY REQUIREMENTS

         Unless the subscriber is a resident of a state listed below, the subscriber must have net worth of at least $225,000, exclusive of home, furnishings and automobiles, or an annual gross income of at least $60,000 and a net worth similarly calculated of at least $60,000, and the investment of the subscriber in the Fund must not constitute more than 10% of the net worth, exclusive of home, furnishings and automobiles, of the subscriber.

ADDITIONAL STATE LAW SUITABILITY REQUIREMENTS

         Some jurisdictions impose additional requirements on subscribers, which requirements may change from time to time. The descriptions below are based on unofficial compilations of the blue-sky laws believed to be accurate on the date of the accompanying Prospectus and this Statement of Additional

Information. Subscribers who are residents of the following states represent and warrant that they meet the following additional requirements imposed by such states, in each case excluding from their net worth the value of their home, furnishings and automobiles:


         CALIFORNIA: Net worth of at least $500,000 or net worth of at least $250,000 and an annual taxable income of at least $100,000, together with a reasonable expectation of taxable income of at least $100,000 in the current year.

         FLORIDA: Net worth of at least $1,000,000 or an annual taxable income of at least $200,000 individually or $300,000 with spouse in each of the two most recent years, together with a reasonable expectation of income of a similar level in the current year.


         ILLINOIS: Net worth of at least $1,000,000 or an annual taxable income of at least $200,000 in each of the two most recent years, together with a reasonable expectation of income of a similar level in the current year.

         WISCONSIN: Net worth of at least $150,000 or net worth of at least $45,000 and an annual taxable income of at least $45,000.


ERISA REQUIREMENTS

         If a subscriber in the Fund is acting on behalf of an "employee benefit plan" as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), the individual signing the Subscription Agreement / Power of Attorney as plan fiduciary further represents and warrants, on behalf of the subscriber, to the Fund, the General Partner, the Selling Agent , the selected dealer(s) that solicited the subscription, and ADM Investor Services that:

         o the plan fiduciary has considered an investment in the Fund for such plan in light of the risks relating thereto;

         o the plan fiduciary has determined that, in view of such considerations, the investment in the Fund is consistent with the responsibilities of the plan fiduciary under ERISA;

         o an investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the plan or any trust agreement thereunder;

         o an investment in the Fund has been duly authorized and approved by all necessary parties;

         o none of the General Partner, the Advisor, the Selling Agent, the selected dealer(s) that solicited the subscription, or any of their respective affiliates, agents or employees:

                  o has investment discretion with respect to the plan assets;

                  o has authority or responsibility to give or regularly gives investment advice with respect to the plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the plan assets and that such advice will be based on the particular investment needs of the plan; or

                  o is an employer maintaining or contributing to the plan;

        o        the plan fiduciary:

                  o is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that the investment is consistent with the requirement imposed by Section 404 of ERISA that plan investments be diversified so as to minimize the risks of large losses;

                  o is independent of the General Partner, the Advisor, the Selling Agent, the selected dealer(s) that solicited the subscription, ADM Investor Services, and their respective affiliates, agents and employees; and

                  o        is qualified to make the investment decision.

         At the request of the General Partner, the plan fiduciary agrees to furnish the General Partner with any information reasonably required by the General Partner to establish that the purchase of the Units by the plan does not violate any provision of ERISA or the Internal Revenue Code, including without limitation those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons."


FIDUCIARY ACCOUNTS

         In the case of a subscription on behalf of a fiduciary account, the subscription requirements must be met by the account beneficiary. However, in a case where a donor or grantee directly or indirectly supplies the funds to purchase the Units, and the donor or grantee acts as the fiduciary for the account, then the subscription requirements may be met by the donor or grantee.

                                                                       EXHIBIT C


                          SUBSCRIPTION INSTRUCTIONS FOR
                   SUBSCRIPTION AGREEMENT / POWER OF ATTORNEY


         Prospective investors in Shaffer Diversified Fund, LP (the "Fund") should carefully read and review a copy of the Fund's most recent Prospectus and Statement of Additional Information. In addition, the Prospectus and Statement of Additional Information should be accompanied by the most recent monthly report of the Fund.



1. Enter the total dollar amount being invested on LINE 1. Initial minimum investment: $10,000 in Units ($5,000 in Units in the case of any pension, profit-sharing or other employee benefit plan qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), IRAs, Education IRAs, Roth IRAs, SIMPLE IRAs, Simplified Employee Pension - IRA plans and retirement and deferred compensation and annuity plans and trusts used to fund those plans, including but not limited to, those defined in Sections 401(a), 403(b) or 457 of the Internal Revenue Code. Subsequent minimum investment:
         $1,000.


2. If a customer securities account is to be debited for the investment, enter the account number on LINE 2.

3. Enter the Social Security or Taxpayer Identification Number of the subscriber on LINE 3, and check the appropriate box to indicate ownership type. For individual retirement accounts, enter the Social Security Number of the subscriber and the Taxpayer Identification Number of the custodian.

4. Check the box in LINE 4 if this investment is an addition to an existing account, and complete the account number.


5/6. Enter the name of the subscriber on LINE 5. For UGMA/UTMA accounts, enter the name of the minor on LINE 5, followed by "minor," and enter the name of the custodian on LINE 6. For trusts, enter the name of the trust on LINE 5 and the name(s) of the trustee(s) on LINE 6. For corporations, partnerships and estates, enter the name of the entity on LINE 5 and the name of the officer or contact person of such entity on LINE 6. Subscribers who are not individuals must furnish a copy of organizing or other documents evidencing the authority of the entity to invest in the Fund. For example, trusts must furnish a copy of the trust agreement, and corporations must furnish a copy of the corporate charter, bylaws and enabling resolutions.

7. Enter the legal address, which is the residence or domicile address used for tax purposes, of the subscriber on LINE 7. Do not enter post office boxes.

8. If the mailing address of the subscriber is different from the legal address of the subscriber, complete LINE 8.

9. If an individual retirement account, enter the name and address of the custodian on LINE 9.

10. The subscriber must sign and date LINE 10. If a joint account, both subscribers must sign. In an individual retirement account, both the custodian and the subscriber must sign.

11. Financial advisors must complete and sign under "Financial Advisors" below.

         The financial advisor should send the Subscription Agreements / Power of Attorney, payments and all other required documents to the placement agent:

                            Berthel Fisher & Company
                            Financial Services, Inc.
                                 701 Tama Street
                                   PO Box 609
                              Marion, IA 52302-0609
                            Phone: (800) 356-5234 or
                                 (319) 447-5700
                            Facsimile: (319) 447-4250
                          E-mail: danderson@berthel.com


         Please send all documents and payments early in the month to ensure timely delivery. Subscriptions close on the last business day of each month. The fund administration department of the Selling Agent and the selected dealer(s) that solicited the subscription may have an earlier deadline for subscriptions.


         If payment is being made by wire transfer, the financial advisor should contact Berthel Fisher & Company. PAYMENTS MADE BY CHECK MUST BE RECEIVED BY THE FUND AT LEAST THREE BUSINESS DAYS PRIOR TO THE LAST BUSINESS DAY OF THE MONTH, AND PERSONAL CHECKS MUST BE RECEIVED BY THE FUND AT LEAST FIVE BUSINESS DAYS PRIOR TO THE LAST BUSINESS DAY OF THE MONTH. ONLY SUBSCRIPTIONS FOR WHICH PAYMENT HAS CLEARED WILL BE ACCEPTED.

         A financial advisor having specific questions about the subscription process should call the Berthel Fisher & Company Marketing Department at (800) 356-5234.

                          SHAFFER DIVERSIFIED FUND, LP
                        (A DELAWARE LIMITED PARTNERSHIP)

                   SUBSCRIPTION AGREEMENT / POWER OF ATTORNEY



Shaffer Diversified Fund, LP
c/o Shaffer Asset Management, Inc.
925 Westchester Avenue
White Plains, NY  10604


Dear Sir or Madam:

         SUBSCRIPTION FOR UNITS. By executing this Subscription Agreement / Power of Attorney, I hereby irrevocably subscribe for the number of units ("Units") of limited partnership interest in Shaffer Diversified Fund, LP (the "Fund") set forth on page D-4 hereof at a purchase price equal to (i) $1,000 per Unit ($950 per Unit, plus an initial sales charge of $50 per Unit) during the initial offering period of the Fund, and (ii) at the Net Asset Value per Unit, plus a sales charge of 5% of the Net Asset Value per Unit for each Unit purchased, thereafter, each as more fully described in the Fund's prospectus (the "Prospectus") and accompanying Statement of Additional Information (the "Statement of Additional Information"), as the same may be amended or supplemented from time to time. I understand that only whole Units may be purchased during the initial offering period of the Fund, but that fractional Units may be purchased thereafter. My check payable to "Shaffer Diversified Fund, LP" in the full amount of my subscription accompanies this Subscription Agreement / Power of Attorney, or I have authorized Berthel Fisher & Company Financial Services, Inc. (the "Selling Agent") or the selected dealer(s) that solicited this subscription to debit my customer securities account in the amount set forth herein.


         REPRESENTATIONS AND WARRANTIES. I represent the following (subscriber to initial as indicated):


Initial: _____ I have received a copy of the Prospectus and accompanying
         Statement of Additional Information.

Initial: _____ I am purchasing the Units only for my own account.

Initial: _____ This purchase does not exceed more than ten percent (10%) of my net worth.

INITIAL ONLY ONE OF THE FOLLOWING:

Initial: ______ Except as noted below, I have (i) a net worth (exclusive of home, home furnishings and automobiles) of at least $225,000 or (ii) an annual gross income of at least $60,000 and a net worth similarly calculated of at least $60,000, and my investment in the Fund will not constitute more than 10% of my net worth, exclusive of my home, home furnishings and automobiles.

Initial: ______ I am a resident of Iowa, Kansas, or Missouri and I have (i) a net worth of $350,000 or (ii) a net worth of at least $100,000 and $100,000 taxable income.


Initial: ______ I am a resident of Nebraska, and I have (i) a net worth, or joint net worth with my spouse, that exceeds $1,000,000 or (ii) had income in excess of $200,000 in each of the two most recent years or a joint income with my spouse in excess of $300,000, and I have a reasonable expectation of reaching this same income level in the current year.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, HOWEVER, I UNDERSTAND THAT BY SIGNING THIS SUBSCRIPTION AGREEMENT, I AM NOT WAIVING ANY RIGHTS THAT I MAY HAVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.



         AGREEMENTS. By signing this letter, I shall be deemed to have executed and to agree to be bound by the terms of the Agreement of Limited Partnership, as amended, of the Fund (the "Limited Partnership Agreement") attached as Exhibit A to the Statement of Additional Information. In addition, I agree to reimburse the Fund and Shaffer Asset Management, Inc. (the "General Partner / Advisor") for any expense or loss incurred as a result of my failure to deliver good funds for the subscription amount. I consent to the execution and delivery of an advisory agreement between the Fund and the General Partner /Advisor and to the payment to the General Partner / Advisor of the compensation described in the Prospectus and the Statement of Additional Information. In addition, if I am not a citizen or resident of the United States for federal income tax purposes and not a dealer in commodities, I agree to pay or reimburse the Fund for any taxes imposed as a result of my status as a limited partner in the Fund.

         POWER OF ATTORNEY. In connection with my purchase of Units, I do hereby irrevocably constitute and appoint the General Partner / Advisor as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, (i) to file, prosecute, defend, settle or compromise litigation, claims or arbitration on behalf of the Fund and
(ii) to make, execute, sign, acknowledge, swear to, deliver, file and record on my behalf any documents or instruments considered necessary or desirable by the General Partner /Advisor to carry out fully the provisions of the Limited Partnership Agreement, including without limitation the execution of the Certificate of Limited Partnership of the Fund, the Limited Partnership Agreement, and all amendments thereto permitted by the terms thereof to be entered into by the General Partner / Advisor. The power of attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable and shall survive and not be affected by my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my interest in the Fund.


         IRREVOCABILITY; GOVERNING LAW. My susbcription for Units will not be complete until the close of business on the day that is five days after I receive a final prospectus of the Fund. I hereby acknowledge that after the expiration of that five day period I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after this subscription has been submitted. The laws of the State of Delaware shall govern this Subscription Agreement / Power of Attorney.



         1.       Amount of subscription:  $______________________


         2. If debit is to be made to customer securities account, account number: ____________________.


         3.       Social Security _______ - ______ - ______ or
                  taxpayer identification number: ______ - __________



         Taxable investors (check one):                                Non-taxable investors (check one):
         [  ]     Individual                                           [  ]     Individual retirement account
         [  ]     Joint tenants with right of survivorship             [  ]     Roth IRA
         [  ]     Tenants in common                                    [  ]     IRA rollover
         [  ]     Community property                                   [  ]     SEP
         [  ]     Estate                                               [  ]     Profit-sharing account
         [  ]     UGMA/UTMA                                            [  ]     Defined benefit account
         [  ]     Corporation                                          [  ]     Pension
         [  ]     Partnership                                          [  ]     Other Retirement Benefit Plan
         [  ]     Grantor or other revocable trust                     [  ]     Other (specify) _____________
         [  ]     Trust other than grantor or revocable trust

         4.       [  ]     Existing account number:   ____________________.


         5.       Names in which Units are to be registered: __________________

                  ______________________________________________________________


         6.       Additional information (see instructions):  __________________

         7.       Address: __________________________________________

                           __________________________________________

                           __________________________________________


             Telephone No: __________________________________________

             Facsimile No: __________________________________________

           E-mail Address: __________________________________________

         8.       Mailing address (if different):

                                    ___________________________________________

                                    ___________________________________________

                                    ___________________________________________

         9.       Custodian name and mailing address:

                                    ___________________________________________

                                    ___________________________________________

                                    ___________________________________________

                  Account Number:   ___________________________________________




         10.      Signature of Investor:                      Date:


                  ____________________________        __________________________



                  Signature of joint investor                 Date:
                    or Custodian:


                  ____________________________        __________________________

UNITED STATES INVESTORS

         [ ] I have checked the box if I am subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code of 1986, as amended. Under penalties of perjury, I hereby certify by signature above that the Social Security or Taxpayer Identification Number above is my true, correct and complete Social Security or Taxpayer Identification Number and that the information given in the immediately preceding sentence is true, correct and complete.

NON-UNITED STATES INVESTORS

         Under penalties of perjury, I hereby certify by signature above that I am not a citizen or resident of the United States and not a United States corporation, partnership, estate or trust.

FINANCIAL ADVISORS

         I hereby certify that I have informed the subscriber herein of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management and control of the Fund with respect to an investment in the Units, as set forth in the Prospectus and the Statement of Additional Information. I have also informed the subscriber that it is unlikely that a public trading market in the Units will develop.

         I have reasonable grounds to believe, based on information obtained from the subscriber concerning his or her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund by the subscriber is suitable for the subscriber in light of his or her financial position, net worth and other suitability characteristics.

         The financial advisor must sign below to substantiate compliance with NASD Rule 2810. The office manager (if required by the procedures of the Selling Agent or selected dealer(s) that solicited this subscription) must sign below:



         Financial advisor signature:                         Date:

         ____________________________              ____________________________


         Office manager signature:                             Date:


         ____________________________              ____________________________

         Financial advisor name:    __________________________________________

         Address:                   __________________________________________

                                    __________________________________________

                                    __________________________________________

         Telephone:                 __________________________________________

         Facsimile:                 __________________________________________

         E-mail address:            __________________________________________

                                                                       EXHIBIT D

                          SHAFFER DIVERSIFIED FUND, LP
                        (A DELAWARE LIMITED PARTNERSHIP)

                             REQUEST FOR REDEMPTION


                                                  ____________________, 20___
                                                      (Please date)

PLEASE SEND ORIGINAL TO:


Shaffer Asset Management, Inc.,
  as General Partner
Shaffer Diversified Fund, LP
925 Westchester Avenue
White Plains, NY  10604


                  Re:      Account No:  _______________
                           Social Security or taxpayer
                           identification number: ____________________

Dear Sir or Madam:

         I hereby request redemption, as defined in and subject to all of the terms and conditions of the Amended and Restated Agreement of Limited Partnership of Shaffer Diversified Fund, LP, a Delaware limited partnership (the "Fund"), of _______________ (insert number of Units to be redeemed) of my Units of limited partnership interest in the Fund (if no number is entered, the General Partner will assume that you wish to redeem all of your Units) at the Net Asset Value per Unit described in the Prospectus and accompanying Statement of Additional Information of the Fund dated _______________, 2001. I understand that the redemption shall be effective as of the close of business on the last business day of the calendar month in which this request for redemption is received by the General Partner; PROVIDED that this request for redemption is received by the General Partner at least 10 days prior to such effective date, and that if this request for redemption is received by the General Partner less than 10 days prior to a permitted redemption date, my Units may be redeemed on the next succeeding redemption date. I also understand that the redemption fees described in the Prospectus may apply to this redemption.

         I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of the Units of limited partnership interest to which this request for redemption relates, with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

UNITED STATES INVESTORS

         [ ] I have checked the box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code. Under penalties of perjury, by signature below I hereby certify that the Social Security or taxpayer identification number above is my true, correct and complete Social Security or taxpayer identification number and that the information given in the immediately preceding sentence is true, correct and complete.

NON-UNITED STATES INVESTORS

         Under penalties of perjury, by signature below I hereby certify that I am not a citizen or resident of the United States and not a United States corporation, partnership, estate or trust.

         Please forward redemption proceeds by mail to me at:

___________________________________

___________________________________

___________________________________


  SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH
       UNITS ARE REGISTERED. Duly authorized persons should sign on behalf of entities.)

         Individual Limited Partner(s)

                            ____________________________________________________
                            Name(s) (please print)

                            Signature __________________________________________

                            Signature __________________________________________



         Partnership, Trust, Corporate of Other Entity Limited Partner(s):

                            ____________________________________________________
                            Name of Partnership, Trust, Corporation or
                            Other Entity  (please print)

                            By:_________________________________________________
                            Signature of partner, trustee or authorized officer

                            ____________________________________________________
                            Name of Partner, Trustee or Other Authorized Officer (please print)

                            ---------------------------------------------------
                            Title (please print)


         THIS REQUEST FOR REDEMPTION MUST BE MAILED TO THE FUND'S OFFICE
             BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, TOGETHER
         WITH THE CERTIFICATE(S) REPRESENTING THE UNITS TO BE REDEEMED.

                  SUBJECT TO COMPLETION, DATED OCTOBER 10, 2001



                                                                  PROSPECTUS AND
                                             STATEMENT OF ADDITIONAL INFORMATION


                          SHAFFER DIVERSIFIED FUND, LP
                        (A DELAWARE LIMITED PARTNERSHIP)

                      A MINIMUM OF 1,000 AND A MAXIMUM OF
                  25,000 UNITS OF LIMITED PARTNERSHIP INTEREST


                              PART ONE - PROSPECTUS
                                TABLE OF CONTENTS


                                                                           PAGE
Summary .................................................................... 1
Risk Factors................................................................ 4
Organizational Chart........................................................14
Financial Information.......................................................15
Conflicts of Interest / Fiduciary Responsibility of the General Partner.....16
Use of Proceeds.............................................................19
Fees, Compensation and Expenses.............................................20
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................................28
Qualitative Disclosure About Market Risk....................................30
The General Partner / Advisor...............................................30
Commodity Brokerage Arrangements............................................39
Plan of Distribution........................................................41
Investments by ERISA Accounts...............................................44
Distributions and Redemptions...............................................45
Trading Policies............................................................47
Summary of the Advisory Agreement...........................................49
Summary of the Limited Partnership Agreement................................51
Capitalization / Selected Financial Data....................................55
Federal Income Tax Considerations...........................................56
Forward-Looking Statements..................................................59
Legal Matters...............................................................60
Experts  ...................................................................60
Additional Information......................................................60
Index to Financial Statements...............................................F-1



                 PART TWO - STATEMENT OF ADDITIONAL INFORMATION
                                TABLE OF CONTENTS

                                                                           PAGE
Glossary and Definitions of Commodity Trading .............................. 3
Description of Commodity Trading ........................................... 7
Past Performance of the Advisor.............................................
Exhibits -
         Limited Partnership Agreement......................................A-1
         Subscription Requirements..........................................B-1
         Subscription Instructions;
           Subscription Agreement / Power of Attorney.......................C-1
         Request for Redemption.............................................D-1

                               - - - - - - - - - -

         Until __________, 2001 (ninety days after the date hereof), all dealers effecting transactions in the Units, whether or not participating in this distribution, are required to deliver a current copy of this Prospectus and the accompanying Statement of Additional Information. This is in addition to the obligation of dealers to deliver a Prospectus and accompanying Statement of Additional Information when acting as underwriters and with respect to their unsold allotments or subscriptions.


                            _________________, 2001

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Shaffer Asset Management, Inc., a New York corporation and the general partner of the Registrant (the "General Partner") will pay initial offering expenses of the Registrant as described in the Prospectus included in this Registration Statement.

Securities and Exchange Commission registration fee..........  $  6,600
National Association of Securities Dealers, Inc. filing fee..     2,000
Printing expenses............................................    20,000
Accounting fees and expenses.................................    45,000
Blue-sky fees and expenses (excluding legal fees)............     5,000
Legal fees and expenses......................................   120,000
Miscellaneous offering costs.................................     1,400
     Total...................................................  $200,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


         Article 2.5 of the Amended and Restated Agreement of Limited Partnership of the Registrant, which is included as Exhibit A to the Statement of Additional Information that accompanies the Prospectus which forms a part of this Registration Statement, provides for the indemnification by the Registrant of the General Partner, its controlling persons and former general partners in specified circumstances. Such indemnification is limited to claims arising from actions or omissions in which the person seeking indemnification was acting on behalf of or providing services to the Registrant, if the person seeking indemnification determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Registrant, if the person seeking the indemnification was acting on behalf of or performing services for the Registrant and if the liability or loss did not result from negligence or misconduct by the person seeking indemnification.

         Notwithstanding the above, no person will be indemnified by the Registrant for claims arising out of alleged violations of federal or state securities laws unless:

         o there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

         o the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

         o a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made; PROVIDED that the court has been advised of the position as to indemnification for violations of securities laws of the Securities and Exchange Commission and the securities administrators of the jurisdictions in which the claimant alleges to have been offered or sold units.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

         On August 30, 2000, one Unit of general partnership interest in the Registrant was sold to the General Partner and one Unit of limited partnership interest was sold to Daniel S. Shaffer, the sole shareholder and principal of the General Partner, in order to permit the filing with the Secretary of State of the State of Delaware of a Certificate of Limited Partnership for the Registrant. The sale of these Unit was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. No discounts or commissions were paid in connection with such sales, and no other purchasers or offerees were solicited. There have been no other unregistered sales of Units.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)      Exhibits.

         The following documents, unless indicated, are filed herewith and made a part of this Registration Statement.

 EXHIBIT NUMBER                              DESCRIPTION
 --------------                              -----------

1.1 Form of Selling Agent Agreement between Registrant and Berthel Fisher & Company Financial Services, Inc.


1.2*               Form of Selected Dealers Agreement


1.3                Form of Continuing Services Agreement


3.1*               Certificate of Limited Partnership of the Registrant.

3.2 Form of Amended and Restated Agreement of Limited Partnership of the Registrant (included as Exhibit A to the Statement of Additional Information that accompanies the Prospectus included in this Registration Statement).

3.3 Form of Request for Redemption (included as Exhibit D to the Statement of Additional Information that accompanies the Prospectus included in this Registration Statement).

4.1*               Specimen of Unit Certificate.

4.2 Exhibits 3.1, 3.2, 3.3 and 4.1 define the rights of security holders.
5.1 Form of Opinion of Morrison Cohen Singer & Weinstein, LLP relating to the legality of the Units.
8.1 Form of Opinion of Morrison Cohen Singer & Weinstein, LLP relating to federal income tax matters.

10.1* Form of Customer Agreement between the Registrant and ADM Investor Services, Inc.

10.2* Commodity Trading Authorization between the Registrant and Shaffer Asset Management, Inc.

10.3* Form of Advisory Agreement between the Registrant and Shaffer Asset Management, Inc.

10.4 Form of Subscription Agreement / Power of Attorney (included as Exhibit C to the Statement of Additional Information that accompanies the Prospectus included in this Registration Statement).

10.5* Form of Net Worth Agreement between Shaffer Asset Management, Inc., Daniel S. Shaffer and Bruce I. Greenberg.


10.6* Form of Escrow Agreement between the Registrant and The Chase Manhattan Bank.


23.1 Form of Consent of Morrison Cohen Singer & Weinstein, LLP (included in Exhibit 5.1 to this Registration Statement).

23.3               Consent of Anchin Block & Anchin LLP.

----------
*     Previously filed and not filed herewith.
**    To be filed by amendment.

         (b)      Financial Statement Schedules.

         No Financial Schedules are required to be filed herewith.


ITEM 17. UNDERTAKINGS.

         Subject to the limitations set forth in Item 512 of Regulation S-K under the Securities Act of 1933, as amended, the undersigned Registrant hereby undertakes:

                  (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (A)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933, as amended;

                           (B) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (C) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (ii) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

                  (iv) that, for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1), 424(b)(4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

                  (v) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 512(h) or otherwise, the Registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused Pre-Effective Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York on October 11, 2001.




                          SHAFFER DIVERSIFIED FUND, LP

                      By:      Shaffer Asset Management, Inc.
                               General Partner

                               By: /s/ Daniel S. Shaffer
                                   ---------------------
                                   Daniel S. Shaffer
                                   President

                               By: /s/ Bruce I. Greenberg
                                   ---------------------
                                   Bruce I. Greenberg
                                   Vice President and Chief Financial Officer




         Pursuant to the requirements of the Securities Act of 1933, as amended, Pre-Effective Amendment No. 5 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




          SIGNATURE                     NAME                         TITLE                    DATE
          ---------                     ----                         -----                    ----
/s/ Daniel S. Shaffer          Daniel S. Shaffer        President of General Partner    October 11, 2001
                                                        (chief executive officer)

/s/ Bruce I. Greenberg         Bruce I. Greenberg       Vice President and Chief        October 11, 2001
                                                        Financial Officer of General
                                                        Partner (chief accounting
                                                        officer)

                          SHAFFER DIVERSIFIED FUND, LP
                        (A DELAWARE LIMITED PARTNERSHIP)

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                                              DESCRIPTION
------                                              -----------

1.1 Form of Selling Agent Agreement between Registrant and Berthel Fisher & Company Financial Services, Inc.


1.2*               Form of Selected Dealers Agreement.


1.3                Form of Continuing Services Agreement.


3.1*               Certificate of Limited Partnership of the Registrant.

3.2 Form of Amended and Restated Agreement of Limited Partnership of the Registrant (included as Exhibit A to the Statement of Additional Information that accompanies the Prospectus included in this Registration Statement).

3.3 Form of Request for Redemption (included as Exhibit D to the Statement of Additional Information that accompanies the Prospectus included in this Registration Statement).

4.1*               Specimen of Unit Certificate.

4.2 Exhibits 3.1, 3.2, 3.3 and 4.1 define the rights of security holders.

5.1 Form of Opinion of Morrison Cohen Singer & Weinstein, LLP relating to the legality of the Units.

8.1 Form of Opinion of Morrison Cohen Singer & Weinstein, LLP relating to federal income tax matters.

10.1* Form of Customer Agreement between the Registrant and ADM Investor Services, Inc.

10.2* Commodity Trading Authorization between the Registrant and Shaffer Asset Management, Inc.

10.3* Form of Advisory Agreement between the Registrant and Shaffer Asset Management, Inc.

10.4 Form of Subscription Agreement / Power of Attorney (included as Exhibit C to the Statement of Additional Information that accompanies the Prospectus included in this Registration Statement).

10.5* Form of Net Worth Agreement among Shaffer Asset Management, Inc., Daniel S. Shaffer and Bruce I. Greenberg.


10.6* Form of Escrow Agreement between the Registrant and The Chase Manhattan Bank.


23.1 Form of Consent of Morrison Cohen Singer & Weinstein, LLP (included in Exhibit 5.1 to this Registration Statement).

23.3               Consent of Anchin Block & Anchin LLP.


-------------
*     Previously filed and not filed herewith.
**    To be filed by amendment.